                                                                  EXECUTION COPY


                                                                     Exhibit 2.1




- --------------------------------------------------------------------------------



                        Crown Cork & Seal Company, Inc.

                                      and

              Compagnie Generale d'Industrie et de Participations



                               ________________

                           EXCHANGE OFFER AGREEMENT

                           Dated as of May 22, 1995

                               ________________



- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Parties....................................................................   1

BACKGROUND.................................................................   1

TERMS......................................................................   2

1.    Agreement to Make Offer..............................................   2

      (a)  Agreement to Make Offer.........................................   2
      (b)  Terms; Exchange Ratio...........................................   3
      (c)  Conduct of the Offer; Amendment; Waiver.........................   4
      (d)  Restrictions on Amendment or
             Waiver of Offer...............................................   4
      (e)  Fractional Shares...............................................   5
      (f)  Adjustments to Exchange Ratio, etc..............................   5
      (g)  The U.K. Exchange Offer.........................................   5
      (h)  Company Options.................................................   6

2.    Agreement to Tender..................................................   7

      (a)  Tender..........................................................   7
      (b)  Third-Party Bids................................................   7

3.    Voting...............................................................   7

4.    Expiration...........................................................   8

5.    Warranties of Crown..................................................   8

      (a)  Organization and Qualification..................................   8
      (b)  Capitalization..................................................   8
      (c)  SEC Filings.....................................................   9
      (d)  Financial Statements............................................   9
      (e)  Absence of Certain Changes or Events............................  10
      (f)  Absence of Litigation...........................................  10
      (g)  Employee Benefit Plans..........................................  11
      (h)  Articles of Incorporation and By-laws...........................  12
      (i)  Taxes and Social Obligations....................................  12
      (j)  Authority Relative to this Agreement............................  13
      (k)  Consents and Approvals; No Violation............................  13
      (l)  Financial Advisors..............................................  14
      (m)  Delivery of Crown Common Stock and
             Crown Preferred Stock.........................................  15
      (n)  Registration Statement; Proxy Statement.........................  15
      (o)  Note d'Information, U.K. Filing; Etc............................  16

                                                                            Page
                                                                            ----

6.    Warranties of Shareholder............................................  16

      (a)  Ownership of Shares.............................................  16
      (b)  Authority Relative to this Agreement............................  17
      (c)  Consents and Approvals; No Violation............................  17
      (d)  Ownership of Crown Common Stock.................................  18
      (e)  Investment Intent...............................................  18
      (f)  Financial Advisors..............................................  19
      (g)  Note d'Information, U.K. Filing; Etc............................  19
      (h)  Registration Statement; Proxy Statement.........................  19
      (i)  Organizational Documents........................................  20
      (j)  Agreements......................................................  20

7.    Additional Covenants of Shareholder..................................  20

      (a)  Restriction on Transfer, Proxies and
             Non-Interference..............................................  20
      (b)  Additional Shares...............................................  20
      (c)  Dividends or Distributions......................................  20
      (d)  Proxy; Registration Statement; Note
             d'Information; Etc............................................  21
      (e)  Conduct of Company's Business...................................  21
      (f)  Access to Information Confidentiality...........................  22
      (g)  Tax Position; Restructuring.....................................  23
      (h)  Accountants.....................................................  23
      (i)  Supervisory Board...............................................  24
      (j)  Public Filings..................................................  24

8.    Additional Covenants of Crown........................................  24

      (a)  Crown Shareholder Meeting.......................................  24
      (b)  Listing.........................................................  25
      (c)  Conduct of Crown's Business.....................................  25
      (d)  Access to Information; Confidentiality..........................  26
      (e)  CBV Filing......................................................  26
      (f)  Proxy Statement and Registration Statement......................  27
      (g)  Note d'Information..............................................  27
      (h)  U.K. Exchange Offer.............................................  27
      (i)  Amendments......................................................  28
      (j)  By-Law Amendment................................................  28
      (k)  Accountants.....................................................  28

9.    Additional Covenants of Shareholder and Crown........................  28

      (a)  No Solicitation.................................................  28
      (b)  Filings.........................................................  29
      (c)  Consents; Approvals.............................................  30
      (d)  Cooperation.....................................................  31
      (e)  Disclosure......................................................  31

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                                                                            ----

      (f)  Shareholders Agreement..........................................  31
      (g)  Notification....................................................  31

10.   Conditions to Obligations of Crown...................................  32

      10.1. Conditions to Obligation of Crown
              to Make the Exchange Offers..................................  32

            (a)  Warranties................................................  32
            (b)  Agreements and Covenants..................................  32
            (c)  Consents Obtained.........................................  32
            (d)  Shareholder Approval......................................  32
            (e)  Registration Statement;
                   Securities Laws.........................................  33
            (f)  No Injunctions or Restraints;
                   Illegality..............................................  33
            (g)  Due Diligence.............................................  33
            (h)  Status of the Company.....................................  33
            (i)  Access to Information;
                   Confidentiality.........................................  34
            (j)  Dividends and Other Distributions.........................  34
            (k)  Market Matters............................................  35
            (l)  Listing...................................................  35
            (m)  Change of Control.........................................  35

      10.2. Conditions to the Obligations of
              Crown to Acquire the Common Stock
              Tendered Pursuant to the Exchange
              Offers.......................................................  35

11.   Conditions to Obligations of Shareholder.............................  36

      (a)  Warranties......................................................  36
      (b)  Agreements and Covenants........................................  36
      (c)  Consents Obtained...............................................  36
      (d)  Shareholder Approval............................................  36
      (e)  Registration Statement; Securities Laws.........................  37
      (f)  No Injunctions or Restraints; Illegality........................  37
      (g)  Due Diligence...................................................  37
      (h)  Access to Information; Confidentiality..........................  37
      (i)  Rating..........................................................  38
      (j)  Miscellaneous...................................................  38
      (k)  Listing.........................................................  38
      (l)  SLF.............................................................  38
      (m)  Change of Control...............................................  39

12.   Further Assurances...................................................  39

13.   Termination..........................................................  39

                                                                            Page
                                                                            ----

14.   Expenses.............................................................  44

15.   Miscellaneous........................................................  46

      (a)  Entire Agreement; Assignment; No
             Third-Party Beneficiaries.....................................  46
      (b)  Amendments......................................................  46
      (c)  Governing Law...................................................  46
      (d)  Specific Performance............................................  46
      (e)  Counterparts....................................................  46
      (f)  Descriptive Headings............................................  47
      (g)  Severability....................................................  47
      (h)  Notices.........................................................  47
      (i)  No Waiver.......................................................  48
      (j)  Nonsurvival of Warranties.......................................  48
      (k)  Consent to Jurisdiction and Service
             of Process....................................................  49

16.   Definitions..........................................................  49

      (a)  Additional Crown Information....................................  49
      (b)  Additional Company Information..................................  50
      (c)  Affiliate.......................................................  50
      (d)  BALO Announcement...............................................  50
      (e)  Beneficial Owner................................................  50
      (f)  Business Day....................................................  50
      (g)  CBV.............................................................  51
      (h)  Closing.........................................................  51
      (i)  Closing Date....................................................  51
      (j)  COB.............................................................  51
      (k)  Commencement Date...............................................  51
      (l)  Company Disclosure Information..................................  51
      (m)  Due Diligence Period............................................  51
      (n)  Exchange Act....................................................  51
      (o)  Filing Date.....................................................  51
      (p)  London Stock Exchange...........................................  52
      (q)  French Market Day...............................................  52
      (r)  Group...........................................................  52
      (s)  Market Closing Price............................................  52
      (t)  Material Adverse Effect.........................................  52
      (u)  Noon Buying Rate................................................  52
      (v)  NYSE............................................................  52
      (w)  Outstanding Common Stock........................................  52
      (x)  Paris Stock Exchange............................................  52
      (y)  Person..........................................................  53
      (z)  SBF.............................................................  53
      (aa) SEC.............................................................  53
      (ab) Securities Act..................................................  53
      (ac) Subsidiaries....................................................  53

                                                                            Page
                                                                            ----

      (ad) SLF.............................................................  53
      (ae) United States GAAP
      (af) Voting Power....................................................  53
      (ag) $...............................................................  53

Annex 1 - Amendments to Articles of Incorporation
Annex 2 - Amendments to By-Laws
Annex 3 - Shareholders Agreement
Annex 4 - Certain Statements Regarding the Company

                           EXCHANGE OFFER AGREEMENT
                           ------------------------


          This is an EXCHANGE OFFER AGREEMENT (this "Agreement"), dated as of May 22, 1995, between Crown Cork & Seal Company, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania, U.S.A. ("Crown"), and Compagnie Generale d'Industrie et de Participations, a societe anonyme (Registre
                                                       ---------------  --------
du Commerce et des Societes No. B 308 389 519) organized under the laws of the
- ---------------------------
Republic of France ("Shareholder").

                                  Background
                                  ----------

          A. Shareholder, directly and through its Subsidiaries, is the record and beneficial owner of 26,188,956 shares of common stock, FF10 par value per share (the "Common Stock") of CarnaudMetalbox, a societe anonyme (Registre du
                                                 ------- -------  -----------
Commerce et des Societes No. B 775 721 996) organized under the laws of the
- ------------------------
Republic of France (the "Company"). Crown and Shareholder desire that, as part of a business combination of Crown and the Company, Crown (or a wholly-owned Subsidiary of Crown) make a public exchange offer in France as an Offre Publique
                                                                  --------------
d'Echange (the "Offer", which term shall include any subsequent public exchange
- ---------
offer made by Crown (or such Subsidiary) on the same terms as the original Offer or such modified terms as would be permitted pursuant to this Agreement in the case of a modification of the terms of the original Offer), for all of the Outstanding Common Stock. Shareholders of the Company will be offered a choice in the Offer for each then outstanding share of Common Stock between (i) 1.065 units (each, a "Unit"), each consisting of (x) .75 shares of Crown's Common Stock, $5.00 par value per share (the "Crown Common Stock"), and (y) .25 shares of Crown's 4.5% Cumulative Convertible Preferred Stock, with a par value per share equal to the average of the Market Closing Price per share of Crown Common Stock for the most recent 20 business days on which trading of Crown Common Stock has occurred prior to the Measurement Date (in each case, as defined below), the terms of which are set forth in Annex 1 hereto (the "Crown Preferred Stock"), and (ii) cash in an amount of FF 225 per share of Common Stock (the "Cash Election Price"). The Crown Common Stock and the Crown Preferred Stock making up each Unit will be separately transferrable. The ratio of 1.065 Units for each share of Common Stock, as such ratio shall be adjusted pursuant to the terms of this Agreement, is hereinafter referred to as the "Exchange Ratio".

          B. In addition to the Offer, Crown has undertaken, subject to the terms of this Agreement, to launch an exchange offer in the United Kingdom (the "U.K. Exchange Offer") which, to the extent permitted by law, shall be on terms identical to the Offer (the Offer and the U.K. Exchange Offer are together referred to as the "Exchange Offers").

          C. As of the date hereof, Shareholder beneficially owns, directly and through its indirectly wholly-owned Subsidiary Camebo B.V. ("Camebo"), the number of shares of Common Stock set forth in Section A above (such shares of Common Stock together with any other shares of Common Stock acquired after the date hereof and prior to the termination hereof, whether arising from exercise of options, receipt of dividends, conversion of convertible securities or otherwise, and as adjusted by any stock split or similar event, being collectively referred to herein as the "Shares").

          D. As a condition to its willingness to make the Offer, Crown has asked that Shareholder agree, and Shareholder has agreed, all as more fully set forth herein and subject to the terms and conditions hereof, to (i) validly tender its Shares, and cause its Subsidiaries to validly tender their shares, in the Offer and elect to receive only Units and (ii) enter into a Shareholders' Agreement with Crown with respect to Shareholder's relationship with Crown.

                                     TERMS
                                     -----

          In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Crown and Shareholder agree as follows:

          1.  Agreement to Make Offer.
              -----------------------

          (a)  Agreement to Make Offer.  Subject to the satisfaction or waiver
               -----------------------
of the conditions set forth in Section 10.1 hereof, Crown or a wholly-owned Subsidiary of Crown shall undertake the Offer in accordance with articles 5-1-1 to 5-2-27 of the Reglement General of the Conseil des Bourses de Valeurs and all
                 -------------------------------------------------------
other applicable provisions of French law and regulation for all of the Outstanding Common Stock. The Offer shall remain open for the minimum number of days required by applicable French law and regulation. The Offer shall provide that the acceptance by Crown of Common Stock tendered in the Offer shall be conditioned only upon the number of shares of Common Stock validly tendered and not withdrawn prior to the expiration of the Offer being at least equal to a majority of the Voting Power based on the number of shares of Outstanding Common Stock on the date prior to the Filing Date, assuming loss of all double voting rights with respect to the shares of Common Stock acquired by Crown or its Subsidiaries (the "Minimum Condition").

          (b)  Terms; Exchange Ratio.  (i) The terms of the Offer shall provide
               ---------------------
that all of the Outstanding Common Stock may be tendered by the holder thereof and, subject to the terms and conditions set forth in the Offer, shall entitle such tendering holder to receive for each share of Common Stock validly tendered and not withdrawn, at such holder's election, (x) a number of Units equal to the Exchange Ratio as adjusted pursuant to this Section 1(b) or (y) the Cash Election Price in cash, in French francs and without interest.

       (ii) If the Average Crown Common Stock Price is greater than FF 211.27 per share (the "Initial Price") but less than FF 232.39 per share (110% of the Initial Price), then the Exchange Ratio will be adjusted downward accordingly. If the Average Crown Common Stock Price is greater than or equal to FF 232.39 per share (110% of the Initial Price), the Exchange Ratio will be adjusted as though the Average Crown Common Stock Price were equal to FF 232.39 (110% of the Initial Price).

       (iii) If the Average Crown Common Stock Price is less than the Initial Price but greater than FF 190.14 per share (90% of the Initial Price), then the Exchange Ratio will be adjusted upward accordingly. If the Average Crown Common Stock Price is equal to or less than FF 190.14 per share (90% of the Initial Price), the Exchange Ratio will be adjusted as though the Average Crown Common Stock Price were equal to FF 190.14 (90% of the Initial Price).

       (iv) In any case where the Exchange Ratio is to be adjusted pursuant to subparagraph (ii) or (iii) of this paragraph (b), the adjusted Exchange Ratio will be calculated by applying the following formula: the adjusted Exchange Ratio equals the Exchange Ratio multiplied by the fraction of which the numerator is the Initial Price and the denominator of which is the Average Crown Common Stock Price.

       (v) For purposes of this Agreement: the "Average Crown Common Stock Price" shall be the average French franc Crown Common Stock Price (as defined below) for the most recent 20 business days on which trading of Crown Common Stock has occurred prior to the Measurement Date; and the

"Measurement Date" shall be the business day before the Filing Date. The "French Franc Crown Common Stock Price", for any particular business day, shall be the product of (x) the Market Closing Price per share of Crown Common Stock, in U.S. dollars, and (y) the Noon Buying Rate for such business day (or if there was no trading in such currencies on such business day, the most recent day on which trading of the French franc and U.S. dollar has occurred).

          (c)  Conduct of the Offer; Amendment; Waiver.  Subject to the
               ---------------------------------------
applicable securities and takeover laws and the regulations of the SEC, COB, CBV, SBF and any other administrative, governmental or regulatory authority with jurisdiction over the subject matter hereof, Crown expressly reserves the right, in its sole discretion, at any time and from time to time, and regardless of whether or not any of the conditions set forth in Sections 10.1 and 10.2 hereof shall have been satisfied or waived by Crown, to (i) extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Common Stock validly tendered and not withdrawn, and (ii) subject to Section 1(d) below, amend the Offer (including the Exchange Ratio and the Minimum Condition) in any respect by surenchere or otherwise. In any case
                                         ----------
where the terms of the Offer are modified, any such modification shall be effected such that the implied value of the number of Units offered in exchange for one share of Common Stock remains equal to the Cash Election Price per share of Common Stock under terms of the Offer as so modified. Subject to the provisions of this Agreement, if by the expiration of the Offer any or all of the conditions to the Offer have not been satisfied, Crown reserves the right (but shall not be obligated) to (i) terminate the Offer and return all tendered Common Stock to tendering shareholders, (ii) extend the Offer and, subject to the terms of the Offer (including the rights of shareholders to withdraw their Common Stock), retain the Common Stock which has been tendered and is not subsequently withdrawn until the termination of the Offer, as extended, or (iii) commence another Offer. Crown shall have no obligation to pay interest on the purchase price of tendered Common Stock.

          (d)  Restrictions on Amendment or Waiver of Offer.  Without the prior
               --------------------------------------------
written consent of Shareholder, Crown will not decrease the Cash Election Price or the Exchange Ratio as adjusted pursuant to Sections 1(b)(ii) or (iii), decrease the number of shares of Common Stock being sought in the Offer, change the form of consideration payable in the Offer or make any other change in the terms or conditions of the Offer which is adverse to the holders of Common Stock

(including, without limitation, any change that would cause Shareholder or Camebo to recognize taxable gain or loss in the Offer or in any subsequent conversion of the Crown Preferred Stock into Crown Common Stock); provided, that an increase in the value of the consideration offered in the Offer shall not be deemed to constitute an adverse change solely because it increases the gain or diminishes the loss that holders of Common Stock would otherwise be required to recognize for tax purposes irrespective of such increase in consideration. Except as provided below with respect to the Minimum Condition, the parties agree that a waiver by Crown of any condition to the Offer in whole or in part at any time and from time to time in its discretion shall not be deemed to be adverse to any holder of Common Stock. Notwithstanding anything in paragraph
(c) above or this paragraph (d) to the contrary, Crown shall not reduce or waive the Minimum Condition.

          (e)  Fractional Shares.  No fraction of a share of Crown Common Stock
               -----------------
or Crown Preferred Stock will be issued in the Offer, but, in lieu thereof, each holder of Common Stock who would otherwise be entitled to a fraction of a share of Crown Common Stock or Crown Preferred Stock (after aggregating all fractional shares of Crown Common Stock or Crown Preferred Stock to be received by the holder), as the case may be, will be entitled to receive from Crown an amount of cash in French francs (rounded to the nearest whole French franc) equal to the product of (i) such fraction and (ii)(a) 75% of the Cash Election Price, in the case of a fractional share of Crown Common Stock or (b) 25% of the Cash Election Price, in the case of a fractional share of Crown Preferred Stock.

          (f)  Adjustments to Exchange Ratio, etc.  The Exchange Ratio, the
               ----------------------------------
components of a Unit, the Cash Election Price and the other terms of the Offer will be adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution to shareholders of securities convertible into Crown Common Stock or Crown Preferred Stock or Common Stock), recapitalization, or other like change with respect to Crown Common Stock or Crown Preferred Stock or Common Stock occurring after the date of this Agreement and prior to the Filing Date.

          (g)  The U.K. Exchange Offer.  Crown or a wholly-owned Subsidiary of
               -----------------------
Crown shall launch the U.K. Exchange Offer on, or as promptly as practicable after, the Commencement Date (unless Crown shall have determined in its good faith judgment that such U.K. Exchange Offer is not necessary after consultation with Shareholder). The U.K.

Exchange Offer shall be made, to the extent legally permissible, on the same terms as the Offer, provided that the Cash Election Price in the U.K. Exchange
                    --------
Offer shall be payable in French francs or, at Crown's option, in pounds sterling (translated from French francs at the exchange rate in effect on the Closing Date (as published in the Dow Jones Telerate Inc. currency cross-rates published in the Wall Street Journal (U.S. edition)). Crown shall cause the U.K. Exchange Offer to be carried out in accordance with all applicable requirements of United Kingdom law and regulation. In the event that it is determined that a U.K. Exchange Offer is not required, all references to the U.K. Exchange Offer in this Agreement shall be null and void.

          (h)  Company Options.  Subject to applicable law and regulation, and
               ---------------
subject to the terms of the Company's employee stock options, Crown shall make an offer to each holder of the Company's employee stock options outstanding on the date of this Agreement, and each holder of the New Options and the 1994 Options to the extent issued in accordance with this Agreement (the outstanding options, the New Options and the 1994 Options are collectively referred to as the "Outstanding Options") in respect of the Common Stock for which such Outstanding Options have not been exercised as of the Closing Date, to settle such holder's options, at the sole discretion of Crown, (i) for cash at a price per share of Common Stock equal to the Cash Election Price to the extent such options are "in the money", provided that Crown shall indemnify the holder
                            --------
against all tax claims and liabilities resulting from such settlement, (ii) by issuing options on Crown Common Stock that are exercisable at such price as Crown determines not in excess of the then current market price for Crown Common Stock that preserve, to the fullest extent practical, the provisions of such holder's options as to the duration of such options, the conditions for vesting of such options and the conditions for exercise of such options or (iii) by offering a choice to the holder of (i) or (ii), or a combination of (i) and (ii) in a proportion to be agreed between Crown and the option holder, provided that
                                                                  --------
in the cases described in this clause (iii) Crown shall have no obligation to indemnify a holder who elects cash from any tax claims and liabilities resulting from such settlement. In addition, subject to applicable law and regulation, to the extent any employee or former employee of the Company is prohibited under applicable law or regulation from transferring Common Stock received upon exercise of options, Crown shall, on the date such employee or former employee is permitted to transfer such Common Stock, offer such employee or former employee the right to tender such Common Stock to Crown for Units (in an amount determined by applying the Exchange

Ratio as adjusted on the Measurement Date, and provided Crown Preferred Stock is then outstanding) or cash in an amount equal to the Cash Election Price, in each case on the same basis offered in the Offer. Subject to compliance with the foregoing, nothing herein shall limit Crown with respect to restricting or terminating such options as agreed between Crown and the holders of such options.

          2.  Agreement to Tender.
              -------------------

          (a)  Tender.  Subject to the satisfaction or waiver on or prior to the
               ------
Filing Date of the conditions set forth in Section 11 hereof, Shareholder will validly tender, and will cause Camebo to validly tender, and not withdraw all Shares beneficially owned by Shareholder and Camebo pursuant to the Offer on or before the second French Market Day after the Commencement Date and will irrevocably elect, and cause Camebo to irrevocably elect (pursuant to the procedures specified in the Offer and described in Section 1(b) hereof), to receive only Units in consideration for such Shares. Notwithstanding the foregoing, Shareholder agrees that, at the direction of Crown, it will elect pursuant to the Offer to receive the Cash Election Price in consideration for one Share validly tendered and not withdrawn and to receive Units in consideration for the remainder of the Shares validly tendered and not withdrawn.

          (b)  Third-Party Bids.  Notwithstanding anything to the contrary
               ----------------
contained herein, Shareholder shall at all times retain the right to withdraw its shares previously tendered into the Offer and to tender its Shares, and to cause Camebo to tender their Shares, into a tender offer or exchange offer launched by a third party for all of the outstanding Common Stock (a "Third Party Bid") provided that (i) the Third Party Bid has a greater value than the value of the Offer and Crown has not increased the Offer, as permitted under Sections 1(c) and 1(d) above, to match the Third Party Bid; and (ii) Crown is
                                                            ---
unable to demonstrate to Shareholder that, immediately prior to the scheduled expiration of the Offer, the Minimum Condition will be satisfied (taking into account the Shares).

          3.  Voting.  At any annual or special, ordinary or extraordinary
              ------
meeting of the shareholders of the Company however called, Shareholder shall vote the Shares against (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (ii) a sale or transfer of a material amount of assets of the Company or any of its Subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its

Subsidiaries; (iii) any change in a majority of the directors or the Supervisory Board of the Company, except as otherwise agreed to in writing by Crown; (iv) any material change in the present capitalization of the Company (other than (x) relating to the Faba transaction, (y) the issuance of New Options and the 1994 Options in accordance with this Agreement and (z) the amendment to the statuts,
                                                                       -------
in each case described in the BALO Announcement) or any material change in the dividend policy of the Company; (v) any action which would cause any of Shareholder's representations and warranties to become untrue in any material respect or any condition to the obligations of Shareholder or Crown to remain unsatisfied; and (vi) any other material change in the Company's corporate structure or business, in each case (i) to (vi) to the extent such action or agreement would impede, interfere with, delay, postpone or attempt to discourage the Offer or the consummation of the transactions contemplated by this Agreement.

          4.  Expiration.  This Agreement, Crown's obligation to make the
              ----------
Exchange Offers pursuant hereto, and Shareholder's obligation to tender its Shares and to cause Camebo to tender its Shares pursuant to the Offer, shall terminate on the Expiration Date. As used herein, the term "Expiration Date" means the first to occur of (i) the first date on which the Offer has been successfully consummated (and the Closing Date with respect thereto shall have occurred) or has expired, and (ii) termination in accordance with Section 13.

          5.  Warranties of Crown.  Crown hereby warrants to Shareholder as
              -------------------
follows:

          (a)  Organization and Qualification.  Crown is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted. Crown is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect on Crown.

          (b)  Capitalization.  As of the date of this Agreement, the authorized
               --------------
capital stock of Crown consists of 120,000,000 shares of Crown Common Stock. As of the date of this Agreement, (i) 90,220,924 shares of Crown Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid, and nonassessable, (ii) 28,269,890 shares of Crown Common Stock were held in the treasury of Crown or owned by Subsidiaries of Crown, and (iii) 2,119,900 options to acquire shares of Crown Common Stock have been granted and are outstanding under Crown's various employee stock option plans. Except as set forth in this paragraph (b), as of the date hereof, there are no subscriptions, options, warrants, or other rights, convertible securities, agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock of Crown to which Crown or any of its material Subsidiaries is a party, or by which any of their properties are bound or affected, or obligating Crown or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Crown.

          (c)  SEC Filings.  Crown has filed all forms, reports, and documents
               -----------
required to be filed with the SEC since December 31, 1993, and has made available to Shareholder (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1993 and 1994, (ii) all proxy statements relating to meetings of Crown's shareholders (whether annual or special) held since December 31, 1993, (iii) all quarterly reports on Form 10-Q and current reports on Form 8-K filed by Crown with the SEC since December 31, 1993, (iv) all registration statements filed by Crown with the SEC since December 31, 1993 (other than registration statements on Form S-8 relating to employee benefit plans of Crown and Form S-3 Registration Statements relating solely to the issuance of non-convertible debt securities), and (v) all amendments and supplements to these reports and registration statements filed by Crown with the SEC. Crown will file with the SEC and make available to the Company all forms, reports, and documents required to be filed with the SEC between the date of this Agreement and the Expiration Date. The forms, reports, and documents referred to in this paragraph are referred to collectively as the "Crown SEC Reports". The Crown SEC Reports (including, without limitation, any financial statements or schedules included therein) (i) were and will be prepared in compliance, in all material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not at the time of filing (or, if amended, supplemented, or superseded by a filing prior to the date of this Agreement, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, none of Crown's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

          (d)  Financial Statements.  Each of the consolidated financial
               --------------------
statements (including, in each case, any related notes and schedules thereto) contained in the Crown SEC Reports was or will be prepared in accordance with United States GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each of them does or will present fairly in all material respects the consolidated financial position of Crown and its Subsidiaries at their respective dates and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in any Quarterly Reports on Form 10-Q were or are subject to normal and recurring year-end adjustments that were not or are not expected to be material in amount.

          (e)  Absence of Certain Changes or Events.  Except as disclosed in the
               ------------------------------------
Crown SEC Reports filed with the SEC prior to the date of this Agreement, disclosed in the Additional Crown Information or as contemplated by this Agreement, since December 31, 1994, (i) there has been no Material Adverse Effect on Crown, (ii) the businesses of Crown and each of its Subsidiaries have been conducted only in the ordinary course, consistent with past practice; (iii) neither Crown nor any of its Subsidiaries has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement outside the ordinary course of business;
(iv) Crown and its Subsidiaries have not increased in any material respect the compensation of any officer or granted any general salary or benefits increase to their employees other than in the ordinary course of business; and (v) there has been no declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of Crown.

          (f)  Absence of Litigation.  There are no civil, criminal, or
               ---------------------
administrative claims, actions, suits, proceedings, or investigations pending or, to the knowledge of Crown, threatened against Crown or any of its Subsidiaries, or involving any properties or rights of Crown or any of its Subsidiaries, before any court, arbitrator, or administrative, governmental, or regulatory authority, domestic or foreign, that, individually or in the aggregate, have had or are likely to have a Material Adverse Effect on Crown. There are no judgments, decrees, injunctions, rules, or orders of any governmental entity or arbitrator outstanding against Crown or any of its Subsidiaries that have had or are likely to have a Material Adverse Effect on Crown.

          (g)  Employee Benefit Plans.
               ----------------------

          (i) The obligations and liabilities of Crown and its Subsidiaries under retirement, pension, profit sharing, savings, deferred compensation, supplemental retirement, bonus, incentive, stock purchase, stock ownership, stock option, severance, health, life insurance, disability, fringe benefit and other material employee benefit plans, programs, or arrangements, and any current or former executive employment, compensation, severance, consulting, noncompetition, or indemnification agreements, whether written or unwritten, funded or unfunded (x) maintained, sponsored, administered or contributed to by Crown or any of its Subsidiaries, or (y) with respect to which Crown or any of its Subsidiaries has any liability (together, the "Crown Employee Plans") have been properly accrued and reflected in the financial statements of Crown and its consolidated Subsidiaries for the fiscal year ended December 31, 1994 (the "1994 Financial Statements") in accordance with United States GAAP in all material respects.

          (ii) Except for the liabilities accrued and reflected in the 1994 Financial Statements, there are no material unfunded liabilities existing with respect to any Crown Employee Plan.

          (iii) All of the Crown Employee Plans have been operated and administered in material compliance with their terms and are in material compliance with the laws and governmental rules and regulations applicable to them (including all applicable requirements for notification to participants and governmental or regulatory authorities), and Crown and each of its Subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or in violation of, any of the Crown Employee Plans.

          (iv) All contributions to, and payments from, any Crown Employee Plan required pursuant to applicable laws, rules and regulations, the terms of the Crown Employee Plan, or any collective bargaining agreement have been made on or before their due dates. All such contributions to, and all payments from, the Crown Employee Plans have been properly accrued in accordance with United States GAAP.

          (v) Neither Crown nor any of its Subsidiaries has taken any action with respect to any Crown Employee Plan that will increase materially the expense of maintaining such Crown Employee Plan above the level of expense reflected in the 1994 Financial Statements.

          (vi) Except for claims for benefits in the normal operation of the Crown Employee Plans, there is no litigation, proceeding, investigation, audit, assessment, complaint or proceeding of any kind in any court or governmental agency with respect to any Crown Employee Plan which is reasonably likely to have a Material Adverse Effect on Crown and its Subsidiaries, taken as a whole.

          (vii) Neither Crown nor any of its Subsidiaries has taken any action with respect to any Crown Employee Plan (including but not limited to the recognition of the transaction contemplated by this Agreement as a change of control) that will cause a material discretionary acceleration or increase in the vesting, exercisability, or benefits provided by any such Crown Employee Plan.

          (h)  Articles of Incorporation and By-laws.  Crown has heretofore
               -------------------------------------
delivered to Shareholder a complete and correct copy of its Articles of Incorporation and of its By-laws, each as amended to the date hereof. Crown is not in violation of any of the provisions of its Articles of Incorporation or By-laws, and its Articles of Incorporation and By-laws as so delivered, have not been amended, modified, or rescinded and remain in full force and effect; provided that Crown's Articles of Incorporation will have been amended as set
- --------
forth on Annex 1 hereto and to include an "opt out" from the provisions of Chapter 25, Subchapter E of the Pennsylvania Business Corporation Law in a form to be mutually agreed between the parties to this Agreement (the "New Articles") prior to the successful consummation of the Offer and Crown's By-laws will be amended on and as of the Closing Date as set forth in Annex 2 hereto (the "By-law Amendment"), and except as contemplated pursuant to Section 8(c) hereof.

          (i)  Taxes and Social Obligations.  Crown and each of its material
               ----------------------------
Subsidiaries (i) has timely and correctly filed all material returns and reports relating to Taxes (as defined below) required to be filed by it in the manner required by the relevant taxing authorities (collectively, "Returns") and (ii) has timely paid all Taxes shown to be due on such Returns and all material Taxes for which no return was required to be filed. The financial statements included in the Crown SEC Reports and the 1994 Financial Statements, to the extent required by United States GAAP, each reflect an adequate reserve for all Taxes payable by Crown and its Subsidiaries for all taxable periods and portions thereof through the date of such financial state-ments. No material deficiencies for any Taxes have been proposed, asserted or assessed against Crown or any of its Subsidiaries and no requests for waivers of the time to assess such Taxes are pending. "Taxes" shall include, but not be limited to, all income, property, sales, excise, social security and other taxes, tariffs or governmental charges of any nature whatsoever.

          Neither Crown nor any of its material Subsidiaries (i) is, as of the date of this Agreement, the subject of any inquiry, investigation or audit relating to Taxes or (ii) has received notice of any proposed inquiry, investigation or audit relating to Taxes which is reasonably likely to have a Material Adverse Effect on Crown.

          (j)  Authority Relative to this Agreement.  Crown has all requisite
               ------------------------------------
corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Crown of this Agreement and the consummation by Crown of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Crown (including the approval by the Board of Directors of Crown of the transactions contemplated by this Agreement and all subsequent conversions of the Preferred Stock such that Shareholder shall not be subject to Subchapter F of Chapter 25 of the Pennsylvania Business Corporation
Law) subject to obtaining the requisite shareholder approvals and, except for such shareholder approvals, no other corporate proceedings on the part of Crown are necessary to authorize this Agreement or to consummate the transactions so contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Crown and, assuming this Agreement constitutes a valid and binding obligation of Shareholder, this Agreement constitutes a valid and binding agreement of Crown enforceable against Crown in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

          (k)  Consents and Approvals; No Violation.  Neither the execution and
               ------------------------------------
delivery of this Agreement by Crown nor the performance by Crown of its obligations hereunder will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of Crown, except that the
                                                                ------
transactions contemplated hereby may not be consummated without receipt of the Crown Shareholder Approvals (as defined below); (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (v) such articles of amendment as may be required to be filed with the Secretary of State of the Commonwealth of Pennsylvania in connection with the adoption of the New Articles at the Crown Shareholder Meeting (as defined below), (w) in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), EC Council Regulation 4064/89 and such other filings as may be required by the antitrust or competition laws, rules or regulations of the United States, France, the European Union and any other applicable jurisdiction,
(x) as may be required to be filed with the Direction du Tresor in connection
                                            -------------------
with the approval of Crown's acquisition of the Shares or the Common Stock or as may be required to be filed by the investment laws, rules or regulations of any other applicable jurisdiction, (y) such filings and approvals as may be required under the "blue sky", takeover, company or securities and stock exchange laws, rules or regulations of the United States, France (including the regulations of the COB, CBV and SBF), the United Kingdom, the European Union, and any other applicable jurisdiction, or (z) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not (A) prevent or delay consummation of the transactions contemplated by this Agreement, (B) otherwise prevent or delay Crown from performing its obligations under this Agreement, or (C) individually or in the aggregate, have a Material Adverse Effect on Crown; (iii) except as disclosed in writing by Crown to Shareholder prior to the execution of this Agreement, result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Crown or any of its Subsidiaries is a party or by which any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not result in a Material Adverse Effect on Crown or materially impair or delay Crown's ability to perform its obligations hereunder; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Crown, any of its Subsidiaries or any of their respective assets, except for violations which would not result in a Material Adverse Effect on Crown or materially impair or delay Crown's ability to perform its obligations hereunder.

          (l)  Financial Advisors.  No investment banker, broker, finder, or
               ------------------
financial advisor other than CS First

Boston Inc. is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Crown and, except as provided in Section 14(c)(2), such fees or commissions of CS First Boston Inc. shall be paid by Crown.

          (m)  Delivery of Crown Common Stock and Crown Preferred Stock.  The
               ---------------------------------------------------------
issue and delivery to Shareholder of shares of Crown Common Stock and Crown Preferred Stock in connection with the transactions contemplated hereby have been duly authorized by all requisite corporate action of Crown, subject to the receipt by Crown of the requisite approvals of its shareholders. The shares of Crown Common Stock and Crown Preferred Stock, as and when issued and delivered to Shareholder pursuant to this Agreement, and upon receipt by Crown of the Common Stock tendered and exchanged therefor, will be validly issued and outstanding, fully paid and non-assessable, and the holders of Common Stock who tender for Units will receive good and marketable title to such shares of Crown Common Stock and Crown Preferred Stock, free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, charges, preemptive rights or other encumbrances of any nature whatsoever, except such as may have been created by such tendering holder.

          (n)  Registration Statement; Proxy Statement.  The information to be
               ---------------------------------------
supplied by or on behalf of Crown for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective, at the Filing Date, the Commencement Date or the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information to be supplied by or on behalf of Crown for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Crown Shareholder Meeting, at the Filing Date, the Commencement Date and the Closing Date, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Crown Shareholder Meeting that has become false or misleading. If any event relating to Crown or any of its affiliates, officers, or directors is discovered by Crown that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Crown will promptly inform Shareholder.

          (o)  Note d'Information, U.K. Filing; Etc.  The information supplied
               -------------------------------------
by or on behalf of Crown for inclusion in the Note d'Information to be filed in connection with the Exchange Offers (the "Note d'Information"), the CBV Filing, the U.K. Filing and all other filings made in connection with the Exchange Offers will not, at the time such filings receive the regulatory approval or clearance required by applicable law, at the Filing Date, the Commencement Date or the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          6.  Warranties of Shareholder.  Shareholder hereby warrants to Crown
              -------------------------
as follows:

          (a)  Ownership of Shares.  The Shares are owned, directly and through
               -------------------
Camebo, of record and beneficially by Shareholder, free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, charges, or other encumbrances of any nature whatsoever; provided,
                                                                 --------
however, that 2,464,000 Shares held of record through Camebo are pledged (the
- -------
"Pledge") to secure outstanding indebtedness of Shareholder's Subsidiaries;

provided, further, that the Pledge will not exist on the Closing Date. The
- --------  -------
Shares constitute all of the shares of Common Stock owned of record or beneficially by Shareholder and its affiliates. The transfer of the Shares to Crown against payment therefor on the Closing Date pursuant to the Offer as provided in this Agreement, will pass good and marketable title to such Shares, free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, charges, or other encumbrances of any nature whatsoever other than those created by Crown. Shareholder has sole voting power and sole power of disposition, in each case directly or through its Subsidiaries, with respect to all of the Shares, and there are no restrictions on Shareholder's rights of disposition pertaining thereto, other than in the shareholders' agreement, dated April 1, 1993, with Parfinance, a copy of which has been provided to Crown prior to the date of this Agreement. The transactions contemplated by this Agreement will not affect the voting rights of any of the Shares; provided, however, that Crown shall not be entitled to double
                   --------  -------
voting rights with respect to the Shares. Shareholder is not a party to or otherwise bound by any voting agreement or restriction which affects the voting rights of the Shares. Shareholder has entered into an amendment agreement with Parfinance amending their agreement of April 1, 1993, whereunder Shareholder has obtained from Parfinance a waiver from any right of first refusal with respect to, or other right to purchase, the Shares which may arise as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, and has agreed with Parfinance to a termination of their shareholders' agreement dated April 1, 1993, upon the successful completion of the Offer as indicated by the publication of the avis of the SBF. A copy of such amendment agreement has
                       ----
been provided to Crown prior to the date of this Agreement.

          (b)  Authority Relative to this Agreement.
               ------------------------------------

          Shareholder is a societe anonyme duly organized, validly existing and
                           ------- -------
in good standing under the laws of the Republic of France and has the requisite corporate power and authority to carry on its business as it is now being conducted. Shareholder has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Shareholder of this Agreement and the consummation by Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Shareholder and no other corporate proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions so contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Shareholder and, assuming this Agreement constitutes a valid and binding obligation of Crown, this Agreement constitutes a valid and binding agreement of Shareholder enforceable against Shareholder in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

          (c)  Consents and Approvals; No Violation.  Neither the execution and
               ------------------------------------
delivery of this Agreement by Shareholder nor the performance by Shareholder of its obligations hereunder will (i) conflict with or result in any breach of any provision of the statuts or similar organizational documents of Shareholder,
                 -------
(ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (w) in connection with the HSR Act, EC

Council Regulation 4064/89 and such other filings as may be required by the antitrust or competition laws, rules or regulations of the United States, France, the European Union and any other applicable jurisdiction, (x) as may be required to be filed by the investment laws, rules or regulations of any applicable jurisdiction, (y) such filings and approvals as may be required under the "blue sky", takeover, company or securities and stock exchange laws, rules or regulations of the United States, France (including the regulations of the COB, CBV and SBF), the United Kingdom, the European Union, and any other applicable jurisdiction, or (z) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not (A) prevent or delay consummation of the transactions contemplated by this Agreement, (B) otherwise prevent or delay Shareholder from performing its obligations under this Agreement, and (C) individually or in the aggregate, have a Material Adverse Effect on Shareholder; (iii) except as disclosed in writing by Shareholder to Crown prior to the execution of this Agreement result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Shareholder or any of its Subsidiaries is a party or by which any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not result in a Material Adverse Effect on Shareholder or materially impair or delay Shareholder's ability to perform its obligations hereunder; (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Shareholder, any of its Subsidiaries or any of their respective assets, except for violations which would not result in a Material Adverse Effect on Shareholder or the Company or materially impair or delay Shareholder's ability to perform its obligations hereunder or (v) result in Shareholder being required to commence a tender offer for any shares of Common Stock.

          (d)  Ownership of Crown Common Stock.  None of Shareholder, its
               -------------------------------
controlled affiliates or Subsidiaries beneficially owns any shares of Crown Common Stock (other than any beneficial ownership thereof that results from the execution and performance of this Agreement).

          (e)  Investment Intent.  Shareholder is acquiring the Crown Common
               -----------------
Stock, Crown Preferred Stock (and the underlying Crown Common Stock into which such Crown

Preferred Stock may be converted) for investment, and not with a view to any distribution that would violate the Securities Act or any applicable state securities law. Shareholder is not a "U.S. person" as such term is used in Regulation S under the Securities Act.

          (f)  Financial Advisors.  No investment banker, broker, finder, or
               ------------------
financial advisor other than Lazard Freres & Co. LLC and Lazard Freres & Cie. is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Shareholder. Except as provided in Sections 14(a) and 14(c)(i), such fees or commissions of Lazard Freres & Co. LLC and Lazard Freres & Cie shall be paid by Shareholder.

          (g)  Note d'Information, U.K. Filing; Etc.  The information to be
               -------------------------------------
supplied by or on behalf of Shareholder for inclusion in the Note d'Information, the CBV Filing, the U.K. Filing and all other filings to be made in connection with the Exchange Offers will not, at the time such filings receive the regulatory approval or clearance required by applicable law, at the Filing Date, the Commencement Date or the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (h)  Registration Statement; Proxy Statement.  The information to be
               ---------------------------------------
supplied by or on behalf of Shareholder for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective, at the Filing Date, the Commencement Date or the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information to be supplied by or on behalf of Shareholder for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Crown Shareholder Meeting or at the Filing Date, the Commencement Date or the Closing Date, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Crown Shareholder Meeting that has become false or misleading. If any event relating to the Company or any of its affiliates, officers, or directors is discovered by Shareholder that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Shareholder will promptly inform Crown.

          (i)  Organizational Documents.  Shareholder has heretofore delivered
               ------------------------
to Crown a complete and correct copy of the statuts, and other organizational
                                            -------
documents of the Company, each as amended to the date of this Agreement.

          (j)  Agreements.  There are no material agreements between
               ----------
Shareholder, on the one hand, and the Company and its Subsidiaries, on the other hand, other than the letter agreement from Shareholder to the Company, dated May 20, 1995, relating to the payment of fees for services provided to the Company by Shareholder, a copy of which has been provided to Crown prior to the date of this Agreement.

          7.  Additional Covenants of Shareholder.  Except in accordance with
              -----------------------------------
the terms of this Agreement, Shareholder hereby covenants and agrees as follows:

          (a)  Restriction on Transfer, Proxies and Non-Interference.  While
               -----------------------------------------------------
this Agreement is in effect, and except as permitted hereby, Shareholder will not (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of any of the Shares or (ii) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares.

          (b)  Additional Shares.  While this Agreement is in effect,
               -----------------
Shareholder will promptly notify Crown of the number of any new shares of Common Stock or any other equity interests in the Company acquired by Shareholder, if any, after the date hereof. Any such shares of Common Stock shall become Shares for purposes of this Agreement.

          (c)  Dividends or Distributions.  In the event that Shareholder
               --------------------------
receives any dividend or other distribution in respect of the Shares after the date hereof (other than the Company's regular dividend of FF 4.40 per share proposed to be paid after approval thereof at the Company's annual general meeting of shareholders to be held on June 2, 1995) and the Shares are subsequently acquired by Crown in the Offer, Shareholder agrees that any such dividend or other distribution shall be deemed to be included in the Shares and shall be transferred or paid over to Crown at the time of Closing or, in the event such dividend or distribution is received by Shareholder after such Closing, immediately upon receipt by Shareholder.

          (d)  Proxy; Registration Statement; Note d'Information; Etc.
               ------------------------------------------------------
Shareholder shall provide, and shall use its reasonable best efforts, to the extent practicable and to the extent permitted under French law and regulation, to cause the Company to provide, to Crown all information relating to Shareholder and the Company, respectively, required in order for Crown to prepare the Proxy Statement, the Registration Statement, the Note d'Information, the CBV Filing, the U.K. Filing and all other filings required to be made in connection with the Exchange Offers and the laws and regulations applicable thereto, including the requirements of any stock exchange or similar self-regulatory body. If, at any time prior to the date of closing of each of the Exchange Offers or such later date as shall be necessary to consummate the transactions contemplated hereby, Shareholder shall become aware that any event has occurred as a result of which the Registration Statement (including the Prospectus contained therein), the Proxy Statement, the Note d'Information, the CBV Filing, the U.K. Filing or any other filing required in connection with the Exchange Offers, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case relating to the information provided by or on behalf of Shareholder or the Company, or, if for any other reason it shall be necessary during such period to amend or supplement any such document relating to Shareholder or the Company in order to comply with applicable law or regulation, Shareholder shall notify, and shall use its reasonable best efforts, to the extent practicable and to the extent permitted under French law and regulation, to cause the Company to notify Crown and shall provide or cause to be provided to Crown the information necessary to prepare such amendments or supplements which will correct such statement or omission or effect such compliance. Shareholder shall cause its designees for the Board of Crown to deliver consents to be named in the Registration Statement and the Proxy Statement.

          (e)  Conduct of Company's Business.  Shareholder shall use its
               -----------------------------
reasonable best efforts, to the extent practicable and to the extent permitted under French law and regulation, to cause the Company and its Subsidiaries to conduct their respective businesses in the ordinary course, consistent with past practice; provided, however, that this
          --------  -------
paragraph shall not in any way require Shareholder to restrict or prohibit the Company from taking any action (x) which will not result in a Material Adverse Effect on the Company or (y) contemplated by this Agreement or the Shareholders Agreement. Between the date of this Agreement and the Closing Date, Shareholder shall use its reasonable best efforts, to the extent practicable and to the extent permitted under French law and regulation (and except as Crown shall agree in writing), to cause the Company not to: (i) except as described in the BALO Announcement, amend or otherwise change the statuts (or similar
                                                 -------
organizational documents) of the Company or any of its material Subsidiaries;
(ii) sell, encumber, pledge, or otherwise dispose of any material operating assets of the Company or any of its Subsidiaries, except for sales of assets in the ordinary course of business consistent with past practices; (iii) issue, sell, pledge, dispose of, or encumber, or authorize the issuance, sale, pledge, disposition, or encumbrance of, any shares of capital stock of, any options (including employee stock options), warrants, convertible securities, or other rights to acquire any shares of capital stock of, or any other ownership interest in, the Company or any of its Subsidiaries, or otherwise alter its capital structure, except for the issuance of shares of Common Stock upon exercise of options that were authorized to be granted under the Company's stock option plans prior to the date of this Agreement and are outstanding on the date of this Agreement, the issuance of shares of Common Stock in connection with the Faba transaction described in the BALO Announcement and the issuance of additional options referred to in the BALO Announcement; (iv) amend the terms of, split, combine, or reclassify any of its capital stock or issue, or authorize or propose the issuance of, any other securities in respect of, in lieu of, or in substitution for shares of its capital stock, except the issuance of shares of Common Stock in connection with the Faba transaction described in the BALO Announcement and the issuance of additional shares of Common Stock resulting from the exercise of the options referred to in the BALO Announcement;
(v) acquire (by merger, purchase of stock or assets, joint venture, or otherwise) any corporation, partnership, or other business organization or division thereof; (vi) materially change its method of accounting as in effect at December 31, 1994 except as may be required by International Accounting Standards and as is concurred to by the Company's independent auditors, other than to convert the Company's accounts to United States GAAP or to modify the Company's accounts to comply with modifications to International Accounting Standards; and (vii) change the annual accounting period.

          (f)  Access to Information Confidentiality.  Prior to the Expiration
               -------------------------------------
Date, Shareholder shall use its reasonable best efforts, to the extent practicable and to the extent permitted under French law and regulation, to cause the Company and its Subsidiaries to, (i) give the officers, employees, accountants, counsel, and other representatives of Crown reasonable access to the properties, books, contracts, and records of the Company and its Subsidiaries, (ii) furnish promptly to Crown all information concerning the business, properties, and personnel of the Company and its Subsidiaries as Crown may reasonably request, and (iii) make available to Crown appropriate individuals for the discussion of the business, properties, and personnel of the Company and its Subsidiaries as Crown may reasonably request. Information obtained by Crown pursuant to this paragraph shall be subject to the provisions of the letter agreement dated May 18, 1995 addressed to Crown by the Company (the "Company Confidentiality Agreement").

          (g)  Tax Position; Restructuring.  Shareholder shall use its
               ---------------------------
reasonable best efforts, to the extent practicable and to the extent permitted under French law and regulation, to cause the Company and its Subsidiaries to
(i) provide such information to Crown as Crown shall request relating to the tax position of the Company and its Subsidiaries and (ii) engage in such internal corporate restructuring transactions immediately prior to the Closing, including but not limited to mergers or liquidations of Subsidiaries and distributions or sales of the stock of Subsidiaries, as Crown shall identify in order to minimize Taxes payable by Crown and its affiliates (including the Company and its Subsidiaries) following completion of the Offer, provided that such transactions shall not have an adverse effect on the Company or Shareholder. Shareholder shall use its reasonable best efforts, to the extent practicable and to the extent permitted under French law and regulation, to cause the Company and its Subsidiaries to cooperate with Crown in connection with the restructuring or refinancing of, or the obtaining of required waivers or consents in connection with, any indebtedness or material contracts or agreements of the Company and its Subsidiaries which may be in default or which may become in default as a result of the consummation of the transactions contemplated hereby.

          (h)  Accountants.  Shareholder shall use its reasonable best efforts,
               -----------
to the extent practicable and to the extent permitted under French law and regulation, to cause the Company to cause to be delivered to Crown (i) a report of the Company's independent accountants that complies in form and substance with the requirements for such a report included in a registration statement on Form S-4, (ii) the consent of such accountants to include such report in the Registration Statement and Proxy Statement and (iii) a comfort letter from such accountants with respect to the financial information regarding the Company included in the Proxy Statement and the Registration Statement.

          (i)  Supervisory Board.  Promptly following the purchase by Crown of
               -----------------
Common Stock pursuant to the Exchange Offers, Shareholder shall cooperate fully in assisting Crown to cause such number of persons designated by Crown, rounded up to the next whole number, to be elected to the Supervisory Board of the Company as will give Crown representation on the Supervisory Board (giving effect to the persons designated and elected pursuant to this paragraph) multiplied by the percentage that the aggregate number of shares of Common Stock beneficially owned by Crown and its affiliates bears to the total number of shares of Common Stock then outstanding. Shareholder shall use its best efforts to obtain the resignation of the number of members of the Supervisory Board as are necessary to permit the Crown designees to be elected.

          (j)  Public Filings.  Shareholder shall use its reasonable best
               --------------
efforts to the extent practicable and to the extent permitted under French law and regulation to cause the Company to file with the French and U.K. Securities Authorities and make available to Crown all forms, reports, and documents required to be filed with the French and U.K. Securities Authorities between the date of this Agreement and the Expiration Date. The forms, reports and documents referred to in this paragraph or otherwise filed with the French and U.K. Authorities since December 31, 1993 are referred to collectively as the "Company Public Reports".

          8.  Additional Covenants of Crown.
              -----------------------------

          (a)  Crown Shareholder Meeting.  Crown will take all action necessary
               -------------------------
in accordance with applicable law and its Articles of Incorporation and By-laws to convene a meeting of its shareholders (the "Crown Shareholder Meeting") as promptly as practicable to consider and vote upon the approval of the transactions contemplated hereby and the adoption of the New Articles (including the increase in the number of authorized shares of Crown Common Stock, the authorization of shares of Crown Preferred Stock and the "opt-out" from the provisions of Chapter 25, Subchapter E of the Pennsylvania Business Corporation Law thereby rendering such provisions inapplicable to the transactions contemplated hereby) and the issuance of the Crown Common Stock and Crown Preferred Stock pursuant to the Exchange Offers and the issuance of the Crown Common Stock upon conversion of the Crown Preferred Stock. The Board of Directors of Crown shall recommend the approval by the Crown Shareholders of the transactions contemplated hereby and the adoption of the New Articles and shall take all lawful action to solicit, and use its reasonable best efforts to obtain, such approvals. The Board of Directors acting on behalf of Crown may at any time prior to the adjournment of the Crown Shareholder Meeting withdraw, modify, or change any recommendation if the Board of Directors determines that the failure to so withdraw, modify, or change its recommendation and declaration would cause the Board of Directors to breach its fiduciary duties to Crown's shareholders under applicable law and, notwithstanding anything contained in this Agreement to the contrary, any such withdrawal, modification, or change of recommendation shall not constitute a breach of this Agreement by Crown.

          (b)  Listing.  Crown will file listing applications (subject to
               -------
applicable listing rules), (i) as promptly as practicable, with the NYSE and
(ii) in connection with the CBV Filing with the Paris Stock Exchange, with respect to, and Crown shall use its reasonable best efforts to cause the NYSE and the Paris Stock Exchange to list, the Crown Common Stock and Crown Preferred Stock issuable in connection with the Exchange Offers and the Crown Common Stock issuable upon conversion of the Crown Preferred Stock.

          (c)  Conduct of Crown's Business.  Crown shall conduct and shall cause
               ---------------------------
its Subsidiaries to conduct their respective businesses in the ordinary course of business, consistent with past practice; provided, however, that this
paragraph                                   --------  -------
shall not in any way restrict or prohibit Crown from taking any action (x) which will not result in a Material Adverse Effect on Crown or adversely affect Crown's ability to comply with its obligations under this Agreement or the Shareholders' Agreement, or (y) contemplated by this Agreement or the Shareholders' Agreement. Between the date of this Agreement and the Closing Date, Crown shall not, without the prior written consent of Shareholder: (i) amend or otherwise change the Articles of Incorporation or By-laws (or similar organizational documents) of Crown or any of its material Subsidiaries (except for the amendment to the Articles of Incorporation to be effected by the New Articles and the amendment to the By-laws to be effected by the By-law Amendment), provided that Crown may amend the provisions of its By-laws relating
            --------
to (x) indemnification of directors and (y) the percentage vote of the Board of Directors of Crown required to approve any amendment to the By-laws previously provided to Shareholder and provided, further, that Crown and
                                       --------  -------
Shareholder will discuss in good faith any other amendments to the By-laws Crown may wish to effect on or prior to the Closing Date (including those provided to Shareholder prior to the date hereof), or (ii) issue, sell, pledge, dispose of, or encumber, or authorize the issuance, sale, pledge, disposition, or encumbrance, or authorize the issuance of, any shares of capital stock of, any options (including employee stock options), warrants, convertible securities, or other rights to acquire any shares of capital stock of, or any other ownership interest in, Crown or otherwise alter its capital structure, except for the issuance of shares pursuant to options that were granted under Crown's stock option plans prior to the date of this Agreement and are outstanding on the date of this Agreement, it being understood that Crown intends to adopt a shareholder protection rights plan (possibly including the authorization of a series of junior preferred stock in connection therewith, which junior preferred stock shall be junior to the Crown Preferred Stock), in a form reasonably acceptable to Shareholder. Shareholder consents to any amendment of Crown's Articles of Incorporation to authorize the issuance of shares of preferred stock junior to the Crown Preferred Stock (in a form reasonably acceptable to Shareholder) to be submitted to the shareholders of Crown at the Crown Shareholder Meeting.

          (d)  Access to Information; Confidentiality.  Prior to the Expiration
               --------------------------------------
Date, Crown will, and will cause each of its Subsidiaries to (i) give the officers, employees, accountants, counsel, and other representatives of Shareholder and the Company reasonable access to the properties, books, contracts, and records of Crown and its Subsidiaries, (ii) furnish promptly to Shareholder and the Company all information concerning the business, properties, and personnel of Crown and its Subsidiaries as Shareholder or the Company may reasonably request, and (iii) make available to Shareholder and the Company appropriate individuals for the discussion of the business, properties and personnel of Crown and its Subsidiaries as Shareholder or the Company may reasonably request. Information obtained by Shareholder or the Company pursuant to this paragraph shall be subject to the provisions of the letter agreement dated April 18, 1995 addressed to Shareholder by Crown (the "Crown Confidentiality Agreement") and the Company Confidentiality Agreement.

          (e)  CBV Filing.  Upon the terms and subject to the conditions set
               ----------
forth in this Agreement, Crown will prepare and file a dossier and projet
                                                                   ------
d'offre with the CBV (the "CBV Filing") which complies with applicable French
- -------
law
and regulation. The CBV Filing shall be made at the earliest practicable time following satisfaction of the conditions set forth in Section 10.1 and in no event later than five French Market Days after Shareholder notifies Crown in writing that, to the best of Shareholder's knowledge, such conditions and its conditions in Section 11 have been satisfied unless within such period of time Crown notifies Shareholder in writing that, to the best of its knowledge, such conditions have not been satisfied. After the date of the CBV Filing, Crown will use its reasonable best efforts to cause the dossier and projet d'offre to
                                                              --------------
be approved as promptly as practicable; provided, however, that it shall not be
                                        --------  -------
deemed "reasonable" to require Crown to amend the terms of, or increase the consideration payable in, the Offer.

          (f)  Proxy Statement and Registration Statement.  Crown will prepare
               ------------------------------------------
and file with the SEC a proxy statement (the "Proxy Statement") complying with Regulation 14A under the Exchange Act ("Regulation 14A") for use in connection with the Crown Shareholder Meeting and a registration statement (the "Registration Statement") in connection with the registration under the Securities Act of the Crown Common Stock and Crown Preferred Stock issuable in connection with the Exchange Offers and the Crown Common Stock issuable upon conversion or exchange of the Crown Preferred Stock. Crown will use its reasonable best efforts to cause the Registration Statement to be declared effective, and to maintain effectiveness through the date of closing of each of the Exchange Offers and also will take any other action required to be taken under United States federal or state securities laws, and to cause the Proxy Statement to be mailed to shareholders of Crown.

          (g)  Note d'Information.  Upon the terms and subject to the conditions
               ------------------
set forth in this Agreement, Crown will prepare and file a Note d'Information with the COB which complies with applicable French law. After the date of the CBV Filing, Crown will use its reasonable best efforts to cause the Note d'Information to be approved as promptly as practicable, and also will take any other action required to be taken under French and other securities laws with respect to the Offer; provided, however, that it shall not be deemed
                      --------  -------
"reasonable" to require Crown to amend the terms of, or increase the consideration payable in, the Offer.

          (h)  U.K. Exchange Offer.  Crown will make all filings required with
               -------------------
the London Stock Exchange (the "U.K. Filing") and take such other actions in the United Kingdom as are required under applicable laws, rules and regulations in the U.K. in connection with the U.K. Exchange Offer.

          (i)  Amendments.  If, at any time prior to the date of closing of each
               ----------
of the Exchange Offers or such later date as shall be necessary to consummate the transactions contemplated hereby, Shareholder shall become aware that any event has occurred as a result of which the Registration Statement (including the Prospectus contained therein), the Proxy Statement, the Note d'Information, the CBV Filing, the U.K. Filing or any other filing required in connection with the Exchange Offers, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement any such document in order to comply with applicable law or regulation, Crown shall notify the Company and Shareholder and shall prepare and, if required, file such amendments or supplements which will correct such statement or omission or effect such compliance.

          (j)  By-Law Amendment.  Effective as of the Closing, the Board of
               ----------------
Directors of Crown shall adopt the By-law Amendment.

          (k)  Accountants.  Crown shall use its reasonable best efforts to
               -----------
cause Crown's independent accountants to deliver to Shareholder and each of its designees for election to the Board of Directors of Crown a comfort letter in customary form from such accountants with respect to the financial information regarding Crown included in the Registration Statement, provided that if any such letter is delivered to Crown or a director of Crown, Crown shall cause Crown's Independent Accountants to deliver such letter to Shareholder and each of its designees and authorize Shareholder and each of such designees to rely thereon.

          9.  Additional Covenants of Shareholder and Crown.
              ---------------------------------------------

          (a)  No Solicitation.  Shareholder will not, and will use its
               ---------------
reasonable best efforts, to the extent practicable and to the extent permitted under French law and regulation, to cause the Company not to, directly or indirectly, solicit (including by way of furnishing information) any inquiries or the making of any proposal by any person or entity (other than Crown or any affiliate of Crown) or enter into any agreement, arrangement or understanding, or any negotiations or discussions which might lead to such agreement, arrangement or understanding, which constitutes, or may reasonably be expected to lead to, any direct or indirect sale or other transfer of the Shares (or other equity interests in the Company) or any other extraordinary transaction involving the Shares (or other equity interests in the Company) or the Company, including without limitation the acquisition or sale of a material amount of assets, the sale, issuance or transfer of any equity securities (other than pursuant to employee benefit arrangements in the ordinary course of business and other than as disclosed by the Company in the Company Disclosure Information), or any tender or exchange offer, merger or other business combination, involving the Company or any of its Subsidiaries. If Shareholder or the Company receives an inquiry or proposal with respect to any such sale of Shares or other extraordinary transaction involving the Shares or the Company, then Shareholder or the Company, as the case may be, shall promptly inform Crown of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Shareholder will immediately cease, and will use its reasonable best efforts, to the extent practicable and to the extent permitted under French law and regulation, will cause the Company to terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          (b)  Filings.  Upon the terms and subject to the conditions set forth
               -------
in this Agreement, each of Shareholder and Crown will, and Shareholder will use its reasonable best efforts to the extent practicable and to the extent permitted under French law to cause the Company to, make all necessary filings with respect to the Exchange Offers and the transactions contemplated by this Agreement under the applicable United States, French, United Kingdom and European Union or other foreign securities laws, rules and regulations and will use their reasonable best efforts to obtain any required approvals and clearances with respect thereto under such securities laws, rules and regulations. Notwithstanding the preceding sentence, if an exemption from the registration requirements under the Securities Act is available on a basis that would not (A) impede, impair or delay the Exchange Offers, (B) prevent the listing of the Crown Common Stock and Crown Preferred Stock to be delivered in the Exchange Offers on the NYSE, or (C) adversely affect the value of the Crown Common Stock and Crown Preferred Stock to be received by Shareholder and its Subsidiaries pursuant to the Exchange Offers due to restrictions on transfer, lack of liquidity, limitations on marginability and similar limitations, there shall be no requirement to prepare or file a Registration Statement with respect to the

Crown Common Stock or Crown Preferred Stock under this Agreement (and the warranties, covenants and conditions contained herein with respect to the Registration Statement shall be deemed to be modified accordingly).

          (c)  Consents; Approvals.  Upon the terms and subject to the
               -------------------
conditions set forth in this Agreement, Shareholder and Crown will, and Shareholder will use its reasonable best efforts to the extent practicable and to the extent permitted under French law and regulation to cause the Company to, use their respective reasonable best efforts to obtain all consents, waivers, approvals, authorizations, or orders (including, without limitation, all approvals and orders by governmental and regulatory authorities, domestic or foreign) and Crown and Shareholder will make or cause to be made all filings (including, without limitation, all filings required under the HSR Act and EC Council Regulation 4064/89 and under any other antitrust or competition laws and all other filings with governmental or regulatory authorities, domestic and foreign) required in connection with the authorization, execution, and delivery of this Agreement by Crown and Shareholder and the consummation by them of the transactions contemplated by it. Notwithstanding the foregoing, and provided Crown has complied fully with its obligations in the next succeeding sentence of this Section 9(c), nothing contained in this Agreement will require or obligate Crown (i) to agree to or otherwise become subject to any material limitations on
(A) the right of Crown, or its affiliates effectively to control or operate the business, assets or operations of Crown, the Company or any of their respective Subsidiaries as a result of any consent, waiver, approval, authorization or order of a governmental or regulatory authority obtained in order to satisfy a condition set forth in Section 10.1 hereof, (B) the right of Crown or its affiliates to acquire or hold the business, assets or operations of the Company,
(C) the right of Crown to exercise full rights of ownership of the Common Stock acquired by Crown including, without limitation, the right to vote any Common Stock held by Crown on all matters properly presented to the Company's shareholders, or (ii) to agree to divest itself of any Common Stock. Notwithstanding the foregoing, if required by any such governmental or regulatory authorities in order to obtain a necessary consent, waiver, approval, authorization or order thereof, Crown shall agree to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets, or operations of the Company or Crown (or its affiliates) as shall be required to obtain such consent, waiver, approval, authorization or order; provided, however, that Crown
                                                   --------  -------
shall not be required so to
agree, if such action will result in a material diminution in the value of Crown and the Company as a combined entity.

          (d)  Cooperation.  Upon the terms and subject to the conditions set
               -----------
forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Crown and Shareholder will use their best efforts and cooperate with one another (i) in promptly determining whether any additional filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations.

          (e)  Disclosure.  Crown and Shareholder will consult with each other
               ----------
before issuing any press release or making any public filing relating to this Agreement or the transactions contemplated hereby and shall not issue any such press release prior to such consultation.

          (f)  Shareholders Agreement.  On the Closing Date, Crown and
               ----------------------
Shareholder shall execute and deliver the Shareholders Agreement in the form attached hereto as Annex 3 with such changes therein as shall be mutually agreed by Crown and Shareholder (the "Shareholders Agreement").

          (g)  Notification.  Each of Crown and Shareholder will, in the event
               ------------
of, or promptly after obtaining knowledge of the occurrence (or non-occurrence) or threatened occurrence (or non-occurrence) of, any fact or event which would cause or constitute a material breach of any of its representations and warranties or covenants set forth herein or the failure of the conditions to the other party's obligations set forth herein, would constitute or result in a Material Adverse Effect on it or could result in a delay in carrying out the transactions contemplated hereby, give notice thereof to the other party hereto and will use its reasonable best efforts to prevent or promptly to remedy such breach or satisfy such conditions; provided, however, that the delivery of, or
                                   --------  -------
failure to deliver, any notice
pursuant to this Section 9(g) shall not limit or otherwise affect the remedies available hereunder.

          10.  Conditions to Obligations of Crown.
               ----------------------------------

          10.1.  Conditions to Obligation of Crown to Make
                 the Exchange Offers
                 ----------------------------------------

          The obligation of Crown to make the Exchange Offers is subject to the satisfaction or waiver of the following conditions:

          (a)  Warranties.  The warranties of Shareholder contained in this
               ----------
Agreement that are not qualified by materiality shall be true and correct in all material respects, and the warranties of Shareholder contained in this Agreement that are qualified by materiality shall be true and correct, in each case on and as of the Filing Date with the same force and effect as if made on and as of the Filing Date, except for (i) changes contemplated by this Agreement, (ii) those warranties that address matters only as of a particular date (which will remain true and correct as of that date), and (iii) breaches or inaccuracies of warranties contained in Section 6(a) and 6(b) which shall be absolutely true and correct; and Crown shall have received a certificate to this effect signed by the President of Shareholder.

          (b)  Agreements and Covenants.  Shareholder shall have performed or
               ------------------------
complied in all material respects with all of its obligations under this Agreement to be performed or complied with on or prior to the Filing Date; and Crown shall have received a certificate to this effect signed by the President of Shareholder.

          (c)  Consents Obtained.  All material consents, waivers, approvals,
               -----------------
authorizations, or orders required to be obtained by Shareholder or the Company, and all filings required to be made by Shareholder or the Company, for the authorization, execution, and delivery of this Agreement by Shareholder, the performance of Shareholder's and the Company's obligations under this Agreement and the consummation by the Company and Shareholder of the transactions contemplated hereby shall have been obtained and made by Shareholder or the Company, as the case may be.

          (d)  Shareholder Approval.  The transactions contemplated hereby and
               --------------------
the New Articles (including the increase in the number of authorized shares of Crown Common Stock, the authorization of shares of Crown Preferred Stock and the "opt-out" from the provisions of Chapter 25,

Subchapter E of the Pennsylvania Business Corporation Law thereby rendering such provisions inapplicable to the transactions contemplated hereby) and the issuance of the Crown Common Stock and the Crown Preferred Stock (and any Crown Common Stock into which such Crown Preferred Stock is convertible) pursuant to this Agreement shall have been adopted and approved by the requisite vote of the shareholders of Crown in accordance with applicable law, the Pennsylvania Business Corporation Law, Crown's Articles of Incorporation and By-laws and any applicable rules or regulations of the NYSE (collectively, the "Crown Shareholder Approvals").

          (e)  Registration Statement; Securities Laws.  Subject to Section 9(b)
               ---------------------------------------
hereof, the Registration Statement shall have been declared effective and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been threatened or initiated, and all necessary approvals under United States federal or state securities laws (including the Securities Act or Exchange Act) or French securities laws (including all required approvals of the COB, CBV or SBF) relating to the Offer or the issuance or trading of the Crown Common Stock, Crown Preferred Stock or the Crown Common Stock to be issued upon the conversion of the Crown Preferred Stock shall have been received (it being understood that the approvals of the U.K. Exchange Offer and the listing of the Crown Common Stock and Crown Preferred Stock on the London Stock Exchange shall not be a condition to Crown's obligation to launch the Offer).

          (f)  No Injunctions or Restraints; Illegality.  There shall not exist
               ----------------------------------------
any temporary restraining order, preliminary or permanent injunction, other order issued by any court of competent jurisdiction, or other legal restraint or prohibition (including any antitrust authority with jurisdiction over the Offer) prohibiting Crown from launching the Offer.

          (g)  Due Diligence.  The due diligence and other procedures set forth
               -------------
in Section 13(j) shall not be pending.

          (h)  Status of the Company.  Except with respect to matters disclosed
               ---------------------
in the Company's annual reports for fiscal years ended December 31, 1993 and December 31, 1994, copies of which were provided to Crown prior to the execution of this Agreement, the statements regarding the Company contained in Annex 4 hereto that are not qualified by materiality shall be true and correct in all material respects and the statements regarding the Company contained in Annex 4 hereto that are qualified by materiality shall be true and correct, on and as of the date hereof and the Filing Date, except for (i) changes contemplated by this Agreement, and (ii) those statements that address matters only as of a particular date (which will remain true and correct as of that date). For purposes of determining whether this condition is satisfied as to any statement included in Annex 4, Additional Company Information shall not be taken into account unless further information that is not Additional Company Information when considered together with such Additional Company Information (taking into account any materiality standards included in such statement) results in a breach of such statement; and Shareholder shall use its reasonable best efforts, to the extent practicable and to the extent permitted under French law and regulations, to cause the Company to provide a certificate to this effect (if true) signed by the President or a Vice President of the Company.

          (i)  Access to Information; Confidentiality.  During the Due Diligence
               --------------------------------------
Period, the Company and its Subsidiaries shall have, (i) given the officers, employees, accountants, counsel, and other representatives of Crown reasonable access to the properties, books, contracts, and records of the Company and its Subsidiaries, (ii) furnished promptly to Crown all information concerning the business, properties, and personnel of the Company and its Subsidiaries as Crown may reasonably request, and (iii) made available to Crown appropriate individuals for the discussion of the business, properties, and personnel of the Company and its Subsidiaries as Crown may reasonably request. Information obtained by Crown as described in the prior sentence shall be subject to the provisions of the Company Confidentiality Agreement.

          (j)  Dividends and Other Distributions.  The Company shall not have
               ---------------------------------
(x) declared, set aside, or paid any dividend or other distribution (whether in cash, stock, property, or any combination thereof) in respect of any of its capital stock between the date hereof and the Filing Date, or indicated its intention to do so within three months of the Filing Date, except that (A) the Company may pay its regular dividend of FF 4.40 per share of Common Stock proposed to be paid after approval thereof at the Company's annual general meeting of Shareholders to be held on June 2, 1995, (B) a direct or indirect wholly-owned subsidiary of the Company may declare and pay a dividend to its parent, and (C) other Subsidiaries may declare and pay customary, regular dividends in the ordinary course, consistent with past practice or (y) amended the terms of, repurchased, redeemed, or otherwise acquired, or permitted any subsidiary to amend the terms of, repurchase, redeem, or otherwise acquire, any of its capital stock.

          (k)  Market Matters.  There shall not have occurred (i) any general
               --------------
suspension of trading in, or limitation on prices for, securities on the NYSE or Paris Stock Exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or France, or
(iii) any material limitation by any French or United States governmental, administrative or regulatory authority or agency on the extension of credit by banks or other lending institutions.

          (l)  Listing.  The shares of Crown Common Stock and Crown Preferred
               -------
Stock issuable in connection with the Offer and the Crown Common Stock issuable upon conversion of the Crown Preferred Stock shall have been accepted for listing on the NYSE subject to official notice of issuance (provided Crown has complied with its obligations in Section 8(b)).

          (m)  Change of Control.  (i) Shareholder shall not have been a party
               -----------------
to any merger, consolidation or share exchange, and shall not have sold all or substantially all of its assets, under circumstances in which Persons who were members of the Shareholder's Board of Directors at the date of this Agreement do not constitute a majority of Shareholder's Board of Directors (or body performing similar functions) of the corporation or other entity surviving such transaction, and (ii) it shall not have been publicly disclosed that 25% or more of the outstanding shares of Shareholder's Common Stock have been acquired by any Person or Group (other than Crown and its Affiliates).

          10.2.  Conditions to the Obligations of Crown
                 to Acquire the Common Stock Tendered
                 Pursuant to the Exchange Offers.
                 -------------------------------------

          The obligation of Crown to acquire the Common Stock tendered pursuant to the Exchange Offers is subject to the satisfaction or waiver of the following conditions:

          (a) Upon completion of the Offer, the SBF shall have published a notice (avis de resultat) confirming that the number of shares of Common Stock
        ----------------
validly tendered to the Offer, when added together with the Common Stock acquired by Crown in the U.K. Exchange Offer and any other contemporaneous exchange offer made by Crown or one of its subsidiaries in another jurisdiction, equals or exceeds the Minimum Condition.

          (b) With respect to the U.K. Exchange Offer, the Closing of the Offer shall have occurred or shall occur contemporaneously with the closing thereof.

          11.  Conditions to Obligations of Shareholder.  The obligation of
               ----------------------------------------
Shareholder to tender its Shares pursuant to the Offer is subject to the satisfaction or waiver of the following conditions on or prior to the Filing
Date:

          (a)  Warranties.  Except to the extent disclosed in writing by Crown
               ----------
to Shareholder prior to the date of the Agreement, the warranties of Crown contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects, and the warranties of Crown contained in this Agreement that are qualified by materiality are true and correct, on and as of the Filing Date with the same force and effect as if made on and as of the Filing Date, except for (i) changes contemplated by this Agreement, (ii) those warranties that address matters only as of a particular date (which will remain true and correct as of that date), and (iii) breaches or inaccuracies of warranties contained in Section 5(j) and 5(m) which shall be absolutely true and correct; and Shareholder shall have received a certificate to this effect signed by the President or any vice president of Crown. For purposes of determining whether this condition is satisfied as to any warranty, Additional Crown Information shall not be taken into account unless further information that is not Additional Crown Information when considered together with such Additional Crown Information (taking into account any materiality standards included in such warranty) results in a breach of such warranty.

          (b)  Agreements and Covenants.  Crown shall have performed or complied
               ------------------------
in all material respects with all of the obligations under this Agreement to be performed or complied with by it on or prior to the Filing Date; and Shareholder shall have received a certificate to this effect signed by the President or any vice president of Crown.

          (c)  Consents Obtained.  All material consents, waivers, approvals,
               -----------------
authorizations, or orders required to be obtained under, and all filings required to be made, by Crown for the authorization, execution, and delivery of this Agreement by Crown, the performance of Crown's obligations under this Agreement and the consummation by Crown of the transactions contemplated hereby shall have been obtained and made by Crown.

          (d)  Shareholder Approval.  The Crown Shareholder Approvals shall have
               --------------------
been obtained.

          (e)  Registration Statement; Securities Laws.  Subject to Section 9(b)
               ---------------------------------------
hereof, the Registration Statement shall have been declared effective and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been threatened or initiated, and all necessary approvals under United States federal or state securities laws (including the Securities Act or Exchange Act) or French securities laws (including all required approvals of the COB, CBV or SBF) relating to the Offer or the issuance or trading of the Crown Common Stock, Crown Preferred Stock or the Crown Common Stock to be issued upon the conversion of the Crown Preferred Stock shall have been received (it being understood that the approvals of the U.K. Exchange Offer and the listing of the Crown Common Stock and Crown Preferred Stock on the London Stock Exchange shall not be a condition to Shareholder's obligation to tender its Shares pursuant to the Offer).

          (f)  No Injunctions or Restraints; Illegality.  There shall not exist
               ----------------------------------------
any temporary restraining order, preliminary or permanent injunction, other order issued by any court of competent jurisdiction, or other legal restraint or prohibition (including any antitrust authority with jurisdiction over the Offer) prohibiting Shareholder from tendering into the Offer.

          (g)  Due Diligence.  The due diligence and other procedures set forth
               -------------
in Section 13(j) shall not be pending.

          (h)  Access to Information; Confidentiality.  During the Due Diligence
               --------------------------------------
Period, Crown and its Subsidiaries shall have caused each of its Subsidiaries to have, (i) given the officers, employees, accountants, counsel, and other representatives of Shareholder reasonable access to the properties, books, contracts, and records of Crown and its Subsidiaries, (ii) furnished promptly to Shareholder all information concerning the business, properties, and personnel of Crown and its Subsidiaries as Shareholder may reasonably request, and (iii) made available to Shareholder appropriate individuals for the discussion of the business, properties, and personnel of Crown and its Subsidiaries as Shareholder may reasonably request. Information obtained by Shareholder as described in the prior sentence shall be subject to the provisions of the Crown Confidentiality Agreement.

          (i)  Rating.  The long-term unsecured senior debt securities of Crown
               ------
shall not have been downgraded (a "Downgrade") by either Moody's Investors Services Inc. or Standard and Poor's to a rating below "investment grade", provided that
- --------
Shareholder shall not be entitled to rely on this condition unless it shall, prior to such reliance, have entered into good faith negotiations with Crown for a reasonable period of time in an effort to modify the terms of the transaction in a manner sufficient to alleviate such Downgrade. "Investment grade" shall mean either Moody's Investors Services Inc. or Standard and Poor's shall have rated the security in one of its generic rating categories which signifies investment grade (typically the four highest categories).

          (j)  Miscellaneous.  There shall not have occurred (i) any general
               -------------
suspension of trading in, or limitation on prices for, securities on the NYSE or Paris Stock Exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or France, or
(iii) any material limitation by any French or United States governmental, administrative or regulatory authority or agency on the extension of credit by banks or other lending institutions.

          (k)  Listing.  The shares of Crown Common Stock and Crown Preferred
               -------
Stock issuable in connection with the Offer and the Crown Common Stock issuable upon conversion of the Crown Preferred Stock shall have been accepted for listing on the NYSE subject to official notice of official issuance, and Crown shall have applied for the listing thereof on the Paris Stock Exchange.

          (l)  SLF.  Within 60 calendar days from the date of this Agreement,
               ---
the SLF shall have confirmed that French corporate shareholders of the Common Stock, including Shareholder, (i) shall be entitled to defer recognition of any gain or loss on the Common Stock upon tendering the Common Stock into the Offer and electing to receive Units until the sale by such corporate shareholders of the Crown Common Stock and the Crown Preferred Stock received in the Offer and
(ii) shall be entitled to defer recognition of any gain or loss on any such Crown Preferred Stock upon conversion of the Crown Preferred Stock into Crown Common Stock until the sale by such corporate holders of such Crown Common Stock. Promptly following the date of this Agreement, and in any case within 15 calendar days, Shareholder shall make a submission to the SLF seeking the foregoing confirmation and shall use its reasonable best efforts to secure the requested confirmation as soon thereafter as practicable. Shareholder shall furnish to

Crown copies of its submission and, promptly upon receipt thereof, any response received from the SLF. In the event that Shareholder shall be notified by the SLF that the requested confirmation will not be forthcoming, such that the condition provided for in this paragraph (l) cannot be satisfied, Shareholder shall notify Crown as promptly as practicable. If requested by Crown in writing, Shareholder shall advise Crown within 10 calendar days after receipt of such request whether Shareholder is willing to waive the condition provided for in this paragraph (l) and, if Shareholder is not willing to waive such condition, Shareholder shall terminate this Agreement pursuant to Section 13
(f).

          (m)  Change of Control.  (i) Crown shall not have been a party to any
               -----------------
merger, consolidation or share exchange, and shall not have sold all or substantially all of its assets, under circumstances in which Persons who were members of the Crown's Board of Directors at the date of this Agreement do not constitute a majority of Crown's Board of Directors (or body performing similar functions) of the corporation or other entity surviving such transaction, and
(ii) it shall not have been publicly disclosed that 25% or more of the outstanding shares of Crown Common Stock have been acquired by any Person or Group (other than Shareholder and its Affiliates).

          12.  Further Assurances.  From time to time, at any other party's
               ------------------
request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          13.  Termination.  This Agreement may be terminated, by written notice
               -----------
to the other party hereto, at any time:

          (a) Prior to the Filing Date by Crown if there has been (i) a breach of any covenant or agreement herein on the part of Shareholder that would result in a failure of the conditions set forth in Section 10.1(a) or Section 10.1(b) and which has not been cured within 30 calendar days following receipt of notice of such breach or (ii) a material breach of a warranty herein on the part of Shareholder that would result in a failure of the condition set forth in Section 10.1(a) which breach by its nature is not reasonably likely to be cured prior to March 31, 1996; Shareholder, Camebo, the Company or any of the Company's material Subsidiaries makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Shareholder, Camebo, the Company or any of its material Subsidiaries seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization (and if such proceeding is against Shareholder, Camebo, the Company or any of the Company's material Subsidiaries, it remains unstayed and in effect for sixty consecutive days after institution of such proceeding).

          (b) By Crown if (i) Crown has commenced the Offer and the Offer is terminated or expires in accordance with its terms without Crown having purchased any Common Stock thereunder due to a failure of the conditions of the Offer (including the Minimum Condition) to be satisfied or (ii) Shareholder tenders any of its Shares to a Third Party Bid.

          (c) Prior to the Filing Date by Shareholder if (i) there has been (A) a breach of any covenant or agreement herein on the part of Crown that would result in a failure of the condition set forth in Section 11(a) or Section 11(b) and which has not been cured within 30 calendar days following receipt of notice of such breach or (B) a material breach of a warranty herein on the part of Crown that would result in a failure of the condition set forth in Section 11(a) which breach by its nature cannot be cured prior to March 31, 1996; or (ii) Crown or any of its material Subsidiaries makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Crown or any of its material Subsidiaries seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization (and if such proceeding is against Crown or any such material Subsidiary, it remains unstayed and in effect for sixty consecutive days after the institution of such proceeding).

          (d) By Shareholder if Crown has commenced the Offer and the Offer (as the same may have been modified or extended in accordance with this Agreement or replaced by a New Offer) is terminated or expires in accordance with its terms without Crown having purchased any Common Stock thereunder due to a failure of the conditions of the Offer (including the Minimum Condition) to be satisfied.

          (e) By either Shareholder or Crown if (i) the Closing Date shall not have occurred on or prior to

March 31, 1996 (the "Final Termination Date"); provided, however, that if Crown
                                               --------  -------
shall have commenced the Offer prior to the Final Termination Date and the Offer shall not have terminated or expired prior to the Final Termination Date, then the Final Termination Date shall be extended until the termination or expiration of the Offer in accordance with its terms, provided that Crown shall not have
                                           --------
voluntarily extended the time period of the Offer if the Final Termination Date would occur prior to such extension (unless such extension is in connection with an increase in the amount of consideration payable to shareholders of the Company (including Shareholder) tendering in the Offer in response to a Third Party Bid provided that the Final Termination Date shall not be later than the termination date of such Third Party Bid), and, provided, further that the right
                                                --------  -------
to terminate this Agreement under this paragraph (e)(i) shall not be available to any party whose failure to fulfill any obligation or condition under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur on or prior to such date, or (ii) the Crown Shareholder Approvals have not been obtained by reason of the failure to obtain the required votes upon the vote of Crown's shareholders at the Crown Shareholder Meeting, provided that, with respect to any termination by Crown
                     --------
under this paragraph (e)(ii) that Crown shall have complied with its obligations under Section 8(a) hereof.

          (f) Prior to the Filing Date by either Shareholder or Crown in the event that any governmental, regulatory or judicial authority or tribunal shall have issued a final, non-appealable order, decree or ruling or taken any other final, non-appealable action restraining, enjoining or otherwise prohibiting the Offer by Crown or the tender by Shareholder of the Shares into the Offer.

          (g)  By the mutual written consent of Shareholder and Crown.

          (h) On the date immediately prior to the Filing Date by Crown if, on the preceding NYSE trading day (the "Final Determination Date"), the Average Crown Common Stock Price (computed with the Final Determination Date being deemed the Measurement Date) is greater than FF 242.96 (115% of the Initial Price).

          (i) On the date immediately prior to the Filing Date by Shareholder if, on the Final Determination Date, the Average Crown Common Stock Price (computed with the Final Determination Date being deemed the Measurement Date) is less than FF 179.58 and Crown shall not by 12:00 Midnight,

New York City time, on the date prior to the Filing Date have delivered to Shareholder a written agreement by Crown to amend the Exchange Ratio such that the implied value of the number of shares of Crown Common Stock and the number of shares of Crown Preferred Stock deliverable in exchange for one share of Common Stock is not less than FF 212.50. For this purpose, such implied value shall be computed on the basis of the Average Crown Common Stock Price, with the Final Determination Date being deemed to be the Measurement Date, and the ratio of the number of shares of Crown Common Stock to the number of shares of Crown Preferred Stock per Unit shall remain constant at .75 to .25.

          (j)(i) By Shareholder on the last day of the Due Diligence Period if Shareholder's outside accountants (the "Shareholder Accountants") have advised Shareholder that, based solely upon such accountants' analysis (the "Shareholder Accountants Analysis") of the total mix of Additional Crown Information, which shall be reflected in such accountants' written opinion delivered to Crown and to Shareholder, and after having reviewed its analysis and evaluation with Crown's outside accountants (the "Crown Accountants"), the Shareholder Accountants are of the good faith judgment (the "Shareholder Accountants Judgment") that the net adverse effect on the value of Crown attributable to the Additional Crown Information, after giving effect to any increases in value attributable to positive aspects of the Additional Crown Information, exceeds $250 million; provided that
                                                             --------
     within five days after receipt of notice of termination, Crown may deliver to Shareholder notice that Crown disagrees with the Shareholder Accountants Judgment (in which case the provisions of subparagraph (iv) below shall apply) and provided, further, that if Crown does not deliver such notice of
                --------  -------
     disagreement within five days after receipt of the notice of termination, this Agreement shall terminate.

          (ii) By Crown on the last day of the Due Diligence Period if the Crown Accountants have advised Crown that, based solely upon such accountants' analysis (the "Crown Accountants Analysis") of the total mix of Additional Company Information, which shall be reflected in such accountants' written opinion delivered to Shareholder and Crown, and after having reviewed its analysis and evaluation with the Shareholder Accountants, the Crown Accountants are of the good faith judgment (the "Crown Accountants Judgment") that the net adverse effect on the value of the Company attributable to the Additional Company

     Information, after giving effect to any increases in value attributable to positive aspects of the Additional Company Information, exceeds $250 million; provided that within five days after receipt of notice,
              --------
     Shareholder may deliver to Crown notice that Shareholder disagrees with the Crown Accountants Judgment (in which case the provisions of subparagraph
     (iv) below shall apply) and provided, further, that if Shareholder does not
                                 --------  -------
     deliver such notice of disagreement within five days after receipt of the notice of termination, this Agreement shall terminate.

          (iii) For purposes of this Section 13(j), it is the intention of the parties that the differences between book value and fair market value and between United States GAAP and International Accounting Standards shall not, in and of themselves, give rise to increases or decreases in value of Crown or the Company, as the case may be.

          (iv) If Crown or Shareholder delivers notice that it disagrees with the Shareholder Accountants Judgment or the Crown Accountants Judgment, respectively, within the five day period specified above, Crown and Shareholder shall mutually select an independent accounting firm of recognized international standing to act as arbitrator (such firm, the "Independent Accountant") and shall provide to the Independent Accountant all information which the Independent Accountant may reasonably request and which is available to Crown and Shareholder. The Independent Accountant shall, within 10 Business Days thereof, advise Crown and Shareholder whether the Independent Accountant agrees with the Shareholder Accountants Judgment or the Crown Accountants Judgment, as the case may be. In expressing such judgment, the Independent Accountant shall not consider any differences in the businesses of Crown, the Company and their respective Subsidiaries resulting from public dissemination of the termination notice or changes, whether actual or prospective, in general conditions applicable to the industry in which Crown, the Company and their respective Subsidiaries are involved or general economic conditions. If the Independent Accountant agrees that the net adverse effect on the value of Crown arising from the Additional Crown Information or on the value of the Company arising from the Additional Company Information, after giving effect to any increases in value that are attributable to positive aspects of the Additional Crown Information or Additional Company Information, as the case may be, exceeds $250 million, this Agreement shall terminate. If the Independent Accountant does not agree that the net adverse effect on value of Crown arising from the Additional Crown Information or on the value of the Company arising from the Additional Company Information, after giving effect to any increases in value that are attributable to positive aspects of the Additional Crown Information or the Additional Company Information, as the case may be, exceeds $250 million, the termination right of Crown or Shareholder, as the case may be, pursuant to this paragraph (j) shall expire. The expiration of the termination right provided by this paragraph
     (j) shall be without prejudice to any other right of termination provided to any party pursuant to this Section 13.

          (v) The fees and expenses of the Independent Accountant shall be borne one-half by Crown and one-half by Shareholder.

          (vi) In acting under this Agreement, the Independent Accountant shall be entitled to the privileges and immunities of arbitrators.

          (k) By Shareholder if the Board of Directors of Crown shall withdraw, or adversely modify or adversely change its recommendation as contemplated by the last sentence of Section 8(a) hereof and, thereafter, the Crown Shareholder Approvals are not obtained at the Crown Shareholder Meeting provided that this Agreement is not terminable at such time by Crown for a reason other than the failure to obtain such Crown Shareholder Approvals.

          (l)  Effect of Termination.  In the event of termination of this
               ---------------------
Agreement as provided in this Section 13, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any willful breach of this Agreement.

          14.  Expenses.
               --------

          (a) Each of Crown, on the one hand, and Shareholder and the Company, on the other hand, shall bear and pay all costs and expenses incurred by it or them or on its or their behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except as set forth in
Section 13(j)(v) hereof and except that, to the fullest extent permitted under law, in the event the Offer is successful

Crown or its designee shall reimburse Shareholder for 80% of the total amount of the documented fees and expenses of Shareholder's legal and financial advisers with respect to the transactions contemplated by this Agreement, up to a maximum reimbursement amount of $15 million.

          (b) Each of the parties has represented and warranted that neither it nor any of its officers, directors, employees, affiliates, or Subsidiaries has employed any broker or finder or incurred any liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby, except as expressly provided in such representations and warranties. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by either Crown or Shareholder, each party agrees to indemnify and hold the other party harmless of and from any such claim.

          (c)(i) Upon any termination by Shareholder under Section 13(k), Crown shall pay Shareholder $10 million (in recognition of the expenses and effort devoted to the proposed transaction), provided that Shareholder
                                                  --------
     shall give notice of such termination within ten business days following the date of the Crown Shareholder Meeting.

          (ii) In the event that, pursuant to Section 2(b) hereof, Shareholder tenders any of its Shares to a Third Party Bid, Shareholder shall pay Crown $10 million (in recognition of the expenses and effort devoted to the proposed transaction).

          (iii) Section 14(c)(i) and 14(c)(ii) above are subject to prior approval of the COB. In the event that obtaining such COB approval requires modification to one or both of such Sections, Crown and Shareholder may mutually agree to modify the obligations set forth herein.

          (iv) The dollar amount set forth in Section 14(c)(i) and 14(c)(ii) above shall not be construed to be liquidated damages, and, in the event of a breach of this Agreement by either party hereto, the other party shall be entitled to such damages and remedies as are available under this Agreement and applicable law.

          15.  Miscellaneous.
               -------------

          (a)  Entire Agreement; Assignment; No Third-Party Beneficiaries.  This
               ----------------------------------------------------------
Agreement, together with the Shareholders Agreement, the Crown Confidentiality Agreement the Company Confidentiality Agreement and the Shareholder Confidentiality Agreement, (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, provided that on the Closing Date each of
                                      --------
the Crown Confidentiality Agreement, the Company Confidentiality Agreement and the Shareholder Confidentiality Agreement shall be superseded by the provisions of the Shareholders Agreement (except that the confidentiality provisions of such agreements shall survive) and (ii) shall not be assigned by operation of law or otherwise, provided that Crown may assign any of its rights and obligations hereunder to any wholly-owned Subsidiary of Crown that agrees in writing to assume such rights and obligations and to be bound by this Agreement; provided that Crown shall remain jointly and severally liable for the performance of all obligations so assigned. This Agreement shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

          (b)  Amendments.  This Agreement may not be modified, amended, altered
               ----------
or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c)  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York.

          (d)  Specific Performance.  Each of the parties hereto recognizes and
               --------------------
acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (e)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          (f)  Descriptive Headings.  The descriptive headings used herein are
               --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (g)  Severability.  Whenever possible, each provision or portion of
               ------------
any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law, rule or regulation in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision shall have been replaced with a provision which shall, to the maximum extent permissible under such applicable law, rule or regulation, give effect to the intention of the parties as expressed in such invalid, illegal or unenforceable provision.

          (h)  Notices.  All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram, facsimile transmission with confirmation of receipt, or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

               if to Crown:

               Crown Cork & Seal Company, Inc.
               9300 Ashton Road
               Philadelphia, Pennsylvania 19136
               Attention:     William J. Avery
                              Chairman, President and Chief
                              Executive Officer
               Telecopy:      (215) 698.5206
               with a copy to:

               Dechert Price & Rhoads
               4000 Bell Atlantic Tower
               1717 Arch Street
               Philadelphia, Pennsylvania 19103
               Attention:     Thomas A. Ralph and
                              William G. Lawlor
               Telecopy:      (215) 994.2222
               if to Shareholder:

               CGIP
               89, rue Taitbout
               75009 Paris, France
               Attention:     Michel Renault
               Telecopy:      (011) 33.1.42.80.68.67
               with a copy to:

               Sullivan & Cromwell
               250 Park Avenue
               New York, New York 10177
               Attention:     Allan M. Chapin
               Telecopy:      (212) 558.4915

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

          (i)  No Waiver.  Any waiver by any party of a breach of any provision
               ---------
of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          (j)  Nonsurvival of Warranties.  Except for Sections 5(j), 5(m), 6(a)
               -------------------------
and 6(b), none of the representations and warranties contained in this Agreement shall survive the Expiration Date. This paragraph shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Expiration Date. It being understood that the inclusion of the warranties of Crown set forth in Sections 5(c), 5(d), 5(e), 5(f), 5(g) and 5(i) are for the purpose of establishing the condition to

Shareholder's obligation to tender set forth in Section 11.1(a), Crown shall have no liability for any breach of such warranties in the event that this Agreement is terminated due to the non-occurrence of the Offer as a result of a failure to satisfy such condition, provided that the foregoing shall not limit any liability of Crown for breach of its other obligations hereunder (including its obligations under Section 9(d)).

          (k)  Consent to Jurisdiction and Service of Process.  Any legal action
               ----------------------------------------------
or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement (other than the Shareholders Agreement, which shall be governed solely by the analogous provisions thereof), and any action for enforcement of any judgment in respect thereof shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, unless such court shall not have jurisdiction in which case it shall be brought in the Supreme Court of the State of New York sitting in New York County and, by execution and delivery of this Agreement, Crown and Shareholder each irrevocably consent to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to Crown or Shareholder at their respective addresses referred to herein. Crown and Shareholder each hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement (other than the Shareholders Agreement, which shall be governed solely by the analogous provisions thereof) brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

          16.  Definitions.  Unless otherwise specified all references to "days"
               -----------
shall be deemed to be references to calendar days. For purposes of this Agreement, the following terms shall have the following meanings:

          (a)  Additional Crown Information.  "Additional Crown Information"
               ----------------------------
shall mean information affecting the consolidated stockholders' equity and contingencies related to assets or contingent liabilities of Crown and its

Subsidiaries (whether or not required to be recorded or reserved against under United States GAAP) of Crown and its Subsidiaries, measured in accordance with United States GAAP, provided to Shareholder by or on behalf of Crown after the date of this Agreement and which is not publicly available prior to the date of this Agreement.

          (b)  Additional Company Information.  "Additional Company Information"
               ------------------------------
shall mean information affecting the consolidated stockholders' equity and contingencies related to assets or contingent liabilities (whether or not required to be recorded or reserved against under International Accounting Standards) of the Company and its Subsidiaries, in each case measured in accordance with International Accounting Standards, provided to Crown by or on behalf of Shareholder or the Company after the date of this Agreement and which is not publicly available prior to the date of this Agreement; provided,
                                                               --------
however, that Additional Company Information shall not include Company
- -------
Disclosure Information.

          (c)  Affiliate.  An "affiliate" of a person shall have the meaning set
               ---------
forth in Rule 12b-2 of the Exchange Act as in effect on the date hereof and, in addition, shall include "associates" (as defined in Rule 12b-2 of the Exchange Act as in effect on the date hereof) of such person and its affiliates.

          (d)  BALO Announcement.  "BALO Announcement" shall mean the
               -----------------
announcement regarding the Company published in the Bulletin des Annonces
                                                    ---------------------
Legales Obligatoires on April 12, 1995.
- --------------------

          (e)  Beneficial Owner.  A person shall be deemed to "beneficially
               ----------------
own," or to have "beneficial ownership" of any securities in accordance with the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof and, in addition, such terms shall include securities which such person has the right to acquire (irrespective of whether such right is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

          (f)  Business Day.  "Business Day" shall mean any date on which
               ------------
banking institutions in the City of New York are not authorized or obligated by law or executive order to close.

          (g)  CBV.  "CBV" shall mean the French Conseil des Bourses de Valeurs.
               ---                               ------------------------------

          (h)  Closing.  "Closing" shall mean the closing of the Offer.
               -------

          (i)  Closing Date.  "Closing Date" shall mean the date on which the
               ------------
Offer is successfully consummated as evidenced in the avis de resultat issued by
                                                      ----------------
the CBV.

          (j)  COB.  "COB" shall mean the French Commission des Operations de
               ---                               ----------------------------
Bourse.
- ------

          (k)  Commencement Date.  "Commencement Date" shall mean the date on
               -----------------
which the SBF has released an opening notice (avis d'ouverture) relating to the
                                              ----------------
Offer.

          (l)  Company Disclosure Information.  "Company Disclosure Information"
               ------------------------------
shall mean the information contained in the following documents, copies of all of which were delivered to Crown prior to the signature of the Agreement: (i) the Company's annual reports for the fiscal years ended December 31, 1993 and December 31, 1994 and (ii) the matters disclosed at the meeting on May 20, 1995 with Bernard Rolley, Chief Financial Officer of the Company, Alan Rutherford, Chief Financial Officer of Crown, James Clancy, partner of Price Waterhouse LLP, independent accountants to Crown, and Christian Christiani, partner of Arthur Andersen, independent accountants to the Company, as memorialized in the Notes, dated May 22, 1995 provided to Crown prior to the execution of this Agreement. In determining the extent to which particular issues were disclosed as part of the Company Disclosure Information, consideration shall be given to the degree of detail of the description of the issues (including the specific amounts actually furnished) summarized therein and the extent to which Crown was able to form a view with respect to such issues in discussions with representatives of the Company and its accountants.

          (m)  Due Diligence Period.  "Due Diligence Period" shall mean the
               --------------------
period of 30 days commencing on June 12, 1995 or such later date as the parties shall agree.

          (n)  Exchange Act.  "Exchange Act" shall mean the U.S. Securities
               ------------
Exchange Act of 1934, as amended.

          (o)  Filing Date.  "Filing Date" shall mean the date on which the CBV
               -----------
Filing is filed with the CBV.

          (p)  London Stock Exchange.  "London Stock Exchange" shall mean the
               ---------------------
International Stock Exchange of Great Britain and the Republic of Ireland, Limited.

          (q)  French Market Day.  "French Market Day" shall mean a day on which
               -----------------
the Paris Stock Exchange is open for trading.

          (r)  Group.  "Group" shall mean a group (as such term is used in
               -----
Section 13(d)(3) of the Exchange Act as in effect on the date hereof).

          (s)  Market Closing Price.  "Market Closing Price" shall mean, for
               --------------------
shares of Crown Common Stock, the closing price per share on the trading day in question as reported by the NYSE for composite transactions.

          (t)  Material Adverse Effect.  "Material Adverse Effect", when used in
               -----------------------
connection with Shareholder, the Company, or Crown, means any significant and substantial adverse effect on the business, operations, or financial condition, or results of operations of Shareholder, the Company or Crown, as the case may be, and its consolidated Subsidiaries, taken as a whole, or on the ability of Shareholder or Crown, as the case may be, to perform its obligations hereunder or to consummate the transactions contemplated hereby; provided, however, that
                                                       --------  -------
"Material Adverse Effect" does not include events caused by general changes in the economy or in the industries served by Shareholder, the Company or Crown, as the case may be.

          (u)  Noon Buying Rate.  "Noon Buying Rate" shall mean the noon buying
               ----------------
rate in the City of New York for cable transfers payable in French francs (expressed in French francs per U.S. $1.00) as announced by the Federal Reserve Bank of New York for customs purposes.

          (v)  NYSE.  "NYSE" shall mean the New York Stock Exchange, Inc.
               ----

          (w)  Outstanding Common Stock.  "Outstanding Common Stock" shall mean
               ------------------------
all the shares of Common Stock currently outstanding, together with all shares under option from time to time on the date of this Agreement plus all shares to be issued in the Faba transaction as described in the BALO Announcement and shares issued pursuant to the New Options and the 1994 Options.

          (x)  Paris Stock Exchange.  "Paris Stock Exchange" shall mean the
               --------------------
Bourse de Paris.
- ---------------

          (y)  Person.  "Person" shall mean any individual, Group, corporation,
               ------
partnership, firm, government or agency or political subdivision thereof, or other entity of whatever nature.

          (z)  SBF.  "SBF" shall mean the French Societe des Bourses Francaises.
               ---                               ------------------------------

          (aa)  SEC.  "SEC" shall mean the U.S. Securities and Exchange
                ---
Commission.

          (ab)  Securities Act.  "Securities Act" shall mean the U.S. Securities
                --------------
Act of 1933, as amended.

          (ac)  Subsidiaries.  "Subsidiaries" shall mean all direct and indirect
                ------------
subsidiaries as the context requires.

          (ad)  SLF.  "SLF" shall mean the French Service de la Legislation
                ---                               -------------------------
Fiscale.
- -------

          (ae)  United States GAAP.  "United States GAAP" shall mean United
                ------------------
States generally accepted accounting principles.

          (af)  Voting Power.  "Voting Power" shall mean the voting power in the
                ------------
general election of members of the Conseil de Surveillance, and shall be
                                   -----------------------
calculated for options to acquire shares of Common Stock and for securities convertible into (or exercisable or exchangeable for) shares of Common Stock by reference to the votes attributable to the number of shares of Common Stock for which such options are exercisable or into which or for which such other securities are convertible, exercisable or exchangeable.

          (ag) $.  "$" and "dollars" shall mean U.S. dollars.
               -

          In addition, the following terms have the definitions specified in the Sections noted:

                  Term                           Section
                  ----                           -------
1994 Financial Statements                 Section 5(g)
1994 Options                              Annex 4(c)
Agreement                                 Preamble
Average Crown Common Stock Price          Section 1(b)
BALO Announcement                         Section 16(d)


By-law Amendment                          Section 5(h)
Camebo                                    Section C.
Cash Election Price                       Section A.
CBV Filing                                Section 8(e)
Common Stock                              Section A.
Company                                   Section A.
Company Confidentiality Agreement         Section 7(f)
Company Employee Plans                    Annex 4(j)
Company Public Reports                    Section 7(j)
Crown                                     Preamble
Crown Accountants                         Section 13(j)(i)
Crown Accountants Analysis                Section 13(j)(ii)
Crown Accountants Judgment                Section 13(j)(ii)
Crown Common Stock                        Section A.
Crown Confidentiality Agreement           Section 8(d)
Crown Employee Plans                      Section 5(g)
Crown Preferred Stock                     Section A.
Crown SEC Reports                         Section 5(c)
Crown Shareholder Approvals               Section 10.1(d)
Crown Shareholder Meeting                 Section 8(a)
days                                      Section 16
Downgrade                                 Section 11(i)
Exchange Offers                           Section B.
Exchange Ratio                            Section A.
Expiration Date                           Section 4
Final Determination Date                  Section 13(h)
Final Termination Date                    Section 13(e)
Financial Statements                      Annex 4(e)
French and U.K. Securities Authorities    Annex 4(d)
French Franc Crown Common Stock Price     Section 1(b)
Group                                     Section 16(r)


HSR Act                                   Section 5(k)
Independent Accountant                    Section 13(j)(iv)
International Accounting Standards        Annex 4(e)
Investment Grade                          Section 11(i)
Measurement Date                          Section 1(b)
Minimum Condition                         Section 1(a)
New Articles                              Section 5(h)
New Options                               Annex 4(c)
Note d'Information                        Section 5(o)
Offer                                     Section A.
Outstanding Options                       Section 1(h)
Pledge                                    Section 6(a)
Proxy Statement                           Section 8(f)
Registration Statement                    Section 8(f)
Regulation 14A                            Section 8(f)
Returns                                   Section 5(i)
Shareholder                               Preamble
Shareholder Accountants                   Section 13(j)(i)
Shareholder Accountants Analysis          Section 13(j)(i)
Shareholder Accountants Judgment          Section 13(j)(i)
Shareholder Designee                      Exh. 1, Section 13
Shareholders Agreement                    Section 9(f)
Shares                                    Section C.
Strategic Committee                       Exh. 1, Section 13
Subsidiaries                              Section 16(x)
Taxes                                     Section 5(i)
Third Party Bid                           Section 2(b)
U.K. Exchange Offer                       Section B.
U.K. Filing                               Section 8(h)
Unit                                      Section A.

          IN WITNESS WHEREOF, Crown and Shareholder have caused this Agreement to be duly executed as of the day and year first above written.


                                           CROWN CORK & SEAL COMPANY, INC.



                                           By:  /s/ Alan W. Rutherford
                                              -------------------------------
                                              Alan W. Rutherford
                                              Executive Vice President
                                              and Chief Financial Officer


                                           COMPAGNIE GENERALE D'INDUSTRIE
                                           ET DE PARTICIPATIONS



                                           By:  /s/ Ernest-Antoine Seilliere
                                              -------------------------------
                                              Ernest-Antoine Seilliere
                                              Chairman and Chief
                                              Executive Officer

                                                                         ANNEX 1


Article THIRD of the Corporation's Articles of Incorporation is amended to read in its entirety as follows:


          THIRD: The total number of shares which may be issued by the Corporation is 650,000,000 shares of Common Stock, at a par value per share of $5.00 (the "Common Stock") and ___________* shares of 4.5% Cumulative Preferred Stock (Liquidation Preference $_____** per share), at a par value of $_____** per share (the "Preferred Stock").



       A.  Common Stock:  The designations, voting powers, restrictions and
           ------------
rights of the Common Stock are as follows:

          1.  Dividends.  Holders of Common Stock will be entitled to receive
              ----------
such dividends as may be declared by the Board of Directors.

          2.  Liquidation.  In any liquidation, dissolution or winding up of the
              -----------
Corporation, whether voluntary or involuntary, after the debts of the Corporation and obligations with respect to the Preferred Stock shall have been paid or provided for, all of the remaining assets of the Corporation shall belong to and shall be distributed ratably among the holders of the Common Stock.

          3.  Reacquired Shares.  The Board of Directors shall have the power to
              -----------------
eliminate reacquired shares of Common Stock from the authorized number of shares of the Corporation or to restore such shares to the status of authorized but unissued shares.

          4.  Voting Rights.  Except as may otherwise be required by law in any
              -------------
case and as provided in Section C.6 below, the holders of shares of Common Stock possess the


___________________

*      Insert the number of Preferred Shares to be issued in the Exchange
       Offers.

** Insert the average Market Closing Price (as defined in the Exchange Offer Agreement) per share of Common Stock (as defined in the Exchange Offer Agreement), in U.S. dollars, for the most recent 20 business days on which trading of Crown Common Stock has occurred prior to the Measurement Date (as defined in the Exchange Offer Agreement).

                                      1-1

                                                                       ANNEX 1


exclusive voting powers of the Corporation. At every meeting of stockholders of the Corporation, the holders of record of shares of Common Stock entitled to vote thereat shall be entitled to one vote for each share held. The holders of Common Stock shall not be entitled to cumulative voting in the election of directors of the Corporation.

       B.  Capital Stock Generally.  The following provisions shall apply to all
           ------------------------
classes of the Corporation's capital stock:

          1.  Additional or Increased Stock.  No holder of stock of the
              -----------------------------
Corporation of any class shall be entitled as of right to subscribe for any additional or increased stock of any class or any obligations convertible into any class or classes of stock, and the Corporation may, without offering any such increased or additional stock or obligations to stockholders of any class, sell or dispose of the same to such persons and for such consideration permitted by law as the Board of Directors from time to time in its absolute discretion determines.

          2.  Authorized Shares.  The Corporation may issue and sell its
              -----------------
authorized shares, if any, without par value from time to time for such consideration as may from time to time be fixed by the Board of Directors, and sell and dispose of any stock having a par value, for such consideration permitted by law, as the Board of Directors may from time to time determine, without other authority, consent or vote of the stockholders of the Corporation of any class or classes, except as otherwise provided herein or under applicable law.

       C.  Preferred Stock.  The designations, voting powers, restrictions and
           ----------------
rights of the Preferred Stock are as follows:



          1.  Designation and Amount.  The shares of Preferred Stock shall be
              ----------------------
designated as 4.5% Cumulative Preferred Stock and the number of shares constituting such

                                      1-2

                                                                         ANNEX 1

class shall be ___________.* The par value of the Preferred Stock shall be $_____________** per share.

          2.  Rank.  All shares of Preferred Stock shall, with respect to
              ----
dividend rights and rights upon liquidation, dissolution and winding-up, rank senior to all of the Corporation's now or hereafter issued Junior Securities (as hereinafter defined) and on a parity with the Parity Securities (as hereinafter defined), unless the issuance of a new class of preferred stock that ranks senior in respect of dividend rights or rights upon liquidation, dissolution and winding-up is specifically approved by the holders of Preferred Stock as provided under Section C.6(d). The Common Stock and other equity securities (other than any senior securities specifically approved by the holders of Preferred Stock as provided under Section C.6(d)) of the Corporation shall be "Junior Securities" for all purposes hereunder unless, with respect to any class of equity securities other than the Common Stock such securities expressly provide that they rank on a parity with the Preferred Stock with respect to dividends and upon liquidation, dissolution or winding-up, in which case such class of equity securities shall be "Parity Securities". The terms of the Preferred Stock do not restrict the creation of Junior Securities and Parity Securities other than as provided in Section C.6(d).

          3.  Preferred Dividends.  The holders of Preferred Stock shall be
              -------------------
entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, dividends at the rate of $________*** per annum per share (the "Preferred Dividends"), and no more, which shall be fully cumulative and shall be payable in cash (except as provided in Section C.5(i)) quarterly in arrears on ___________, ___________,

______________________

*      Insert the number of Preferred Shares to be issued in the Exchange
       Offers.

** Insert the average Market Closing Price (as defined in the Exchange Offer Agreement) per share of Common Stock (as defined in the Exchange Offer Agreement), in U.S. dollars, for the most recent 20 business days on which trading of Crown Common Stock has occurred prior to the Measurement Date (as defined in the Exchange Offer Agreement).

***    Insert 0.045 x the par value of the Preferred Stock

                                      1-3

___________ and ___________ of each year (each a "Dividend Payment Date") (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear upon the stock transfer books of the Corporation on such record dates, not more than sixty days nor less than ten days preceding the respective Dividend Payment Dates, as are fixed by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof).

          The first dividend period shall be from the date of initial issuance of the Preferred Stock to but excluding _____ and the first Dividend Payment Date in respect of the Preferred Stock shall be ________. Dividends on the Preferred Stock shall accrue (whether or not declared and whether or not such amounts would be available, legally or otherwise, at that time for distribution to holders of Preferred Stock) on a daily basis from the date of original issuance of the Preferred Stock or from the most recent Dividend Payment Date to which full dividends have been paid. Dividends will cease to accrue in respect of any shares of the Preferred Stock on the effective date of a mandatory conversion pursuant to Section C.5(e) or on the date of their earlier voluntary conversion. Dividends (or cash amounts equal to accrued and unpaid dividends) payable on the Preferred Stock for any period shorter than a quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

          For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in New York, New York or in Philadelphia, Pennsylvania. Subject to the next Paragraph of this Section C.3, payments on account of accrued and unpaid dividends for any past dividend period may be declared and paid at any time, without reference to any regular Dividend Payment Date. The amount of dividends payable per share of Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. No interest shall be payable in respect of any accrued and unpaid dividends on the Preferred Stock. Holders of the shares of Preferred Stock, as such, shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative cash dividends as provided in this Section C.3.

          No dividends or other distributions shall be declared, paid or set apart for payment or otherwise made on shares of any Junior Securities (other than a dividend or distribution paid solely in shares of, or warrants, rights

                                      1-4
or options exercisable for or convertible into Junior Securities), unless and until all accrued and unpaid dividends on the Preferred Stock for all dividend payment periods ending on or before the payment date of such dividend or other distribution on Junior Securities shall have been paid or declared and set apart for payment.

          No payment in cash or otherwise on account of the purchase, redemption, retirement or other acquisition of shares of Junior Securities shall be made unless and until all accrued and unpaid dividends on the Preferred Stock for all dividend payment periods ending on or before such payment in respect of such Junior Securities shall have been paid or declared and set apart for payment; provided, however, that the restrictions set forth in this sentence
         --------  -------
shall not apply to the purchase or other acquisition of Junior Securities (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, (B) solely in exchange for or upon conversion into Junior Securities or (C) pursuant to a redemption at the stated redemption price of any rights granted to holders of Common Stock pursuant to a shareholder's rights plan.

          No full dividends shall be declared, paid or set apart for payment on shares of any class or series of the Parity Securities for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Preferred Stock for all dividend payment periods ending on or before the payment date of such full dividends on Parity Securities. No dividends may be paid on Parity Securities except on dates on which dividends are paid on the Preferred Stock. If dividends are not paid or set apart in full upon the shares of Preferred Stock and any Parity Securities, all dividends paid or declared and set apart for payment on the Preferred Stock and the Parity Securities shall be paid or declared and set apart for payment pro rata so that the amount of dividends paid or declared and set apart for payment per share on the Preferred Stock and the Parity Securities on any date shall in all cases bear to each other the same ratio that accrued and unpaid dividends to the date of payment on the Preferred Stock and the Parity Securities bear to each other.

          No payment on account of the purchase, redemption, retirement or other acquisition of shares of Parity Securities shall be made, and, other than dividends to the extent permitted by the preceding Paragraph, no

                                      1-5
distributions shall be declared, paid or set apart for payment or otherwise made on shares of Parity Securities, unless and until all accrued and unpaid dividends on the Preferred Stock for all dividend payment periods ending on or before such payment in respect of, or the payment date of such distribution on, such Parity Securities shall have been paid or declared and set apart for payment; provided, however, that the restrictions set forth in this sentence
         --------  -------
shall not apply to the purchase or other acquisition of Parity Securities (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation hereafter adopted, (B) solely in exchange for or upon conversion into other Parity Securities or Junior Securities or (C) pursuant to a redemption at the stated redemption price of any rights granted to holders of Common Stock pursuant to a shareholder's rights plan.

          Subject to the foregoing provisions, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any Junior Securities or Parity Securities, and may redeem, purchase or otherwise acquire any Junior Securities or Parity Securities, and the holders of the Preferred Stock shall not be entitled to share therein.

          Any dividend payment made on shares of the Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of the Preferred Stock.

          All dividends paid with respect to shares of the Preferred Stock pursuant to this Section C.3 shall be paid pro rata to the holders entitled thereto.

          Holders of shares of the Preferred Stock shall be entitled to receive the dividends provided for in this Section C.3 in preference to and in priority over any dividend upon any of the Junior Securities.

          4.  Liquidation Preference.  In the event of a liquidation,
              ----------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount per share of Preferred Stock equal to all dividends accrued and unpaid on such share to (but not including) the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to $[See Liquidation Preference on p.1.] per share, before

                                      1-6
any payment shall be made or any assets distributed in respect of such Junior Securities.

          If the assets of the Corporation available for distribution to shareholders are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Preferred Stock (as provided in the preceding Paragraph of this Section C.4) and any Parity Securities, then the holders of such shares shall share ratably in such distribution of assets in accordance with the amounts which would be payable on such distribution if the amounts to which the holders of outstanding shares of Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full.

          Except as provided in this Section C.4, holders of Preferred Stock, as such, shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

          For the purposes of this Section C.4, none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation:

               (i) the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation;

              (ii) the consolidation or merger of the Corporation with or into one or more other corporations, or other associations;

             (iii) the consolidation or merger of one or more corporations or other associations with or into the Corporation;

              (iv)    the participation by the Corporation in a share exchange;
       or

               (v) the division of the Corporation pursuant to 15 Pa. C.S. Subch. 19D.


          5.  Conversion Privilege.
              --------------------

          (a)  Right of Conversion.  At any time after the date of initial
               -------------------
issuance of the Preferred Stock, each share of Preferred Stock shall be convertible at the option of the holder thereof into fully paid and nonassessable shares of

                                      1-7

Common Stock, at the rate of that number of shares of Common Stock for each full share of Preferred Stock that is equal to $[See Liquidation Preference on p.1.] divided by the conversion price applicable per share of Common Stock. For purposes of this Section C.5, the "conversion price" applicable per share of Common Stock shall initially be equal to $____* and shall be adjusted from time to time in accordance with the provisions of this Section C.5.

          (b)  Conversion Procedures.  Any holder of shares of Preferred Stock
               ---------------------
desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Preferred Stock at the office of the transfer agent for the Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued.

          The Corporation shall, as soon as practicable after such surrender of certificates evidencing shares of Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment without interest in respect of any fraction of a share of Common Stock as hereinafter provided. Such conversion shall be deemed to have been made on the date of such surrender of the shares of Preferred Stock to be converted (the "Surrender Date"), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

          In the event that fewer than all shares of Preferred Stock represented by a surrendered certificate are to be converted hereunder, a new certificate shall be issued at the expense of the Corporation representing the shares of Preferred Stock not so converted. No interest will be


_____________
*      Insert 1.0975 x par value.

                                      1-8
payable with respect to any cash adjustment paid with respect to any fractional shares of Common Stock as hereinafter provided. No holder of a certificate or certificates which immediately prior to the Surrender Date represented shares of outstanding Preferred Stock shall have any rights as a holder of such Common Stock, including without limitation voting rights or the right to receive any dividend or other distribution from the Corporation with respect to any Common Stock, until surrender of such certificate or certificates that prior to the Surrender Date represented such shares of Preferred Stock in exchange for a certificate or certificates representing such Common Stock.

          Effective on the day following the Surrender Date, dividends shall cease to accrue on any shares of Preferred Stock surrendered for conversion, such shares of Preferred Stock shall no longer be deemed outstanding, all rights of the holders thereof as preferred shareholders of the Corporation shall cease (other than the right to receive dividends declared payable to holders of record of Preferred Stock on a record date prior to the Surrender Date) and thereupon the certificate or certificates theretofore representing such shares of Preferred Stock shall represent only the right to receive the Common Stock deliverable upon conversion in respect thereof.

          (c)  Adjustment of Conversion Price.  The conversion price at which a
               ------------------------------
share of Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

               (1) In case at any time after the date of original issuance of the Preferred Stock, the Corporation shall pay or make a dividend or other distribution to all holders of its Common Stock or other Junior Securities of the Corporation in shares of Common Stock, the conversion price in effect at the opening of business on the business day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such determination. For the purposes of this Subparagraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall

                                      1-9
include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

               (2) In case at any time after the date of original issuance of the Preferred Stock, the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in Subparagraph (6) of this Paragraph) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price) and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such determination. For the purposes of this Subparagraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation. The foregoing provision shall not apply to issuances of rights pursuant to a shareholder rights plan provided that such rights are issued together with the Common Stock upon conversion of the Preferred Stock. In the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the conversion price shall be adjusted to the conversion price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting

                                     1-10
adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase; provided,
                                                                       --------
however, that no such readjustment upon expiration of such rights or warrants
- -------
shall affect the number of shares of Common Stock issued upon any conversion of Preferred Stock prior to such readjustment.

               (3) In case at any time after the date of original issuance of the Preferred Stock, outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case at any time after the date of original issuance of the Preferred Stock outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (4) In case at any time after the date of original issuance of the Preferred Stock, the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Subparagraph (2) of this Paragraph, any dividend or distribution in cash solely out of the retained earnings of the Corporation (retained earnings of the Corporation for this purpose being calculated at any date to exclude the one-time impact of the Corporation's adopting changes in accounting principles required by changes in (i) United States generally accepted accounting principles or (ii) the application or interpretation of United States generally accepted accounting principles by any applicable governmental or regulatory authority, provided that only changes occurring in the fiscal year with respect to which retained earnings is being determined shall be excluded for this purpose) and any dividend or distribution referred to in Subparagraph (1) of this Paragraph), then in each such case, unless the Corporation elects to reserve shares or other units of such securities or assets for distribution to the holders of the Preferred Stock upon the conversion of the shares of Preferred Stock so that any holder of Preferred Stock will receive upon such conversion, in

                                     1-11
addition to the shares of the Common Stock to which such holder is entitled, the kind and amount of such securities or assets which such holder would have received if such shares of Preferred Stock had been converted into shares of Common Stock immediately prior to the date fixed for the determination of stockholders entitled to receive such distribution, the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in Subparagraph (6) of this Paragraph) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination, if made in good faith, shall be conclusive and described in a resolution of the Board of Directors filed with the transfer agent for the Preferred Stock and mailed to the holders of record of the Preferred Stock) on the date fixed for such determination of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

               (5) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section C.5(f) applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of Subparagraph (4) of this Paragraph), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock, if any, outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of Subparagraph (3) of this Paragraph).

                                     1-12

               (6) For the purpose of any computation under Subparagraphs (2) and (4) of this Paragraph, the current market price per share of Common Stock on any day shall be deemed to be the average of the "market prices" (as defined below) for shares of Common Stock for any five consecutive Business Days selected by the Corporation commencing not more than 20 Business Days before the date in question, provided, however, that if the "ex" date (as defined later in
                  --------  -------
this Subparagraph (6)) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to Subparagraph (1), (2), (3) or (4) above occurs on or after the 20th Business Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation, the market price for each Business Day prior to the "ex" date for such other event shall be adjusted by multiplying such market price by the same fraction by which the conversion price is required to be adjusted as a result of such other event. For purposes of this Paragraph, the term "'ex' date", (i) when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the market price was obtained without the right to receive such issuance or distribution and (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective. The term "market price" as used in this Paragraph means, the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case of the Common Stock on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose. If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the fair market value of such class of stock as determined by a

                                     1-13
member firm of the New York Stock Exchange, Inc. selected by the Corporation.

               (7) In any case in which this Paragraph shall require that an adjustment be made immediately following a record date, the Corporation may elect to defer the implementation of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Corporation shall, with respect to any share of Preferred Stock converted after such record date and before such adjustment shall have become implemented (i) defer paying any cash payment pursuant to Paragraph (d) below in respect of fractional shares or issuing to the holder of such share of Preferred Stock the number of shares of Common Stock issuable upon such conversion in excess of the number of shares of Common Stock issuable thereupon only on the basis of the conversion price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall be implemented, pay to such holder the appropriate cash payment pursuant to Paragraph (d) and issue to such holder the additional shares of Common Stock and other capital stock and securities of the Corporation issuable on such conversion and deliver to such holder such other assets deliverable on such conversion. If an event otherwise requiring that an adjustment be made pursuant to this Paragraph never becomes effective, no such adjustment shall be required to be implemented.

               (8) Notwithstanding anything to the contrary herein, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided,
                                                                    --------
that any adjustments which by reason of this Subparagraph (8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph shall be made by the Corporation to the nearest cent or the nearest one-hundredth of a share, as the case may be.

               (9) The Corporation may make such reductions in the conversion price, in addition to those required by Subparagraphs (1), (2), (3) and (4) of this Paragraph, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. Any determination by the Board of Directors of the Corporation in connection with the foregoing, if made in good faith, shall be conclusive and described in a resolution of the Board of Directors filed with the transfer agent for the

                                     1-14

Preferred Stock and mailed to the holders of record of the Preferred Stock.

               (10) As used in this Section C.5 "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized by law or executive order to close.

               (11) Whenever the conversion price is adjusted as herein provided, the Corporation shall:

               (i) forthwith compute the adjusted conversion price in accordance with this Section C.5(c) and prepare a certificate signed by the Chief Financial Officer, any Vice President, the Treasurer or Controller of the Corporation setting forth the adjusted conversion price, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the transfer agent or agents for the Preferred Stock and the Common Stock; and

               (ii) mail a notice stating that the conversion price has been adjusted, the facts requiring such adjustment and the facts upon which such adjustment is based and setting forth the adjusted conversion price to the holders of record of the outstanding shares of the Preferred Stock at or prior to the time the Corporation mails an interim statement to its shareholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter for the first three quarters of each year and within 90 days of the end of the last fiscal quarter of each year.

          (d)  No Fractional Shares.  No fractional shares or scrip representing
               --------------------
fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. If more than one certificate evidencing shares of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable to a holder upon conversion of any shares of

                                     1-15

Preferred Stock, the Corporation shall pay a cash adjustment without interest in respect of such fractional share in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors, which, so long as the Common Stock is listed on the New York Stock Exchange, shall be the reported last sale price regular way on the New York Stock Exchange) at the close of business on the day of conversion.

          (e)  Mandatory Conversion.  On the fourth anniversary of the date of
               --------------------
original issuance of the Preferred Stock (the "Latest Mandatory Conversion Date") all of the Preferred Stock shall convert into shares of Common Stock on the basis provided in Subparagraph (iii) of this Paragraph (e). If, at any time prior to the Latest Mandatory Conversion Date less than 30% of the number of shares of Preferred Stock initially issued remain outstanding, the remaining shares of Preferred Stock shall, at the election of the Corporation and after notice has been provided as set forth below, convert into shares of Common Stock on the basis provided in Subparagraph (iii) of this Paragraph (e).

               (i)  Notice of Conversion.  If the Corporation has elected to
                    --------------------
       convert the Preferred Stock into Common Stock pursuant to the second sentence of this Paragraph (e), the Corporation will provide notice of mandatory conversion of shares of Preferred Stock pursuant to this Paragraph (e) (other than any conversion on the Latest Mandatory Conversion Date) to holders of record of the Preferred Stock to be converted not less than 15 nor more than 60 days prior to the date fixed for conversion. Such notice shall be provided by mailing notice of such conversion first class air mail postage prepaid, to each holder of record of the Preferred Stock to be converted, at such holder's address as it appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the preceding notice for the conversion of any shares of Preferred Stock except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Such notice shall specify the date fixed for conversion, the conversion price then in effect and that on and after the date fixed for conversion dividends will cease to accrue on such shares.

               (ii)  Deposit of Shares and Funds.  The Corporation's obligation
                     ---------------------------
       to deliver shares of Common Stock and provide funds in accordance with this

                                     1-16

       Paragraph (e) shall be deemed fulfilled if, on the mandatory conversion date, the Corporation shall deposit, with a bank or trust company, having an office or agency in New York, New York and having a capital and surplus of at least $50,000,000, such number of shares of Common Stock as are required to be delivered by the Corporation pursuant to this Paragraph (e) upon the conversion (including the payment of fractional share amounts), together with funds sufficient to pay all accrued and unpaid dividends on the shares to be converted to (but not including) the effective date of the conversion, in trust for the account of the holders of the shares to be converted (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such shares and funds be delivered upon conversion of the shares of Preferred Stock so called for conversion, provided that the Corporation shall not deposit such shares of Common
       --------
       Stock or such funds on any date prior to the mandatory conversion date. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any shares of Common Stock or funds so deposited and unclaimed at the end of two years from such conversion date shall be repaid and released to the Corporation, after which the holder or holders of such shares of Preferred Stock so called for conversion shall look only to the Corporation for delivery of such shares of Common Stock or funds.

               (iii)  Effective Date.  Provided that the Corporation has
                      --------------
       fulfilled its obligations to deposit shares and funds as provided in Subparagraph (ii) of this Paragraph (e), then effective on the conversion date fixed by the Corporation and notified to the holders of Preferred Stock pursuant to Subparagraph (i) of this Paragraph (e) (or on the Latest Mandatory Conversion Date, as the case may be), each outstanding share of Preferred Stock shall be converted into fully paid and nonassessable shares of Common Stock at the conversion price then in effect, automatically and without any action on the part of any holder of shares of Preferred Stock, and such shares of Common Stock shall be deemed outstanding from and after the conversion date.

               (iv)  Surrender of Certificates; Status.  Each holder of shares
                     ---------------------------------
       of Preferred Stock to be converted pursuant to this Paragraph (e) shall surrender the certificates evidencing such shares to the Corporation at the place designated in the notice of such conversion or, if such conversion occurs on the

                                     1-17

       Latest Mandatory Conversion Date, then such conversion shall, unless the Corporation has notified each holder otherwise, take place at [ ], and shall thereupon be entitled to receive certificates evidencing shares of Common Stock and to receive any funds payable following such surrender and following the date of such conversion. If any required notice of conversion shall have been given or no such notice is required by the terms hereof, and if on the date fixed for conversion, shares of Common Stock and funds necessary for the conversion shall have been deposited with a bank or trust company as provided in Subparagraph (ii) of this Paragraph (e), then, notwithstanding that the certificates evidencing any shares of Preferred Stock subject to conversion shall not have been surrendered, the shares represented thereby subject to conversion shall be deemed no longer outstanding, dividends with respect to the shares subject to conversion shall cease to accrue after the date fixed for conversion and all rights with respect to the shares subject to conversion shall forthwith after such date cease and terminate, except for the right of the holders to receive the shares of Common Stock and funds, if any, to which they are entitled without interest upon surrender of their certificates therefor.

          (f)  Reclassification, Consolidation, Merger or Sale of Assets.  In
               ---------------------------------------------------------
case of any consolidation of the Corporation with, or merger of the Corporation or share exchange into, any other Person (as hereinafter defined), any merger of another Person into the Corporation (other than a merger or share exchange which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Corporation, lawful provision shall be made as a part of the terms of such consolidation, merger, sale or transfer whereby the holder of each share of the Preferred Stock shall have the right to convert such share into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Corporation into which a share of the Preferred Stock might have been converted at the conversion price in effect immediately prior to such consolidation, merger, sale or transfer (including aggregation rights with respect to fractional shares equivalent to those set forth in Paragraph (d) above), assuming such holder of Common Stock of the Corporation (i) is not a Person with which the Corporation consolidated or into which the Corporation

                                     1-18
merged or which merged into the Corporation or exchanged its shares or to which such sale or transfer was made, as the case may be (a "constituent Person"), or an Affiliate (as hereinafter defined) of a constituent Person, and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised; provided, however, that if the kind or amount of securities, cash and other
- --------  -------
property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such consolidation, merger, sale or transfer by others than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Paragraph the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. It is understood for purposes of this Paragraph that, if the shareholders of the Corporation have approved any such consolidation, merger, sale or transfer which makes provision for the Preferred Stock under the terms of such consolidation, merger, sale or transfer (such approval to include the necessary approval, if any, of the holders of the Preferred Stock under this Section C), then the holders of Preferred Stock shall be deemed to have waived the benefits of this Paragraph.

          Such provision shall also provide, as a part of the terms of such consolidation, merger, share exchange, sale or transfer, for adjustments for subsequent events equivalent to the adjustments provided for in Section C.6. The above provisions of this Paragraph (f) shall similarly apply to successive consolidations, mergers, share exchanges, sales or transfers.

          For purposes of this Paragraph (f), "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity and "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting

                                     1-19
securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          With respect to any consolidation, merger, share exchange, sale or transfer in which the Corporation is not the surviving Person, the surviving Person shall be a Person organized under the laws of a State of the United States.

          (g)  Reservation of Shares; Etc.  The Corporation shall at all times
               --------------------------
reserve and keep available, free from preemptive rights out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the Commonwealth of Pennsylvania, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then-outstanding shares of Preferred Stock.

          If any shares of Common Stock required to be reserved for purposes of conversion of the Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved as the case may be. If the Common Stock is listed on the New York Stock Exchange, the London Stock Exchange, the Paris Stock Exchange or any other national or foreign securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Preferred Stock.

          (h)  Prior Notice of Certain Events.  In case:
               ------------------------------

               (i) the Corporation shall declare any dividend (or any other distribution) on its Common Stock other than ordinary quarterly dividends in accordance with the Corporation's dividend policy (and other than dividends and distributions described in clauses (ii) and (iii) below); or

               (ii) the Corporation shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of

                                     1-20
any class or series or of any other rights or warrants other than pursuant to a shareholder rights plan provided that such rights are issuable together with Common Stock upon conversion of the Preferred Stock; or

               (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any division or consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

               (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Preferred Stock, and shall cause to be mailed to the holders of record of the Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least fifteen days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

          (i)  Accrued and Unpaid Dividends.  Notwithstanding the provisions of
               ----------------------------
Paragraph (b) above, the holder of each share of Preferred Stock shall, upon the conversion of shares of Preferred Stock pursuant to Paragraph (e) above, convert all accrued and unpaid

                                     1-21
dividends in respect of such shares of Preferred Stock into Common Stock at the conversion price.

          6.  Voting Rights.  Other than as set forth below and except as
              -------------
provided under applicable law, the holders of Preferred Stock shall be entitled to vote together with the holders of Common Stock on all matters to be voted on by the Corporation's holders of Common Stock. When voting together with the holders of Common Stock on any matter, each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock is convertible as provided under Section C.5 as of the record date applicable to such vote. The holders of Preferred Stock as a class shall have the following additional voting rights:

          (a)  Required Votes.  Except as provided below, a vote of at least a
               --------------
majority of Preferred Stock then outstanding shall be sufficient to take any action requiring the vote of the Preferred Stock as a separate class. The Common Stock shall not vote together with the Preferred Stock on any such matters. At any meeting where the Preferred Stock shall have the right to vote as a separate class, the presence, in person or by proxy, of a majority of the outstanding shares of the Preferred Stock shall constitute a quorum of such class.

          (b)  Default Voting Rights.  Whenever dividends accrued on the
               ---------------------
Preferred Stock shall be in arrears and unpaid for at least six consecutive quarterly dividend periods, (i) the number of members constituting the Board of Directors shall be increased by two, effective as of the time of election of such directors as hereinafter provided and (ii) the holders of shares of Preferred Stock (voting separately as a class together with holders of any Parity Securities upon which like voting rights have been conferred and are then exercisable) will have the exclusive right to vote for and elect such two additional directors of the Corporation (the "Preferred Stock Directors") to fill such newly-created directorships. Such right to elect two Preferred Stock Directors shall become effective at the earlier of (x) the next meeting of shareholders of the Corporation at which directors are to be elected held after such dividends have been in arrears and unpaid for six consecutive quarterly dividend periods and (y) the special meeting of holders of Preferred Stock (and of Parity Securities on which similar voting rights have been conferred) called as provided below in this Paragraph (b), and shall terminate when all accrued and unpaid dividends on the Preferred Stock have been declared and paid or set apart for payment in full, subject to re-vesting in the event of

                                     1-22
each and every subsequent failure of the Corporation to pay dividends for the requisite number of quarterly dividend periods as described above.

          Each of the two Preferred Stock Directors shall serve until the next annual meeting of shareholders of the Corporation and until his or her successor shall be elected and shall have qualified or the earlier expiration of his or her term as provided in this Paragraph (b). No Preferred Stock Director may be removed without the vote of holders of a majority of the shares of Preferred Stock voting as a class, or the holders of a majority of shares of Preferred Stock and Parity Securities having the right to vote in the election of the Preferred Stock Directors in case holders of shares of Parity Securities shall also have the right to elect such directors voting together as a single class, as the case may be. If, prior to the expiration of the term of any Preferred Stock Director, a vacancy in the office of such director shall occur, such vacancy shall, until the expiration of such term, in each case be filled by the vote of the holders of record of a majority of the then outstanding shares of Preferred Stock voting as a class, or the holders of a majority of the shares of Preferred Stock and Parity Securities who are then entitled to participate in the election of the Preferred Stock Directors in case holders of such Parity Securities shall also have the right to elect such directors voting together as a single class, as the case may be.

          Upon any termination of the right of the holders of Preferred Stock voting as a class to elect the Preferred Stock Directors as herein provided, the term of office of the Preferred Stock Directors then in office shall terminate immediately. Upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by two.

          At elections for Preferred Stock Directors, each holder of Preferred Stock shall be entitled to one vote per share. In the event that the holders of any Parity Securities shall be entitled to participate in the election of the Preferred Stock Directors, the holders of such Parity Securities shall be entitled to cast one vote for each $[Insert Liquidation Value of Preferred Stock] in liquidation value of such Parity Securities.

          The foregoing right of the holders of shares of Preferred Stock with respect to the election of the Preferred Stock Directors may be exercised at any annual meeting of shareholders or at any special meeting of shareholders held for such purpose. If the right to elect

                                     1-23
directors shall have accrued to the holders of shares of Preferred Stock more than ninety days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within twenty days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of Preferred Stock, call a special meeting of the holders of Preferred Stock (and of any Parity Securities on which similar voting rights have been conferred) to be held within sixty days after the delivery of such request for the purpose of electing the Preferred Stock Directors.

          (c)  Removal.  The holders of shares of Preferred Stock (together with
               -------
the holders of any Parity Securities on which similar voting rights have been conferred), voting as a class shall have the right to remove without cause at any time and replace the Preferred Stock Directors.

          (d)  Class Voting Rights.  So long as any Preferred Stock is
               -------------------
outstanding (except when notice of the mandatory conversion of all outstanding shares of Preferred Stock has been duly given by the Corporation or as of the Latest Mandatory Conversion Date and, in each case, shares of Common Stock and any necessary funds have been deposited in trust for such conversion pursuant to Section C.5(e)), the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority (unless a higher percentage shall then be required by applicable law) of all outstanding shares of Preferred Stock voting separately as a class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for this purpose,
(i) amend, alter or repeal any provision of the Articles of Incorporation of the Corporation, as amended, so as to affect, in any manner adverse to the holders of the Preferred Stock, the relative rights, preferences, qualifications, limitations or restrictions of the Preferred Stock; (ii) create, authorize, or reclassify any authorized stock of the Corporation into, or increase the authorized amount of, any class or series of the Corporation's capital stock ranking prior to the Preferred Stock as to dividends or as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any security convertible into shares of such a class or series; or (iii) take any other action on which the holders of the Preferred Stock shall be entitled by law to vote separately as a class.

          For purposes of Paragraph C.6(d), without limitation, (i) the creation, authorization or issuance of

                                     1-24
any shares of any Junior Securities or Parity Securities and (ii) the creation of any indebtedness of the Corporation (other than indebtedness convertible into or exchangeable for capital stock of the Corporation other than Junior Securities or Parity Securities), shall not require the consent of the holders of the Preferred Stock voting as a class.

          (e)  Limitations.  Except as may otherwise be required by law, the
               -----------
shares of Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in the Articles of Incorporation of the Corporation (as the same may be amended from time to time).

          (f)  No Cumulative Voting.  The holders of Preferred Stock shall not
               --------------------
be entitled to cumulative voting in the election of directors of the Corporation whether voting as a class or voting together with the holders of Common Stock.

          7.  Status of Acquired Shares and Further Issuances of Preferred
              ------------------------------------------------------------
Stock.  Shares of Preferred Stock received upon conversion pursuant to Section
- -----
C.5 or otherwise acquired by the Corporation, shall be cancelled and shall not be reissued by the Corporation, and the number of authorized shares of Preferred Stock shall be correspondingly reduced.

          Following the initial issuance of Preferred Stock, no further shares of Preferred Stock shall be issued and, in the event that any shares of Preferred Stock are authorized but unissued, the number of authorized shares of Preferred Stock shall be reduced accordingly.

          8.  Severability of Provisions.  Whenever possible, each provision
              --------------------------
hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                                     1-25

          9.  Miscellaneous.  (a)  The Corporation shall pay any and all stock
              -------------
transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Preferred Stock or shares of Common Stock or other securities issued on account of Preferred Stock pursuant hereto or certificates or instruments evidencing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

          (b) In the event that a holder of shares of Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Preferred Stock should be made or the address to which the certificates evidencing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Preferred Stock as shown on the records of the Corporation and to send the certificates evidencing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

          A new Article 11 of the Corporation's Articles of Incorporation shall be added to read as follows:

          ELEVENTH: Subchapter E, Control Transactions, of Chapter 25 of the Pennsylvania Business Corporation Law, as amended, shall not be applicable to the Corporation.

                                     1-26

                                                                         ANNEX 2
                             AMENDMENTS TO BY-LAWS
                             ---------------------


The following Sections of Article II of the Corporation's Bylaws are amended to insert a new Section 13 as follows:


SECTION 13:    Strategic Committee; Numbers; Qualifications.  The Board of
               ---------------------------------------------
Directors shall by resolution appoint a committee (the "Strategic Committee") consisting of a number of directors, one-half of whom are designated by Shareholder (each a "Shareholder Designee"). The Strategic Committee shall initially consist of six members, three of whom shall be Shareholder Designees.

     SECTION 13.1:  Powers.  The Strategic Committee shall consider all issues
                    -------
     regarding: (i) changes in the dividend and debt rating policies of the Corporation as such policies are set forth in Sections 3.7 and 3.8 of the Shareholders Agreement; (ii) the approval of any merger, consolidation or similar transaction of the Corporation or any material subsidiary of the Corporation (other than pursuant to internal reorganizations); (iii) any recapitalization or any share exchange involving the Corporation; (iv) the sale by the Corporation or any subsidiary of the Corporation of a material amount of assets; (v) the issuance of Common Stock or other securities or the incurrence of indebtedness in any transaction in which a vote of the Corporation's shareholders is required under New York Stock Exchange Rules or Pennsylvania law or which involves a material amount of securities or indebtedness; (vi) an acquisition by the Corporation of a material amount of assets; and (vii) succession planning. Unless the Strategic Committee decides not to consider any such issues, no such issue may be voted on by the Board of Directors until the Strategic Committee has voted to recommend passage or rejection by the Board of Directors or the Strategic Committee deadlocks on such issue and can make no recommendation to the Board of Directors; and provided that if a meeting of the Strategic Committee is not
                    --------
     held to consider any such issue within seven days of notice being given pursuant to Section 13.2, the Board of Directors shall be free to vote on any such issue without having received the vote of the Strategic Committee. The Board of Directors shall consider the vote of the Strategic Committee in determining whether to pass or reject any such item but shall not be bound to follow the vote of the Strategic Committee. The validity, authorization or enforceability of any contract, agreement or instrument entered into by the

                                      2-1

     Corporation or any of its subsidiaries shall not be affected by the operation of this Section 13.

     The Board shall call a meeting of the Strategic Committee to review the Corporation's response to any third party action or proposal described in
     Section 2.1 of the Shareholders Agreement, if such section is then currently in effect. The Strategic Committee shall consider and evaluate the appropriate response to such proposal and make a recommendation to the full Board.

     SECTION 13.1:  Chairman of Strategic Committee.  A chairman of the
                    --------------------------------
     Strategic Committee shall be appointed from among the Shareholder Designees who serve on such committee. The Chairman of the Strategic Committee shall preside at all meetings of the Strategic Committee at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors or as may be provided by law.

     SECTION 13.2:  Meetings.  Meetings of the Strategic Committee may be held
                    ---------
     at any time, in Philadelphia or Paris or any other place within or without the State of Pennsylvania as the Chairman of the Board of Directors and Chairman of the Strategic Committee shall mutually agree from time to time, whenever called by the Chairman of the Strategic Committee, or by any two members serving on the Strategic Committee. Reasonable notice thereof shall be given by the person or persons calling the meeting.

     SECTION 13.3:  Participation in Meetings by Conference Telephone Permitted.
                    -----------------------------------------------------------
     Members of the Strategic Committee may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-law shall constitute presence in person at such meeting.

     SECTION 13.4:  Quorum; Vote Required for Action.  At all meetings of the
                    ---------------------------------
     Strategic Committee a majority of the entire Strategic Committee shall constitute a quorum for the transaction of business. The vote of a majority of the members of the Strategic Committee present at a meeting at which a quorum is present and at which at least one half of the members present are Shareholder Designees shall be the act of the Strategic Committee. In case at any meeting of the Strategic Committee a quorum shall not be present, the members of

                                      2-2
     the Strategic Committee present may adjourn the meeting from time to time until a quorum shall attend.

     SECTION 13.5:  Organization.  Meetings of the Strategic Committee shall be
                    -------------
     presided over by the Chairman of the Strategic Committee or in the absence of the Chairman by a chairman chosen from among the other Shareholder Designees at the meeting. The Secretary of the meeting shall be a liaison officer of Shareholder who shall be subject to the appropriate confidentiality provisions. If no such officer is available to attend a meeting, the Strategic Committee Chairman or any acting chairman of the meeting may appoint any person to act as secretary of such meeting.

     SECTION 13.6:  Action by Strategic Committee Without a Meeting.  Unless
                    ------------------------------------------------
     otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Strategic Committee may be taken without a meeting if all members of the Strategic Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Strategic Committee.

                                      2-3

                                                                         Annex 3
                                                                         -------



       This Shareholders Agreement (the "Agreement"), dated as of _____, 199_, is between Crown Cork & Seal Company, Inc. a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Company"), and Compagnie Generale d'Industrie et de Participations, a societe anonyme organized under the laws of the Republic of France ("Shareholder").

       WHEREAS, simultaneously with the execution of this Agreement, Shareholder is acquiring __________ shares of the Company's 4.5% Cumulative Convertible Preferred Stock, par value $_____ per share (the "Preferred Shares"), and _____ shares of the Company's common stock, par value $ 5.00 per share (the "Common Stock"), pursuant to an Exchange Offer Agreement, dated as of May 22, 1995 (the "Exchange Offer Agreement"), between the Company and Shareholder;

       WHEREAS, Shareholder recognizes the significant contributions of the current management of the Company in creating shareholder value;

       WHEREAS, in recognition of Shareholder's significant share ownership in the Company, the Company has determined to grant to Shareholder the right to designate three persons for election to the Board of Directors of the Company;

       WHEREAS, the Company has determined to form a new Strategic Committee of the Board of Directors, which will be chaired initially by the chairman and chief executive officer of Shareholder;

       WHEREAS, in view of the foregoing and the parties' intention that Shareholder shall influence, but not control, the business and affairs of the Company, Shareholder has agreed to certain restrictions on the acquisition and disposition of the Preferred Shares and the Common Stock and the conduct of Shareholder with respect to the Company.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Exchange Offer Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1

                  DEFINITIONS; REPRESENTATIONS AND WARRANTIES
                  -------------------------------------------

       Section 1.1  Definitions. Except as otherwise specified herein,
                    -----------
defined terms used in this Agreement shall have the respective meanings assigned to such terms in the Exchange Offer Agreement. Unless otherwise specified all references to "days" shall be deemed to be references to calendar days. For purposes of this Agreement, the following terms shall have the following meanings:

          (a)  Affiliate. An "Affiliate" of a Person shall have the meaning set
               ---------
forth in Rule 12b-2 of the Exchange Act as in effect on the date hereof.

          (b)  Bankruptcy Event. A "Bankruptcy Event" shall mean (i) the entry
               ----------------
by a court having jurisdiction in the premises of (x) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable United States or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable United States or state law or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any of the Company's property, or ordering the winding-up or liquidation of the Company's affairs; and the continuance of any such decree or order of relief or any such other decree or order unstayed and in effect for a period of ninety (90) consecutive days; or (ii) the commencement by the Company of a voluntary case or proceeding under any applicable United States or state bankruptcy, insolvency, reorganization or other similar law or any case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable United States or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable United States or state law, or the consent by the Company to the filing of such a petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the Company's property, the making by the Company of a general assignment for the benefit of creditors or the admission by the Company of the Company's inability to pay its debts generally as they become due, or the taking of corporate action by the Company with the intent of causing any of the foregoing.

                                      3-2

          (c)  Beneficial Owner. A Person shall be deemed to "beneficially
               ----------------
own," or to have "beneficial ownership" of, any Voting Securities in accordance with the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof and, in addition, such terms shall include securities which such Person has the right to acquire (irrespective of whether such right is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise. For purposes of this Agreement, Shareholder shall be deemed to beneficially own any Voting Securities beneficially owned by its Controlled Affiliates or any Group of which Shareholder or any such Controlled Affiliate is a member.

          (d)  Board of Directors. "Board of Directors" shall mean the Board of
               ------------------
Directors of the Company.

          (e)  Closing Date. "Closing Date" shall mean the date of the
               ------------
consummation of the OPE.

          (f)  Company Stock. "Company Stock" shall mean the Preferred Shares
               -------------
and the Common Stock.

          (g)  Commission. "Commission" shall mean the Securities and Exchange
               ----------
Commission.

          (h)  Controlled Affiliate. "Controlled Affiliate" shall mean, with
               --------------------
respect to any Person, any other Person more than fifty percent (50%) of the outstanding Voting Securities of which is beneficially owned, and any other Person which is actually controlled, directly or indirectly, by such Person or one or more of its Controlled Affiliates. For purposes of this Agreement, each of MW and Ernest-Antoine Seilliere shall be deemed to be Controlled Affiliates of Shareholder.

          (i)  Exchange Act. "Exchange Act" shall mean the Securities Exchange
               ------------
Act of 1934, as amended.

          (j)  Group. "Group" shall mean a "group" as such term is used in
               -----
Section 13(d)(3) of the Exchange Act as in effect on the date hereof.

                                      3-3

          (k)  MW. "MW" shall mean Marine-Wendel, a societe anonyme organized
               --
under the laws of the Republic of France.

          (l)  NYSE. "NYSE" shall mean the New York Stock Exchange, Inc.
               ----

          (m)  OPE. "OPE" shall mean the offre publique d'echange undertaken  by
               ---
the Company as provided in the Exchange Offer Agreement.

          (n)  Person. "Person" shall mean any individual, Group,  corporation,
               ------
general or limited partnership, limited liability company, governmental entity, joint venture, estate, trust, association, organization or other entity of any kind or nature.

          (o)  Securities Act. "Securities Act" shall mean the Securities Act
               --------------
of 1933, as amended.

          (p)  Shareholder Designee. "Shareholder Designee" shall mean a person
               --------------------
designated for election to the Board of Directors by Shareholder as provided in
Section 3.2.

          (q)  Strategic Committee.  "Strategic Committee" shall mean the
               ---------------------
Strategic Committee of the Board of Directors to be formed as provided in the Exchange Offer Agreement.

          (r)  Specified Event. "Specified Event" shall mean any unsolicited
               ---------------
tender or exchange offer commenced by a Person (other than Shareholder or its Controlled Affiliates or any Group of which Shareholder or any such Controlled Affiliate is a member) for Voting Securities representing more of the Total Voting Power of the Company than the amount beneficially owned by Shareholder (but in any event for Voting Securities representing not less than twenty percent (20%) of the Total Voting Power of the Company), or an unsolicited proxy or consent solicitation by any such Person in order to replace at least a majority of the Continuing Directors, or any unsolicited tender or exchange offer for voting securities representing at least twenty percent (20%) of the Total Voting power of any material subsidiary of the Company.

          (s)  Takeover Proposal. "Takeover Proposal" shall mean (i) any
               ------------------
Specified Event, (ii) any other proposal to take-over control of the Company or a merger, share exchange, other business combination, recapitalization, restructuring, liquidation or similar transaction involving the Company or any of its material subsidiaries, or any proposal or offer to acquire in any manner Voting Securities representing more than twenty percent (20%) of the Total Voting Power of the Company or any of its material subsidiaries, a

                                      3-4
substantial equity interest in any of the Company's material subsidiaries or a substantial portion of the assets of the Company or any of its material subsidiaries, (iii) any request to invite any Person to effect any of the actions specified in Section 3.1 or any request to challenge the validity of, waive the benefit of, opt out of, or amend any provision of, the shareholder rights plan of the Company contemplated by Section 3.6 or any rights plan approved by the Strategic Committee or any anti-takeover statutes or other anti-takeover provisions applicable to the Company, or (iv) a proposal having similar effect.

          (t)  Total Voting Power. The term "Total Voting Power" shall mean the
               ------------------
total combined Voting Power, on a fully diluted basis, of all the Voting Securities then outstanding.

          (u)  Voting Power. The term "Voting Power" shall mean the voting power
               ------------
in the general election of directors of the Company, and shall be calculated for each Voting Security by reference to the maximum number of votes such Voting Security is or would be entitled to cast in the general election of directors, and, in the case of convertible (or exercisable or exchangeable) securities, by reference to the maximum number of votes such Voting Security is entitled to cast in unconverted or converted (or exercised, unexercised, exchanged or unexchanged) status. For purposes of determining Voting Power under this Agreement, a Voting Security which is convertible into or exchangeable for a Voting Security shall be counted as having the greater of (i) the number of votes to which such Voting Security is entitled prior to conversion or exchange and (ii) the number of votes to which the Voting Security into which such Voting Security is convertible or exchangeable is entitled. Notwithstanding anything else to the contrary contained herein, there shall not be included in calculating Voting Power any votes which a Person shall have upon the non-payment of dividends on the Preferred Shares in accordance with the terms of the Preferred Shares.

          (v)  Voting Securities. "Voting Securities" shall mean, without
               -----------------
duplication, (x) any securities entitled, or which may be entitled, to vote generally in the election of directors of the Company, (y) any securities convertible or exercisable into or exchangeable for such securities (whether or not the right to convert, exercise or exchange is subject to the passage of time or contingencies or both) (including the Preferred Shares), or (z) any direct or indirect rights or options to acquire any such securities; provided that
                                                           --------
unexercised options granted pursuant to any employment benefit or similar plan and rights issued pursuant to any shareholder rights plan (including that contemplated under Section 3.6) shall be deemed not to be "Voting Securities" (or to have Voting Power).

                                      3-5

       In addition, the following terms have the definitions specified in the Sections noted:

Term                                                      Section
- ----                                                      -------
acquire                                                   3.1(a)
Agreement                                                 recitals
Beneficial Ownership Thresholds                           3.2 (a)
Cap                                                       4.5(a)
Company                                                   recitals
Common Stock                                              recitals
Designated Company Breach                                 2.1(v)
Designated Shareholder Breach                             2.1
Continuing Director                                       4.1(f)
Disposition                                               4.1
Exchange Offer Agreement                                  recitals
Exercise Notice                                           4.2(a)
Losses                                                    5.5
Market Price                                              4.2 (b)(i)
Moving Party                                              7.4
NASD                                                      4.2(b)(i)
Preferred Shares                                          recitals
Preliminary Transfer Notice                               4.2(a)
Private Sale                                              4.1(d)
Purchase Price                                            4.2(b)
Purchasing Person                                         4.1(b)
Required Disposition                                      4.5(a)
Rule 144 Sale                                             4.1(c)
Section 4.2 Closing                                       4.2(a)
Shareholder                                               recitals
Standstill Period                                         2.1
Subject Stock                                             5.1
Third Party Offeror                                       4.1(f)
Transfer Notice                                           4.2(a)
Underwritten Offering                                     4.1(b)

       Section 1.2  Representations and Warranties of the Company. The Company
                    ---------------------------------------------
represents and warrants to Shareholder as follows:

                                      3-6

          (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, and insolvency, fraudulent transfer reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles (it being understood that such exception shall not in itself be construed to mean that the Agreement is not enforceable in accordance with its terms).

          (b) The execution, delivery and performance of this Agreement by the Company does not and will not contravene or conflict with or constitute a default under the Company's Articles of Incorporation or Bylaws.

       Section 1.3   Representations and Warranties of Shareholder. Shareholder
                     ---------------------------------------------
represents and warrants to the Company as follows:

          (a) The execution, delivery and performance by Shareholder of this Agreement and the consummation by Shareholder of the transactions contemplated by this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes a legal, valid and binding agreement of Shareholder enforceable against Shareholder in accordance with its terms, subject, as to enforcement, to bankruptcy, and insolvency, fraudulent transfer reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles (it being understood that such exception shall not in itself be construed to mean that the Agreement is not enforceable in accordance with its terms).

          (b) The execution, delivery and performance of this Agreement by Shareholder does not and will not contravene or conflict with or constitute a default under Shareholder's statuts or similar governing documents.

          (c) As of the date hereof, Shareholder beneficially owns __________ Preferred Shares and ____________ shares of Common Stock and Shareholder does not beneficially own any other Voting Securities.

                                      3-7

                                   ARTICLE 2


                               STANDSTILL PERIOD
                               -----------------

       Section 2.1  Standstill Period.  The "Standstill Period" shall be the
                    -----------------
       period commencing on the date hereof and ending on the earliest of:

(i) the date that is the later of (i) three (3) years after the date hereof and (ii) the date on which Shareholder beneficially owns Voting Securities (whether now owned or hereafter acquired) having Voting Power representing, in the aggregate, less than three and one-half percent (3.5%) of the Total Voting Power of the Company;


(ii) the date the Board of Directors agrees to recommend (or ceases to oppose) the consummation of a Specified Event, or takes any action designed to induce or materially facilitate such Specified Event, such as redeeming any rights issued under a shareholder rights plan outstanding on the date a third party initiates a Specified Event (provided that the sharing of
                                                  --------
       confidential information with, or discussing the possible sale of the Company to, or the merger or consolidation with, a potential "white knight" shall not constitute taking action designed to induce or materially facilitate a Specified Event or result in a termination of the
       Standstill Period, but provided further, that in order to permit
                              -------- -------
       Shareholder to have a reasonable period of time to pursue other opportunities before such sale, merger or consolidation, if the Board of Directors resolves to proceed with such sale, merger or consolidation opposed by a majority of the Shareholder Designees, then such Standstill Period may be terminated by Shareholder);

(iii) the date that Voting Securities representing twenty five percent (25%) of the Total Voting Power of the Company have been acquired by any Person or Group other than Shareholder, its Controlled Affiliates or any Group of which Shareholder or any such Controlled Affiliate is a member;

(iv) the date that the Company has entered into an agreement with respect to the merger or consolidation of the Company or the sale of all or substantially all of the assets of the Company, or any tender or exchange offer for Voting Securities representing twenty five percent (25%) or more of the Total Voting Power of the Company, after which the surviving company in any such transaction would have a board of directors of which the majority of its members would not be Continuing Directors (and, in addition, in respect of an asset sale, in which the shareholders of the Company do not

                                      3-8
       receive capital stock of the successor company), or the Company takes material steps to solicit any such transaction;

(v)    the date that the Company materially breaches the provisions of Sections
       3.2 or 5.1 hereof, and such breach remains uncured for fifteen (15) days, in the case of breaches of Section 3.2, and thirty (30) days, in the case of breaches of Section 5.1 after written notice of such breach has been given by Shareholder to the Company (a "Designated Company Breach");

(vi) the date that any Shareholder Designee fails to be elected in any election to the Board of Directors, unless the Company shall not have taken appropriate action within thirty (30) days thereafter to cause another Shareholder Designee to become a member of the Board of Directors, or to otherwise adjust the size of the Board of Directors to preserve the proportionate representation on the Board of Directors to which Shareholder is then entitled as specified in Section 3.2;

(vii)  the date that the Company breaches the dividend payment requirement of
       Section 3.7(a) hereof (if such payment is not excused by the provisions of Section 3.7(b) hereof), unless the Company shall have elected to its Board of Directors one (1) Shareholder Designee in excess of the number of such Shareholder Designees provided for in Section 3.2(a) hereof, in which case the Company shall have an additional period of one (1) year to cure such dividend payment breach (it being understood that Shareholder shall cause such Shareholder Designee to resign from the Board of Directors promptly after the earlier of (x) the date of such cure and (y) the date of termination of the Standstill Period); or

(viii) the date that the Company breaches the debt rating maintenance provisions of Section 3.8 hereof.

       Notwithstanding the foregoing, the Standstill Period shall not terminate if, at the time the Standstill Period would otherwise have terminated in accordance with clause (i) through (viii) above, Shareholder is in material breach of the provisions of Sections 3.1, 3.2, 3.3 or 4.1 of this Agreement (a "Designated Shareholder Breach").

                                      3-9

                                   ARTICLE 3


                       STANDSTILL AND VOTING PROVISIONS
                       --------------------------------


       Section 3.1   Restrictions of Certain Actions by Shareholder. During the
                     ----------------------------------------------
Standstill Period, Shareholder agrees that none of Shareholder, any of its Controlled Affiliates, or any Group of which Shareholder or any such Controlled Affiliate is a member, will in any manner, directly or indirectly, effect or seek, initiate or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way induce, assist or encourage any other Person to effect, seek, offer, initiate or propose (whether publicly or otherwise) to effect or participate in, any Takeover Proposal, or including without limitation any action described in (a) through (c) below, unless in any such case invited in writing to do so by the Board of Directors as specifically expressed in a resolution adopted by a majority of the Continuing Directors who are not Shareholder Designees:

          (a) acquire, offer or propose to acquire, or agree to acquire, whether by purchase, tender or exchange offer, gift or otherwise (any such act, to "acquire"), beneficial ownership of any Voting Securities or any rights to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Voting Securities except for (x) the acquisition of Voting Securities which would not, after giving effect to such acquisition, result in beneficial ownership of Voting Securities representing Voting Power in excess of [Shareholder's Voting Power percentage at execution hereof] % of the Total Voting Power of the Company, (y) pursuant to a stock split, stock dividend, rights offering, recapitalization, reclassification or similar transaction made available to holders of any Voting Securities generally or (z) upon conversion of the Preferred Shares in accordance with their terms; provided, that any such
                                                        --------
Voting Securities shall be subject to the restrictions of this Agreement (it being understood that if Shareholder beneficially owns or acquires any Voting Securities in violation of this Agreement, such Voting Securities shall immediately be disposed of to Persons who are not Affiliates thereof but only in compliance with the provisions of this Agreement; provided however, that the
                                                  -------- -------
Company may also pursue any other available remedy to which it may be entitled as a result of such violation); provided further that the provisions of this
                                -------- -------
Section 3.1(a) shall not prohibit any Shareholder Designee from acquiring Voting Securities pursuant to any Company restricted stock plan, option plan or similar plan available to directors of the Company,

          (b) form, join, participate in or encourage the formation of, any Group with respect to any Voting Securities or deposit any Voting Securities into a voting trust or subject any such Voting Securities to a voting agreement or any other arrangement

                                     3-10
or agreement with respect to the voting thereof; provided however that, subject
                                                 --------
to Section 4.1 hereof, Shareholder may enter into one or more bona fide pledges of Voting Securities with major brokerage firms and financial institutions; or

          (c) request the Company (or its directors, officers, employees or agents) to amend or waive any provision of this Agreement (including this paragraph);

Notwithstanding the foregoing, Shareholder's ability to vote its shares shall be governed exclusively by the provisions of Section 3.3 hereof and the provisions of this Agreement shall not restrict the Shareholder Designees from acting in their capacity as directors of the Company.

       Section 3.2   Board Representations. (a) The Company will cause
                     ---------------------
________, ________ and ________ or, subject to Section 3.2(e), such other substitute persons as may be designated by Shareholder, to be elected to the Board of Directors on the Closing Date. Thereafter, during the Standstill Period and subject to the further provisions hereof, the Company agrees to support the nomination of, and the Company's nominating committee (or any other committee exercising a similar function) shall recommend to the Board of Directors that
(i) one Shareholder Designee, so long as Shareholder beneficially owns Voting Securities having Voting Power equal to or greater than five percent (5%) of the Total Voting Power and less than ten percent (10%) of the Total Voting Power,
(ii) two Shareholder Designees, so long as Shareholder beneficially owns Voting Securities having Voting Power equal to or greater than ten percent (10%) of the Total Voting Power and less than fifteen percent (15%) of the Total Voting Power, and (iii) three Shareholder Designees, so long as Shareholder beneficially owns Voting Securities having Voting Power equal to or greater than fifteen percent (15%) of the Total Voting Power (collectively the "Beneficial Ownership Thresholds"), be included in the slate of nominees recommended by the Board of Directors to shareholders for election as directors at each annual meeting of shareholders of the Company commencing with the next annual meeting of shareholders. In the event that any of such designees shall cease to serve as a director for any reason, the Board of Directors shall fill the vacancy resulting thereby, subject to the terms of this Agreement, with a person designated by Shareholder (and such person shall be a "Shareholder Designee" for purposes hereof). Notwithstanding the foregoing, the Company shall not have any obligation to support the nomination, recommendation or election of any Shareholder Designee pursuant to this Section 3.2(a) to the extent any of the Beneficial Ownership Thresholds is met or exceeded by Shareholder as a result of its acquisition of beneficial ownership of Voting Securities after the date hereof (except for such acquisitions to the extent necessary to maintain Shareholder's beneficial ownership of Voting Securities solely to the extent such ownership has decreased as a result of the primary issuance of

                                     3-11

Voting Securities by the Company or sale by the Company of Voting Securities held in treasury prior to any such acquisition of Voting Securities by Shareholder).


          (b) During such time as Shareholder is entitled pursuant to Section 3.2(a) above to have at least one Shareholder Designee on the Board of Directors, Shareholder shall also be entitled to have one Shareholder Designee appointed to serve on each committee of the Board of Directors, including any special committee, and the Company agrees to cause one such Shareholder Designee to be so appointed. Notwithstanding the foregoing, if none of the Shareholder Designees would be considered "independent" of the Company or "disinterested"
(i) for purposes of any applicable rule of the NYSE, the Paris Stock Exchange, the London Stock Exchange or any other securities exchange or other self regulating organization (such as the NASD) requiring that members of the Audit Committee be independent of the Company, (ii) for purposes of any law or regulation that requires, in order to obtain or maintain favorable tax, securities, corporate law or other material legal benefits with respect to any plan or arrangement for employee compensation or benefits, that the members of the committee of the Board of Directors charged with responsibility for such plan or arrangement be "independent" of the Company or "disinterested", or (iii) for purposes of any special committee formed in connection with any transaction or potential transaction involving the Company and any of Shareholder, its Controlled Affiliates or any Group of which Shareholder is a member or such other transaction or potential transaction which would involve a conflict of interest on the part of the Shareholder Designees, then a Shareholder Designee shall not be required to be appointed to any such committee; provided that, the
                                                             --------
committees of the Board shall be organized such that, to the extent practicable, the only items to be considered by any committee on which no Shareholder Designee may serve will be those items which prevent the Shareholder Designee from serving on such committee.

          (c)  Upon expiration of the Standstill Period pursuant to Section 2.1
(i) hereof or in the event of a Designated Shareholder Breach, Shareholder shall have no further rights under this Section 3.2 and shall cause its designees on the Board of Directors to resign promptly from the Board of Directors and any committees thereof. In addition, if at any time Shareholder beneficially owns Voting Securities in an amount not sufficient to entitle Shareholder to designate the number of Shareholder Designees then currently serving on the Board of Directors pursuant to Section 3.2(a), then Shareholder shall cause to resign promptly from the Board of Directors that number of Shareholder Designees as shall exceed the number of directors that Shareholder would then be entitled to designate pursuant to Section 3.2(a); provided, however, that to the extent
                                         --------  -------
Shareholder's beneficial ownership of Voting Securities has decreased as a result of the primary issuance of Voting Securities by the Company or sale by the Company of Voting Securities held in treasury, Shareholder shall

                                     3-12
not be required to cause any Shareholder Designee to resign for a period of eighteen (18) months after the date of the primary issuance or sale of Voting Securities which triggered the resignation requirement set forth in this sentence and, in the event that at the end of such eighteen (18) month period Shareholder then beneficially owns sufficient Voting Securities to entitle Shareholder to designate a number of Shareholder Designees then sitting on the Board of Directors, Shareholder shall cause only the Shareholder Designees in excess of that number to resign from the Board of Directors.

          (d) As of the Closing Date, the Board of Directors shall consist of eighteen (18) directors and shall be reduced to sixteen (16) directors by no later than immediately after the time of the Company's next annual meeting of Shareholders. In the event that the size of the Board of Directors is thereafter increased or decreased, the number of directors Shareholder shall be entitled to designate shall be adjusted ratably. In the event the increase in the number of directors was approved by a majority of the Shareholder Designees serving on the Board of Directors, any fraction shall be rounded down to the nearest whole number. In the event the increase in the number of directors was not approved by a majority of such Shareholder Designees, any fraction shall be rounded up to the nearest whole number. When required by this paragraph, Shareholder shall promptly cause the appropriate number of Shareholder Designees to resign from the Board of Directors and any committees thereof, or the Company shall promptly cause to be elected the appropriate number of Shareholder Designees to give effect to this paragraph, as the case may be.


          (e) Notwithstanding the provisions of this Section 3.2, Shareholder shall not be entitled to designate any person to the Company's Board of Directors (or any committee thereof) in the event that the Company receives a written opinion of its outside counsel that a Shareholder Designee would not be qualified under any applicable law, rule or regulation to serve as a director of the Company or if the Company objects to a Shareholder Designee because such Shareholder Designee has engaged in any adverse conduct that would require disclosure under Item 7 of Schedule 14A (promulgated under the Exchange Act) or if the Board of Directors determines in good faith in its reasonable judgment that nomination or election of a Shareholder Designee would be a breach of the fiduciary duties of the Board of Directors, and, in any such event, the Shareholder shall withdraw the designation of such proposed Shareholder Designee and designate a replacement therefor (which replacement Shareholder Designee shall also be subject to the requirements of this Section). The Company shall use its reasonable best efforts to notify the Shareholder of any objection to a Shareholder Designee sufficiently in advance of the date on which proxy materials are mailed by the Company in connection with such election

                                     3-13
of directors to enable the Shareholder to propose a replacement Shareholder Designee in accordance with the terms of this Agreement.

       Section 3.3.  Voting.    (a)  Shareholder agrees that, during the
                     -------
Standstill Period, Shareholder shall, and shall cause its Controlled Affiliates and any Person which is a member of any Group of which Shareholder or any of its Controlled Affiliates is a member, to be present, in person or represented by proxy, at all shareholder meetings of the Company so that all Voting Securities beneficially owned by Shareholder shall be counted for the purpose of determining the presence of a quorum at such meetings. Shareholder shall be free to vote or cause to be voted such Voting Securities in its discretion; provided
                                                                       --------
that Shareholder shall vote or cause to be voted, or consent with respect to, all Voting Securities beneficially owned by Shareholder in the manner recommended by the Company's Board of Directors in connection with the following actions to be taken by holders of Voting Securities:

     (i)   the election of directors of the Company; provided that Shareholder
                                                     --------
shall not be obliged to vote in such manner for any nominee for election as a director who is, pursuant to an arrangement or agreement between the Company and a Person or Group (other than Shareholder, its Controlled Affiliates or any Group of which the Shareholder or any of its Controlled Affiliates is a member) holding Voting Power equal to or in excess of the Voting Power of Shareholder at the record date for voting in such election, designated as a nominee by such Person or Group, and

     (ii) any question, resolution or proposal relating to a Takeover Proposal which is submitted to a vote of the shareholders of the Company.

       Section 3.4   Third Party Contacts.
                     --------------------

          (a) If at any time during the Standstill Period, Shareholder or any of its Controlled Affiliates is approached by any party concerning (i) a Takeover Proposal which Shareholder determines in its good faith judgment is so significant as to be considered by the Board of Directors, or (ii) a proposal to acquire all or a substantial portion of the Voting Securities beneficially owned by Shareholder which Shareholder determines in its good faith judgment is so significant as to be considered by its supervisory board or directorate, Shareholder will promptly inform the Company of the Takeover Proposal or other such proposal, as the case may be, and in the case of a Takeover Proposal, the Strategic Committee shall consider and evaluate a response to such Takeover Proposal and make a recommendation to the Board of Directors.

                                     3-14

          (b) If at any time during the Standstill Period, the Company is approached by any party concerning a Takeover Proposal which the Chairman of the Board of the Company determines in his good faith judgment is so significant as to be considered by the Board of Directors, the Chairman of the Board of the Company will promptly inform the Chairman of the Strategic Committee of the Takeover Proposal and the Committee shall consider and evaluate a response to such Takeover Proposal and make a recommendation to the Board of Directors.

       Section 3.5  Notices of Dispositions of Voting Securities. Not later
                    --------------------------------------------
than the tenth day following the end of any calendar month during the Standstill Period in which one or more Dispositions of Voting Securities by Shareholder or any of its Controlled Affiliates shall have occurred, Shareholder shall use its reasonable best efforts to give written notice to the Company of all such Dispositions (in the case of Dispositions by Controlled Affiliates, to the extent it has knowledge) unless any such Disposition has been reflected in a filing on Schedule 13D or Form 4 (or any successor to such forms) under the Exchange Act or an amendment thereto that was delivered to the Company on or in advance of the date upon which notice thereof under this Section 3.5 would have been due. Such notice shall state the date upon which each such Disposition was effected, the number and type of Voting Securities involved in each such Disposition, the means by which each such Disposition was effected and, to the extent known, the identity of the Person acquiring Voting Securities.

       Section 3.6  Shareholder Rights Plan. The Company and Shareholder agree
                    ------------------------
that the Company may adopt a shareholder rights plan on terms and conditions set forth in the Exchange Offer Agreement.

       Section 3.7  Dividend Policy.
                    ---------------

       (a) The Company has indicated that it is the present intention of the Board of Directors to commence regularly paying dividends on the Common Stock on a quarterly basis, starting with the calendar quarter in which the Closing Date occurs (and, with respect to dividends paid in the calendar quarter in which the Closing occurs, such dividends shall be paid to holders of record of the Common Stock as of a date after the Closing Date). With respect to dividends paid in 1995, if any, such dividends will be paid in an annualized amount equal to $
0.80 per share of Common Stock ($ 0.20 per quarter). With respect to dividends paid in 1996, such dividends will be paid in an annualized amount of $ 1.00 per share ($ 0.25 per quarter). All such dividend rates shall be subject to adjustment for any stock splits, reverse stock splits, stock dividends and similar events after the date of the Exchange Offer Agreement. The Company has indicated that it is the present intention of the Board of Directors to increase the amount of such dividends over time based on the

                                     3-15
financial condition of the Company. The amount of dividends paid to Shareholder during the four full quarters following the mandatory conversion of the Preferred Shares shall be not less than the amount of dividends paid to Shareholder on the Common Stock and Preferred Shares that Shareholder receives in the OPE during the four full fiscal quarters following the OPE (assuming for these purposes that Shareholder has neither purchased nor disposed of any securities of the Company after the OPE is consummated), and thereafter the Company shall maintain the policy of paying dividends generally consistent with prior policy, it being understood that if the provisions of this sentence are not complied with, Shareholder shall be entitled solely to the remedies set forth in Section 2.1 (vii) hereof.

       (b) Any change in the dividend payments actually made or any failure by the Company to maintain the policy of paying dividends from that set forth in the third sentence of Section 3.7(a) hereof that is recommended to the Board of Directors by the Strategic Committee shall be deemed to replace the dividend payment or policy condition in such sentence of Section 3.7(a) hereof for all purposes under this Agreement. The Company shall be excused from its failure to pay any dividends in such dividend payment condition and to maintain such dividend policy condition to the extent that the Company's cash needs in connection with the conduct of its operations are such that the Board of Directors in its good faith judgment determines that the payment of such dividends or the maintenance of such policy would, under the circumstances, be materially detrimental to the Company.

       Section 3.8 Debt Rating. The Company intends to conduct its business in a
                   -----------
manner consistent with its maintaining an "investment grade" rating for its long-term unsecured debt securities, and agrees that any failure to maintain such rating with at least one "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) for a period of longer than one year shall constitute a breach of the foregoing requirement, provided such failure does not result from changes in general
             --------
economic or industry conditions or other circumstances that could not have been reasonably avoided by the management of the Company or from transactions, policies or activities approved by the Strategic Committee (it being understood that if the provisions of this sentence are not complied with, Shareholder shall be entitled solely to the remedies set forth in Section 2.1 (viii) hereof).


                                   ARTICLE 4


                             TRANSFER RESTRICTIONS
                             ---------------------


       Section 4.1  Restrictions on Dispositions.  During the Standstill Period,
                    ----------------------------
Shareholder shall not, and shall cause its Controlled Affiliates not to, directly or indirectly

                                     3-16

(including, without limitation, through the disposition or transfer of control of another Person), sell, assign, donate, transfer, pledge, hypothecate, grant any option with respect to or otherwise dispose of any interest in (or enter into an agreement or understanding with respect to the foregoing) any Voting Securities (a "Disposition"), except as set forth below in this Section 4.1; provided, however, that the restrictions set forth in Sections 4.1 through 4.4
- --------  -------
shall not apply to Shareholder if a Bankruptcy Event has occurred during the Standstill Period. Without limiting the generality of the foregoing, any sale of securities of Shareholder or any of its Controlled Affiliates which is currently (or following the passage of time, the occurrence of any event or the giving of notice), directly or indirectly, exchangeable or exercisable for, or convertible into, any Voting Securities shall constitute a Disposition of such Voting Securities.


          (a) Dispositions may be made to a Controlled Affiliate of Shareholder; provided, that such Controlled Affiliate agrees in writing to be
             --------
bound by this Agreement to the same extent as Shareholder.

          (b) Dispositions of Voting Securities may be made pursuant to a bona fide public offering in a firm commitment or best efforts underwriting managed by a United States nationally recognized underwriter, effected in accordance with the registration rights provisions in Article 5 and which provides for a widely distributed public offering in accordance therewith (an "Underwritten Offering"); provided, that, prior to any such Disposition, Shareholder and its
            ---------
Controlled Affiliates shall have complied with the provisions of Section 4.2 or
Section 4.3 hereof, as the case may be; provided, further, that such
                                        --------  -------
Dispositions shall not be made to any Person who or which, together with such Person's Affiliates and the members of any Group existing with respect to Voting Securities of which such Person is a part (any such Person and its Affiliates and Group members being collectively referred to herein as a "Purchasing Person"), would immediately thereafter, to the knowledge of Shareholder, any of its Controlled Affiliates, or the managing underwriter(s) beneficially own Voting Securities representing three and one-half percent (3.5%) or more of the Total Voting Power.

          (c) Dispositions of Voting Securities may be made pursuant to sales effected in accordance with Rule 144 under the Securities Act (or any successor rule) (a "Rule 144 Sale"); provided that, prior to any such Disposition,
                           --------
Shareholder and its Controlled Affiliates shall have complied with the provisions of Section 4.2 or Section 4.3 hereof, as the case may be; provided,
                                                                     --------
further, that such Dispositions shall not be made to any Purchasing Person who
- -------
or which would immediately thereafter, to the knowledge of Shareholder, any of its Controlled Affiliates, or Shareholder's broker, beneficially own Voting

                                     3-17

Securities representing three and one-half percent (3.5%) or more of the Total Voting Power.

          (d) Dispositions may be made to any Purchasing Person (other than pursuant to a tender or exchange offer) that would, following such sale, beneficially own no more than three and one-half percent (3.5%) of the Total Voting Power (a "Private Sale") (and such Purchasing Person shall have provided a certificate to such effect); provided that prior to such Disposition,
                               --------
Shareholder shall have complied with the provisions of Section 4.2 or Section
4.3 hereof, as the case may be.


          (e) Dispositions may be made to the Company in accordance with Sections 4.2 and 4.3 hereof.

          (f) Dispositions may be made pursuant to a tender offer or exchange offer or any other transaction with a third party (a "Third Party Offeror") which is recommended to the shareholders of the Company generally by at least a majority of the Continuing Directors of the Company. "Continuing Director" shall mean a member of the Board of Directors of the Company who is not a Third Party Offeror or an Affiliate of a Third Party Offeror (or a representative or nominee of a Third Party Offeror or any such Affiliate) and who either (i) was a member of the Board of Directors prior to the date hereof or (ii) subsequently became a director of the Company and whose election or nomination for election was approved or recommended by a vote of a majority of the Board of Directors of the Company, which majority included a majority of the Continuing Directors then on the Board of Directors.

          (g) With respect to Voting Securities which are, by their terms, convertible into or exercisable or exchangeable for other Voting Securities (including the Preferred Shares) such conversion, exercise or exchange shall not be deemed a Disposition.

          (h) Dispositions may be made pursuant to one or more bona fide pledges or grants of a security interest in Voting Securities to a major brokerage firm or financial institution to secure bona fide indebtedness, or the sale of such Voting Securities by foreclosure on such pledge; provided that such
                                                              --------
lender is not an Affiliate of Shareholder and such lender agrees that (i) in the case of any such pledge of Voting Securities or grant in respect of Voting Securities representing three and one half percent (3.5%) or less of the Total Voting Power, it will abide by the provisions of Sections 4.2 or 4.3, as the case may be, in the event of such foreclosure and (ii) in the case of any such pledge of Voting Securities or grant in respect of Voting Securities representing more than three and one half percent (3.5%) of the Total Voting Power, such lender shall be bound by all of the

                                     3-18
provisions of this Agreement in the event of such foreclosure (except that such lender and its transferees shall not be entitled to the benefits of Section 3.2).

          (i) Shareholder agrees, without the consent of the managing underwriter(s) in an underwritten offering in respect of the Company's securities, not to effect any sale or distribution of Voting Securities (other than in connection with Shareholder's own registration pursuant to paragraph (b) hereof), including a Rule 144 Sale, during the ten (10) day period prior to, and during the ninety (90) day period beginning on, the effective date of the registration statement filed by the Company in respect of such underwritten offering.

       Section 4.2   Company's Right to Purchase Preferred Shares. Prior to
                     --------------------------------------------
any Disposition of Preferred Shares pursuant to Section 4.1(b),  4.1(c) or
Section 4.1(d) hereof, the Company shall have the right, exercisable in accordance with this Section 4.2, to purchase any or all of the Preferred Shares intended to be subject to such Disposition by Shareholder or any of its Controlled Affiliates.

          (a) If Shareholder or any of its Controlled Affiliates wishes to effect any Disposition of Preferred Shares pursuant to Section 4.1(b), Section 4.1(c) or Section 4.1(d) hereof, Shareholder shall give written notice (a "Preliminary Transfer Notice") to the Company of such intended Disposition, specifying the Preferred Shares to be subject to Disposition and the intended method of Disposition (and including, to the extent known, the identity of any prospective purchasers and, in respect of a proposed Private Sale, the price at which, and the material terms upon which (including the identity of any prospective purchaser), such sale is proposed to be made); provided that any
                                                           --------
request for registration of Subject Stock constituting Preferred Shares shall be deemed a Preliminary Transfer Notice with respect to the Registrable Securities requested to be registered. The Preliminary Transfer Notice shall be given not less than twenty (20) nor more than thirty (30) trading days in advance of the Transfer Notice. If Shareholder determines that it wishes to proceed with its proposed Underwritten Offering, Rule 144 Sale or Private Sale, Shareholder shall deliver to the Company a written notice to that effect containing the same scope of information as in the Preliminary Transfer Notice (the "Transfer Notice") within the time period prescribed in the preceding sentence. If the Company wishes to purchase the Preferred Shares specified in the Transfer Notice, then in the case of a proposed Private Sale within five (5) trading days, and in the case of other such Dispositions within twenty (20) trading days, following receipt of the Transfer Notice, the Company shall deliver a written notice (an "Exercise Notice") to Shareholder indicating that the Company wishes to exercise its rights hereunder to purchase such number of such Preferred Shares as designated in the Exercise Notice, a date for the closing of such purchase, which shall not

                                     3-19
be more than ten (10) trading days after delivery of such Exercise Notice (subject to extension as provided herein), and a place for the closing of such purchase (a "Section 4.2 Closing"). Upon delivery of an Exercise Notice, a binding agreement shall be deemed to exist providing for the purchase by the Company of the Preferred Shares to which such Exercise Notice relates, upon the terms and subject to the conditions set forth in this Section 4.2; provided
                                                                   --------
that, other than with respect to a Private Sale, the Company may rescind its Exercise Notice (in which event it will not have obligation to purchase such Preferred Shares) at any time within five (5) trading days following any determination of the value of any untraded securities pursuant to Section 4.2(b)(ii) hereof.

          (b) The purchase price for any such Preferred Shares (the "Purchase Price") shall be determined as set forth below.

                (i) With respect to Preferred Shares proposed to be sold pursuant to a Private Sale, the Purchase Price per share of such Preferred Shares shall equal the price contained in the Transfer Notice. With respect to Preferred Shares proposed to be sold pursuant to an Underwritten Offering or a Rule 144 Sale, the Purchase Price per share of such Preferred Shares shall equal the average closing price per share of the Preferred Shares during the twenty (20) consecutive trading days immediately preceding the Company's delivery of the Exercise Notice. The closing price (the "Market Price") for each such day shall be the last sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the NYSE, or, if the Preferred Shares are not listed or admitted to trading on such exchange, on the principal national or international securities exchange on which the Preferred Shares are listed or admitted to trading, or, if the Preferred Shares are not listed or admitted to trading on any national or international securities exchange but are designated as national market system securities by the National Association of Securities Dealers, Inc. ("NASD"), the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the NASD Automated Quotation/National Market System, or if the Preferred Shares are not so designated as national market system securities, the average of the highest reported bid and lowest reported asked prices as furnished by the NASD or similar organization if the NASD is no longer reporting such information.

                 (ii) If the Preferred Shares are not publicly traded as contemplated pursuant to clause (i) above, the value of the Preferred Shares

                                     3-20
     shall be determined by two United States nationally recognized investment banking firms, one firm to be selected by each of Shareholder and the Company, or in the event such firms are unable to agree, by a third United States nationally recognized investment banking firm selected by such firms. Shareholder and the Company shall use their reasonable best efforts to cause any such determination of value to be made within ten trading days following the Company's delivery of the applicable Exercise Notice. In connection with any determination of fair market value pursuant to this
     Section 4.2(b), each party will bear the fees and expenses of the investment banking firm selected by it and the parties will bear equally the fees and expenses of any third investment banking firm.

          (c) At any Section 4.2 Closing, the Company shall pay to Shareholder (or its designees) the aggregate Purchase Price for the Preferred Shares by wire transfer of immediately available funds in United States dollars, and Shareholder shall deliver or cause to be delivered to the Company such Preferred Shares, with documentation satisfactory to the Company evidencing the transfer of such Preferred Shares, in form acceptable for transfer on the Company's books.


          (d) If the Company does not exercise its right to purchase Preferred Shares specified in a Transfer Notice, or if the Company exercises its right to rescind as described in the proviso to the last sentence of Section 4.2 (a) hereof, then the party giving such Transfer Notice shall be free to effect the Disposition of such Preferred Shares, subject to Section 4.1 hereof (other than the restrictions contained therein relating to the Company's purchase rights under this Section 4.2); provided that, in the case of a Disposition pursuant to
                         --------
an Underwritten Offering, Shareholder may effect such Disposition in accordance with the provisions of this Agreement in an Underwritten Offering that is consummated at any time within one hundred and twenty (120) days after the last date on which the Company's Exercise Notice could have been timely delivered; provided, further that in the case of a Disposition pursuant to a Rule 144 Sale,
- --------  -------
Shareholder may effect such Disposition in accordance with the provisions of this Agreement in a Rule 144 Sale within thirty (30) days following the last date on which the Company's Exercise Notice could have been timely delivered.


          (e) The obligations of the parties to effect any Section 4.2 Closing shall be subject to the satisfaction of the following conditions: (i) all waiting periods, if any, applicable to the transactions occurring at such
Section 4.2 Closing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated and (ii) no statute, rule, regulation, executive order, decree, ruling, injunction or

                                     3-21
other order shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits such transactions or makes such transactions illegal. If, as of any date on which a
Section 4.2 Closing is scheduled to occur, the foregoing conditions relating thereto have not been satisfied, then such Section 4.2 Closing shall occur as promptly as practicable following such satisfaction, and the parties shall use their reasonable best efforts to cause the satisfaction of such conditions; provided that if the foregoing conditions relating to any Section 4.2 Closing
- --------
are not satisfied within one hundred twenty (120) days following the delivery of the applicable Exercise Notice, then Shareholder or the Company may terminate the agreement deemed to exist upon delivery of the applicable Exercise Notice.

       Section 4.3.  Company's Right to Purchase Common Shares.
                     -----------------------------------------

       (a) If Shareholder or any of its Controlled Affiliates wishes to effect any Disposition of shares of Common Stock pursuant to Section 4.1(b), Section 4.1(c) or Section 4.1(d), Shareholder will so notify the Company. Such notice shall indicate whether such Disposition will occur pursuant to Section 4.1(b), 4.1(c) or 4.1(d). In the event Shareholder has obtained a bona fide offer for such shares at a price higher than the Market Price on the Business Day immediately preceding such notice, the notice shall indicate such higher price, together with the identity of the proposed purchaser and any other material terms in the case of a Private Sale. The Company shall have the right to purchase all (but not less than all) of the shares of Common Stock at the higher of the Market Price on the Business Day immediately preceding such notice or the higher price specified in such notice, if any. As promptly as practicable, and in no event more than twenty four (24) hours after receipt of such notice from Shareholder, the Company shall advise Shareholder if it will purchase such shares of Common Stock.

       If the Company elects not to purchase such shares of Common Stock or if the Company fails to agree to purchase such shares of Common Stock on the terms provided herein within twenty four (24) hours of receipt of notice, then Shareholder shall be free to undertake the Disposition of such shares. In case the notice shall have specified that such Disposition would occur pursuant to
Section 4.1(b), then Shareholder may effect such disposition in accordance with the provisions of this Agreement in an Underwritten Offering that is consummated at any time within one hundred and twenty (120) days after receipt by the Company of such notice. In case the notice shall have specified that such Disposition would occur pursuant to Section 4.1(c) or 4.1(d), then Shareholder shall have twenty (20) Business Days to offer and sell such Common Stock. In any case, any such sale may occur at a price above or below the Market Price, but in the case of a Private Sale such sale may not occur at a price less than the price at which such shares were offered to the Company

                                     3-22
if the price at which such shares were so offered exceeded the Market Price on the date of such offer to the Company.

       (b) If the Company agrees to purchase any shares of Common Stock pursuant to clause (a) above, the provisions of Section 4.2(c) and Section 4.2(e) shall apply to such purchase as if it were a Section 4.2 Closing.

       Section 4.4.  Assignment of Rights. The Company may assign any of its
                     --------------------
rights  under this Article 4 to any Person without the consent of Shareholder,

provided, however, that no such assignment shall relieve the Company of any of
- --------  -------
its obligations pursuant to this Article 4. In the event that the Company elects to exercise a right to purchase any Voting Securities under this Article 4, the Company may specify another Person as the Company's designee to purchase the Voting Securities.

       Section 4.5   Required Dispositions.
                     ---------------------

          (a) The Company acknowledges that Shareholder's Voting Power relative to Total Voting Power may from time to time exceed [Shareholder's Voting Power percentage at execution hereof] solely as a result of the Company's repurchase of its own outstanding Voting Securities or reclassifications by the Company of Voting Securities. If, as a result of such Company repurchases or reclassifications, Shareholder shall at any time during the Standstill Period beneficially own Voting Securities having Voting Power that is more than [3.5% of the Total Voting Power in excess of Shareholder's Voting Power percentage at the execution hereof] of Total Voting Power (the "Cap"), then, if and to the extent requested by the Company by written notice to Shareholder, Shareholder shall, within eighteen (18) months after such request, dispose of or cause its Controlled Affiliates to dispose of (a "Required Disposition") such number of shares of Voting Securities pursuant to Article 4 hereof as shall be necessary to reduce Shareholder's beneficial ownership of Total Voting Power to no more than the Cap.

                                   ARTICLE 5


                              REGISTRATION RIGHTS
                              -------------------

       Section 5.1    Registration Upon Request.  At any time after  June 30,
                      -------------------------
1996, Shareholder shall have the right to make written demand upon the Company, on not more than eight (8) separate occasions (subject to the provisions of this Section 5.1), to register under the Securities Act, the Common Stock, the Preferred Shares, the shares of Common Stock received by Shareholder pursuant to the conversion of the Preferred Shares and any

                                     3-23
additional Preferred Shares or shares of Common Stock which Shareholder may have acquired after the date hereof to the extent such additional shares were acquired by Shareholder in compliance with the terms of this Agreement (the shares subject to such demand hereunder being referred to as the "Subject Stock"), and the Company shall use its reasonable efforts to cause such shares to be registered under the Securities Act as soon as reasonably practicable so as to permit the sale thereof; provided, however, that each such demand shall
                               --------  -------
cover at least five hundred thousand (500,000) shares of Subject Stock constituting Preferred Shares or one million (1,000,000) shares of Subject Stock constituting shares of Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar events after the date hereof). In connection therewith, the Company shall, as expeditiously as possible, prepare and file with the Commission, a registration statement under the Securities Act to effect such registration, and use reasonable efforts to cause such registration statement to become and remain effective for at least ninety
(90) days. Shareholder agrees to provide all such information and materials and to take all such action as may be reasonably required in order to permit the Company to comply with all applicable requirements of the Securities Act and the Commission and to obtain any desired acceleration of the effective date of such registration statement. If the offering to be registered is to be underwritten, the managing underwriter shall be selected by Shareholder and shall be reasonably satisfactory to the Company, and Shareholder and such underwriter shall enter into an underwriting agreement containing customary terms and conditions. Notwithstanding the foregoing, the Company (i) shall not be obligated to prepare or file more than one such registration statement during any twelve (12) month period, (ii) shall be entitled to postpone for a reasonable period of time (but in no event more than one hundred-twenty (120) days) the filing of any registration statement otherwise required to be prepared and filed by the Company if (x) the Company is, at such time, conducting or about to conduct an underwritten public offering of securities and is advised by its managing underwriter or underwriters that such offering would, in its or their opinion, be adversely affected by the registration so requested, or (y) the Company determines in good faith that the registration and distribution of the shares of Subject Stock would interfere with any existing or proposed financing, acquisition, disposition, corporate reorganization or other transaction of a similar type involving the Company. In the event of such postponement, Shareholder shall have the right to withdraw the request for registration by giving written notice to the Company within ten (10) days after receipt of the notice of postponement (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of registrations to which Shareholder is entitled pursuant to this Section 5.1).


       Section 5.2  Incidental Registration Rights. If the Company proposes
                    ------------------------------
to register any of the Preferred Shares or Common Stock for sale under the Securities Act

                                     3-24

(other than (i) pursuant to Section 5.1 hereof, (ii) securities to be issued pursuant to a stock option or other employee benefit or similar plan, or (iii) securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation) the Company shall, as promptly as practicable and in no event less than thirty (30) days prior to the date such registration statement is filed with the Commission, give written notice to Shareholder of the Company's intention to effect such registration. If, within fifteen (15) days after receipt of such notice, Shareholder submits a written request to the Company specifying the amount of Subject Stock that it proposes to sell or otherwise dispose of in accordance with this Section 5.2, the Company shall use reasonable efforts to include the shares specified in Shareholder's request in such registration. If the offering pursuant to such registration statement is to be made by or through underwriters, the managing underwriters shall be chosen by the Company in its sole discretion, and the Company, Shareholder and such underwriter shall execute an underwriting agreement in customary form. If the managing underwriter determines in good faith and advises Shareholder that the inclusion in the registration statement of all the Subject Stock proposed to be included would interfere with the successful marketing of all securities proposed to be registered, then Shareholder shall agree to downward adjustment in the number of shares of Subject Stock to be included in such underwriting sufficient to alleviate fully such marketing concern (provided that if securities are being offered for the account of Persons other than the Company (other than pursuant to demand registration rights), then the proportion by which the amount of securities intended to be offered for the account of Shareholder is reduced shall not exceed the proportion by which the amount of such securities intended to be offered for the account of such other Person is reduced). If Shareholder has been permitted to participate in a proposed offering pursuant to this
Section 5.2, the Company thereafter may determine either not to file a registration statement relating thereto, or to withdraw such registration statement, or otherwise not to consummate such offering, without any liability hereunder. In connection with any offering of shares of Subject Stock registered pursuant to Section 5.1 or 5.2 hereof, Shareholder shall comply with all other terms of this Agreement (including Section 4.1(b), and in connection with Section 4.1(b), Shareholder shall use all reasonable efforts to secure the agreement of the underwriters, in connection with any underwritten offering of its Subject Stock, to comply therewith).

       Section 5.3    Registration Mechanics. In connection with any offering
                      ----------------------
of shares of Subject Stock registered pursuant to Section 5.1 or 5.2 hereof, the Company shall (i) furnish to Shareholder such number of copies of any prospectus (including preliminary and summary prospectuses) and conformed copies of the registration statement (including amendments or supplements thereto and, in each case, all exhibits) and such other documents as it may reasonably request, but only while the Company shall be required under

                                     3-25
the provisions hereof to cause the registration statement to remain current;
(ii) (x) use reasonable efforts to register or qualify the Subject Stock covered by such registration statement under such blue sky or other state securities laws for offer and sale as Shareholder shall reasonably request and (y) keep such registration or qualification in effect for so long as the registration statement remains in effect; provided, however, that the Company shall not be
                             --------  -------
obligated to qualify to do business as a foreign corporation under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed or subject itself to taxation in any jurisdiction wherein it would not otherwise be subject to tax but for the requirements of this Section 5.3; (iii) use reasonable efforts to cause all shares of Subject Stock covered by such registration statement to be registered with or approved by such other federal or state government agencies or authorities as may be necessary in the opinion of counsel to the Company to enable Shareholder to consummate the Disposition of such shares of Subject Stock; (iv) notify Shareholder any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and (subject to the good faith determination of the Board of Directors as to whether to cease all sales under such registration statement), at the request of Shareholder prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made; (v) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission; (vi) use reasonable efforts to list, if required by the rules of the applicable securities exchange or, if securities of the same class are then so listed, the Subject Stock covered by such registration statement on the NYSE, the London Stock Exchange, the Paris Stock Exchange and on any other principal securities exchange on which such class of Voting Securities is then listed; and (vii) before filing any registration statement or any amendment or supplement thereto, furnish to Shareholder and its counsel copies of such documents and permit Shareholder and its counsel to review and comment on such documents. Upon any registration becoming effective pursuant to Section 5.1, the Company shall use reasonable efforts to keep such registration statement current for a period of ninety (90) days or such shorter period as shall be necessary to effect the distribution of the Subject Stock.

                                     3-26

       Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (iv) of this Section 5.3, it will forthwith discontinue its Disposition of Subject Stock pursuant to the registration statement relating to such Subject Stock until its receipt of the copies of the supplemented or amended prospectus contemplated by clause (iv) of this Section 5.3 and, if so directed by the Company, will deliver to the Company all copies then in its possession of the prospectus relating to such Subject Stock current at the time of receipt of such notice. If Shareholder's Disposition of Subject Stock is discontinued pursuant to the foregoing sentence, unless the Company thereafter extends the effectiveness of the registration statement to permit Dispositions of Subject Stock by Shareholder at least thirty
(30) consecutive days and for an aggregate of ninety (90) days, whether or not consecutive, the registration statement shall not be counted for purposes of determining the number of registrations to which Shareholder is entitled pursuant to Section 5.1.

       Section 5.4  Expenses. Shareholder shall pay all agent fees and
                    --------
commissions and underwriting discounts and commissions related to shares of Subject Stock being sold by Shareholder and the fees and disbursements of its counsel and accountants and the Company shall pay all fees and disbursements of its counsel and accountants in connection with any registration pursuant to this
Article 5; provided that all fees and disbursements in connection with any
           --------
registration (excluding any withdrawn registration request) pursuant to this
Article 5 in excess of the first four (4) actual such registrations shall be borne by the Shareholder. All other fees and expenses in connection with any registration statement (including, without limitation, all registration and filing fees, all printing costs, all fees and expenses of complying with securities or blue sky laws) shall (i) in the case of a registration pursuant to
Section 5.1, be borne solely by Shareholder and (ii) in the case of a registration pursuant to Section 5.2, be shared pro rata based upon the
                                                --- ----
respective market values of the securities to be sold by the Company, Shareholder and any other holders participating in such offering.

       Section 5.5  Indemnification and Contribution. In the case of any
                    --------------------------------
offering registered pursuant to this Article 5, the Company agrees to indemnify and hold Shareholder, each underwriter, if any, of the Subject Stock under such registration and each Person who controls any of the foregoing within the meaning of Section 15 of the Securities Act, and any directors and officers of the foregoing, harmless against any and all losses, claims, damages, or liabilities (including reasonable legal fees and other reasonable expenses incurred in the investigation and defense thereof) to which they or any of them may become subject under the Securities Act or otherwise (collectively "Losses"), insofar as any such Losses shall arise out of or shall be based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of

                                     3-27
such Subject Stock, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus relating to the sale of such Subject Stock, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however,
                                                          --------  -------
that the indemnification contained in this Section 5.5 shall not apply to such Losses which shall arise out of or shall be based upon any such untrue statement, or any such omission or alleged omission, which shall have been made in reliance upon and in conformity with information furnished in writing to the Company by Shareholder or any such underwriter, as the case may be, specifically for use in connection with the preparation of the registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement therein.

       In the case of each offering registered pursuant to this Article 5, Shareholder and each underwriter, if any, participating therein shall agree, substantially in the same manner and to the same extent as set forth in the preceding paragraph, severally to indemnify and hold harmless the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and the directors and officers of the Company, with respect to any statement in or omission from such registration statement or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by Shareholder or such underwriter, as the case may be, specifically for use in connection with the preparation of such registration statement or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

       Each party indemnified under this Section 5.5 shall, promptly after receipt of notice of the commencement of any claim against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The failure of any indemnified party to so notify an indemnifying party shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this
Section 5.5, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any action in respect of which indemnification may be sought hereunder shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any

                                     3-28
other indemnifying party similarly notified, to assume the defense thereof through counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party in which event the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining separate legal counsel). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

       If the indemnification provided for in this Section 5.5 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless from any Losses in respect of which this Section 5.5 would otherwise apply by its terms (other than by reason of exceptions provided herein), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the offering to which such contribution relates as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, each party's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, and the opportunity to correct and prevent any statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding to the extent such party would have been indemnified for such expenses if the indemnification provided for in this
Section 5.5 was available to such party.

       The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                     3-29

       Section 5.6.  Assignment of Registration Rights. Shareholder may, in
                     ---------------------------------
connection with any transfer of its Voting Securities permitted by this Agreement, assign its rights under this Article 5 to any Controlled Affiliate without the Company's consent and, in the case of an assignment to a Person which is not a Controlled Affiliate, with the Company's consent, which consent shall not be unreasonably withheld (provided that if such assignment is to a Person other than a Controlled Affiliate, any demand registration requested by such assignee pursuant to Section 5.1 hereof shall be for a minimum of one million (1,000,000) Preferred Shares or two million (2,000,000) shares of Common Stock, respectively).

       Section 5.7.  Termination. The registration rights granted to Shareholder
                     ------------
pursuant to this Article 5 shall terminate immediately at such time as Shareholder owns Voting Securities having a Voting Power of less than three and one half percent (3.5%) of the Total Voting Power or if there is a Designated Shareholder Breach.

                                   ARTICLE 6


      STANDSTILL PROVISIONS REGARDING THE SHAREHOLDER AND CERTAIN ENTITIES
      --------------------------------------------------------------------

       Section 6.1  Restriction of Certain Actions by the Company. During the
                    ----------------------------------------------
Standstill Period (it being understood that for this purpose the Standstill Period shall terminate only pursuant to Section 2.1(i)), the Company agrees that none of the Company, any of its Controlled Affiliates or any Group of which the Company or any such Controlled Affiliate is a member (it being understood that, for the purposes of this Section 6.1, the Company is not (x) a member of any Group of which Shareholder is a member or (y) a Controlled Affiliate of Shareholder or MW) will in any manner, directly or indirectly, effect or seek, initiate or propose (whether publicly or otherwise), to effect, or cause or participate in, or in any way induce, assist or encourage any other Person to effect, seek, offer, initiate or propose (whether publicly or otherwise) to effect or participate in, any unsolicited tender or exchange offer commenced by a Person for voting securities representing twenty percent (20%) or more of the total voting power of Shareholder, MW or any of their material subsidiaries, or an unsolicited proxy or consent solicitation by any such Person in order to replace at least a majority of the directors of Shareholder, MW or such subsidiary, (ii) any other proposal to take over control of Shareholder or MW or for a merger, share exchange, business combination, recapitalization, restructuring, liquidation or similar transaction involving Shareholder, MW or any of their material subsidiaries or any proposal or offer to acquire in any manner voting securities representing more than twenty percent (20%) of the total voting power of Shareholder, MW or any of their material subsidiaries, a substantial equity interest in any of Shareholder's or MW's material subsidiaries or a substantial portion

                                     3-30
of the assets of Shareholder or MW or any of their respective material subsidiaries, (iii) any request to invite any Person to effect any of the actions specified in this Section 6.1 or any request to challenge the validity of, waive the benefit of, opt out of, or amend any provision of, any shareholder rights plan of Shareholder or MW or any anti-takeover statutes or other anti-takeover provisions applicable to Shareholder or MW, or (iv) a proposal having similar effect, or (v) including without limitation any action described in (a) through (c) below, unless in any such case invited in writing to do so by the board of directors of Shareholder or MW, as the case may be, as specifically expressed in a resolution adopted by a majority of the board of directors:

       (a) acquire, offer or propose to acquire, or agree to acquire, whether by purchase, tender or exchange offer, gift or otherwise, beneficial ownership of any voting securities or any rights to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any confirmation of the foregoing) any voting securities of Shareholder or MW, as the case may be (it being understood that, if the Company beneficially owns or acquires any voting securities of Shareholder or MW, as the case may be, in violation of this Agreement, such voting securities shall immediately be disposed of to Persons who are not Affiliates thereof; provided,
                                                                      --------
however, that Shareholder may also pursue any other available remedies to which
- -------
it may be entitled as a result of such violation.

       (b) form, join, participate in or encourage the formation of, any Group with respect to any voting securities of Shareholder or MW or deposit any voting securities into a voting trust or subject any such voting securities to a voting agreement or any other arrangement or agreement with respect to the voting thereof; or

       (c) request Shareholder or MW (or their respective directors, officers, employees or agents) to amend or waive any provision of this Agreement (including this paragraph).

       Section 6.2  Termination. The provisions of Section 6.1 shall terminate
                    -----------
on the earlier of (a) the date of a Designated Shareholder Breach and (b) the date on which the Standstill Period terminates pursuant Section 2.1(i). Notwithstanding the foregoing, the provisions of Section 6.1 shall not terminate if, at the time the provisions of Section 6.1 would have otherwise terminated in accordance with the previous sentence, there is a Designated Company Breach.

                                     3-31

                                   ARTICLE 7


                                 MISCELLANEOUS
                                 -------------

       Section 7.1  Notices. All notices, requests, demands and other
                    -------
communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, fax or air courier guaranteeing delivery:


       (a)  If to the Company, to:

            Crown Cork & Seal Company, Inc.
            9300 Ashton Road
            Philadelphia, Pennsylvania 19136
            Attention :   William J. Avery
                          Chairman, President and Chief Executive Officer
            Telecopy (215) 698-5206

            (with copies to):

            Dechert Price & Rhoads
            4000 Bell Atlantic Tower
            1717 Arch Street
            Philadelphia, Pennsylvania 19103
            Attention:  Thomas A. Ralph and
                        William G. Lawlor
            Telecopy:   (215) 994-2222


or to such other person or address as the Company shall furnish to Shareholder in writing;


       (b)  If to Shareholder, to:
            CGIP
            89, rue Taitbout
            75009 Paris, France
            Attention : Michel Renault
            Telecopy : (011) 33 1 42 80 68 67

                                     3-32

            (with copies to):

            Sullivan & Cromwell
            250 Park Avenue
            New York, New York  10177
            Attention:  Allan M. Chapin
            Telecopy:   (212)558-4915


or to such other person or address as Shareholder shall furnish to the Company in writing.

       All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed domestically in the United States (and seven (7) Business Days if mailed internationally); when answered back, if telexed; when receipt acknowledged, if telecopied; and on the Business Day for which delivery is guaranteed, if timely delivered to an air courier guaranteeing such delivery.

       Section 7.2  Survival of Representations and Warranties. The
                    ------------------------------------------
representations and warranties made herein shall survive through the term of this Agreement.

       Section 7.3  Legends. If requested in writing by the Company,
                    -------
Shareholder shall present or cause to be presented promptly all certificates representing Voting Securities beneficially owned by Shareholder or any of its Controlled Affiliates, for the placement thereon of a legend substantially to the following effect, which legend will remain thereon as long as such Voting Securities are beneficially owned by Shareholder or a Controlled Affiliate :

               "The securities represented by this certificate are subject to the provisions of a Shareholders Agreement, dated as of ___________, 199_, between Compagnie Generale d'Industrie et de Participations and Crown Cork & Seal Company, Inc. and may not be sold, pledged, hypothecated or otherwise transferred except in accordance therewith. A copy of said agreement is on file at the office of the Corporate Secretary of Crown Cork & Seal Company, Inc."


       The Company may enter a stop transfer order with the transfer agent or agents of Voting Securities against any Disposition not in compliance with the provisions of this Agreement.

                                     3-33

       Section 7.4  Enforcement. Shareholder, on the one hand, and the Company,
                    -----------
on the other hand, acknowledge and agree that irreparable injury to the other party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that, in addition to any other remedies which may be available at law or in equity, each party hereto (the "Moving Party") shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other parties hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The parties further agree that no bond shall be required as a condition to the granting of any such relief.

       Section 7.5  Entire Agreement. This Agreement, the second, third,
                    ----------------
sixth and fifteenth paragraphs of the Shareholder Confidentiality Agreement (but not to the extent such paragraphs relate to information or "Evaluation Material" of the "Subject Company", as such terms are used in the Shareholder Confidentiality Agreement), the second, third, seventh and seventeenth paragraphs of the Crown Confidentiality Agreement and the Exchange Offer Agreement constitute the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby, and the Company Confidentiality Agreement and such other provisions of the Shareholder Confidentiality Agreement and Crown Confidentiality Agreement not expressly referred to above shall terminate with the execution hereof. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

       Section 7.6  Severability. Whenever possible, each provision or portion
                    ------------
of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law, rule or regulation in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision shall have been replaced with a provision which shall, to the maximum extent permissible under such applicable law, rule or regulation, give effect to the intention of the parties as expressed in such invalid, illegal or unenforceable provision.

       Section 7.7  Headings. Descriptive headings contained in the Agreement
                    --------
are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

                                     3-34

       Section 7.8  Counterparts. For the convenience of the parties, any number
                    ------------
of counterparts of this Agreement may be executed by the parties, and each such executed counterpart will be an original instrument.

       Section 7.9  No Waiver. Any waiver by any party of a breach of any
                    ---------
provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

       Section 7.10  Successors and Assigns. This Agreement shall be binding
                     ----------------------
upon and inure to the benefit of the Company and Shareholder, and to their respective successors and assigns, including any successors to the Company or Shareholder or their businesses or assets as the result of any merger, consolidation, reorganization, transfer of assets or otherwise, and any subsequent successor thereto, without the execution or filing of any instrument or the performance of any act; provided that no party may assign this Agreement
                               --------
without the other party's prior written consent, except as expressly provided herein.


       Section 7.11  Governing Law. This Agreement will be governed by and
                     -------------
construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws principles thereof.

       Section 7.12  Further Assurances. From time to time on and after the
                     ------------------
date hereof, the Company and Shareholder, as the case may be, shall deliver or cause to be delivered to the other party hereto such further documents and instruments and shall do and cause to be done such further acts as the other party hereto shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure that it is protected in acting hereunder.

       Section 7.13  Consent to Jurisdiction and Service of Process. Any legal
                     ----------------------------------------------
action or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement (other than the Exchange Offer Agreement, which shall be governed solely by the analogous provisions thereof), and any action for enforcement of any judgment in respect thereof shall be brought exclusively in the Court of Common Pleas of Philadelphia County in the Commonwealth of Pennsylvania or the United States District Court for the Eastern District of Pennsylvania, and, by execution and delivery of this Agreement, the Company and Shareholder each irrevocably consent to service of process out of any of the

                                     3-35
aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or Shareholder at their respective addresses referred to herein. The Company and the Shareholder each hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement (other than the Exchange Offer Agreement, which shall be governed solely by the analogous provisions thereof) brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

       Section 7.14  Confidentiality. Confidential information of the Company
                     ---------------
on one hand, and the Shareholder on the other hand, shall be deemed "Evaluation Material" subject to the terms of the second, third, seventh and seventeenth paragraphs of the Crown Confidentiality Agreement, in the case of Company information, and subject to the terms of the second, third, sixth and fifteenth paragraphs of the Shareholder Confidentiality Agreement, in the case of Shareholder information.

                                     3-36

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.



                                CROWN CORK & SEAL COMPANY, INC.


                                By:__________________________
                                      Name:
                                      Title:





                                COMPAGNIE GENERALE D'INDUSTRIE
                                ET DE PARTICIPATIONS


                                By:__________________________
                                      Name:
                                      Title:

                                     3-37

                                                                         ANNEX 4


          (a)  Organization and Qualification.  The Company shall be a societe
               ------------------------------                          -------
anonyme duly organized, validly existing and in good standing under the laws of
- -------
the Republic of France and shall have the requisite corporate power and authority to carry on its business as it is now being conducted. The Company shall be duly qualified as a foreign corporation to do business, and be in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect on the Company.

          (b)  Organizational Documents.  The Company shall not be in violation
               ------------------------
of any of the provisions of its statuts, and its statuts as delivered pursuant
                                -------          -------
to Section 6(i) of this Agreement shall not have been amended, modified, or rescinded and remain in full force and effect other than as contemplated in the BALO Announcement.

          (c)  Capitalization.  As of April 30, 1995, the share capital of the
               --------------
Company totalled FF 823,125,910, consisting of 82,312,591 shares of Common Stock issued and outstanding, all of which shall have been duly authorized, validly issued and fully paid and non-assessable, and (ii) 2,095,140 shares of Common Stock shall have been reserved for future issuance upon exercise of outstanding employee stock options granted under the Company's stock option plans. Between April 30, 1995 and the date of this Agreement, there have been no additional issuances of shares of Common Stock other than issuances upon exercises of employee stock options outstanding on April 30, 1995. No shares of Common Stock shall have been owned by the Company or a subsidiary of the Company. Except for the employee stock options described in clause (ii) of the preceding sentence and other than in respect of the Faba transaction described in the BALO Announcement and the granting of options for 200,000 shares of the Common Stock to the management of the Company (the "New Options"), a maximum of 50,000 of which shall have been granted per fiscal quarter in the ordinary course of business, and other than options for up to 44,000 shares of Common Stock to be granted in respect of stock options authorized in 1994 by the shareholders of the Company (the "1994 Options") there shall have been no subscriptions, options, warrants, or other rights, convertible securities, agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock of the Company to which the Company or any of its material Subsidiaries is a party, or by which

                                      4-1
any of their properties are bound or affected, or obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company. At the Closing Date, the share capital of the Company shall total 88,068,398 shares on a fully-diluted basis (assuming the grant of all New Options and the 1994 Options in accordance with this Agreement).

          (d)  Public Filings.  The Company shall have filed all forms, reports,
               --------------
and documents required to be filed with the COB, CBV, SBF, London Stock Exchange and other French or U.K. securities law authorities or exchanges (the "French and U.K. Securities Authorities") since December 31, 1993. The Company Public Reports (including, without limitation, any financial statements or schedules included therein) filed on or prior to the Filing Date (i) shall have been prepared in compliance, in all material respects, with the requirements of applicable law, and (ii) shall not have at the time of filing (or, if amended, supplemented, or superseded by a filing prior to the date of this Agreement, on the date of that filing) contained any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company or its Subsidiaries shall be required to file any forms, reports or other documents with the SEC (whether pursuant to the Securities Act, Exchange Act or otherwise) or any United States state securities commission. None of the Company or its Subsidiaries shall have any class of security which is, or is required to be, registered pursuant to Securities Act or Exchange Act.

          (e)  Financial Statements.  Each of the consolidated financial
               --------------------
statements contained in the Company Public Reports filed on or prior to the Filing Date and the Company's audited consolidated financial statements for the years ended December 31, 1993 and December 31, 1994 (together, the "Financial Statements") (including, in each case, any related notes thereto) shall have been prepared in accordance with International Accounting Standards issued by the IASC ("International Accounting Standards") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each of them shall have presented fairly in all material respects the consolidated financial position of the Company and its Subsidiaries at their respective dates and the consolidated results of their operations and cash flows for the periods indicated, except that (i) unaudited interim financial statements included in any quarterly reports may have been subject to normal and recurring year-end adjustments that were not expected to be material in amount, and (ii) the

                                      4-2

Company may, in its sole discretion apply United States GAAP or International Accounting Standards in effect at December 31, 1994 and December 31, 1993 or International Accounting Standards in effect on the date of the filing of the Company Public Report with respect to financial statements in respect of periods subsequent to January 1, 1995, provided that the Company shall not have changed
                               --------
the annual account period.

          (f)  Absence of Certain Changes or Events.  Except as disclosed in the
               ------------------------------------
Company Public Reports, disclosed to Crown prior to the date of this Agreement or as contemplated by this Agreement, since December 31, 1994, (i) there shall have been no Material Adverse Effect on the Company, (ii) the businesses of the Company and each of its Subsidiaries shall have been conducted only in the ordinary course, consistent with past practice; (iii) neither the Company nor any of its Subsidiaries shall have incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement outside the ordinary course of business; (iv) the Company and its Subsidiaries shall not have increased in any material respect the compensation of any officer or granted any general salary or benefits increase to their employees other than in the ordinary course of business; and (v) there shall have been no declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company (other than as permitted in Section 10.1(j)). Neither the execution and delivery of this Agreement by Shareholder nor the performance by Shareholder of its obligations hereunder will, except as disclosed in writing by Shareholder to Crown prior to the execution of this Agreement, result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not result in a Material Adverse Effect on the Company.

          (g)  Absence of Litigation.  There shall be no civil, criminal, or
               ---------------------
administrative claims, actions, suits, proceedings, or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or involving any properties or rights of the Company or any of their Subsidiaries, before any court,

                                      4-3
arbitrator, or administrative, governmental, or regulatory authority, domestic or foreign, that, individually or in the aggregate, shall have had or are likely to have a Material Adverse Effect on the Company. There shall be no judgments, decrees, injunctions, rules, or orders of any governmental entity or arbitrator outstanding against the Company or any of its Subsidiaries that shall have had or are likely to have a Material Adverse Effect on the Company.

          (h)  Employee Benefit Plans.
               ----------------------

          (i) The obligations and liabilities of the Company and its Subsidiaries under retirement, pension, profit sharing, savings, deferred compensation, supplemental retirement, bonus, incentive, stock purchase, stock ownership, stock option, severance, health, life insurance, disability, fringe benefit and other material employee benefit plans, programs, or arrangements, and any current or former executive employment, compensation, severance, consulting, noncompetition, or indemnification agreements, whether written or unwritten, funded or unfunded (x) maintained, sponsored, administered or contributed to by the Company or any of its Subsidiaries, or (y) with respect to which the Company or any of its Subsidiaries has any liability (together, the "Company Employee Plans") shall have been properly accrued and reflected in the Financial Statements in accordance with International Accounting Standards in all material aspects.

          (ii) Except for the liabilities accrued and reflected in the Financial Statements, there shall be no material unfunded liabilities existing with respect to any Company Employee Plan.

          (iii) All of the Company Employee Plans shall have been operated and administered in material compliance with their terms and shall be in material compliance with the laws and governmental rules and regulations applicable to them (including all applicable requirements for notification to participants and governmental or regulatory authorities), and the Company and each of its Subsidiaries shall have performed all material obligations required to be performed by them under, are not in any material respect in default under or in violation of, and the Company has no knowledge of any material default or violation by any party to, any of the Company Employee Plans.

          (iv) All contributions to, and payments from, any Company Employee Plan required pursuant to applicable laws, rules and regulations, the terms of the Company Employee Plan, or any collective bargaining agreement shall have been made on or before their due dates. All such contributions

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

to, and all payments from, the Company Employee Plans shall have been properly accrued in accordance with International Accounting Standards.

          (v) Neither the Company nor any of its Subsidiaries shall have taken any action with respect to any Company Employee Plan that will increase materially the expense of maintaining such Company Employee Plan above the level of expense reflected in the Financial Statements (except for the granting of the New Options and the 1994 Options in accordance with this Agreement).

          (vi) Except for claims for benefits in the normal operation of the Company Employee Plans, there shall be no litigation, proceeding, investigation, audit, assessment, complaint or proceeding of any kind in any court or governmental agency with respect to any Company Employee Plan which could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

          (vii) Neither the Company nor any of its Subsidiaries shall have taken any action with respect to any Company Employee Plan (including but not limited to the recognition of the transaction contemplated by this Agreement as a change of control) that will cause a material discretionary acceleration or increase in the vesting, exercisability, or benefits provided by any such Company Employee Plan (except for the granting of the New Options and the 1994 Options in accordance with this Agreement).

          (i)  Taxes and Social Obligations.  The Company and each of its
               ----------------------------
material Subsidiaries (i) shall have timely and correctly filed all material returns and reports relating to Taxes required to be filed by it in the manner required by the relevant taxing authorities (collectively, "Returns") and (ii) shall have timely paid all Taxes shown to be due on such Returns and all material Taxes for which no return was required to be filed. The financial statements included in the Company Public Reports and the Financial Statements shall have, to the extent required by International Accounting Standards, an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. No material deficiencies for any Taxes shall have been proposed, asserted or assessed against the Company or any of its Subsidiaries and no requests for waivers of the time to assess any such Taxes are pending.

          Neither the Company nor any of its Subsidiaries (i) shall have been at the date of this Agreement the subject of any inquiry, investigation or audit relating to

                                      4-5

Taxes or (ii) shall have received notice of any proposed inquiry, investigation or audit relating to Taxes which is reasonably likely to may have a Material Adverse Effect on the Company.

          (j)  Registration Statement; Proxy Statement.  The information to be
               ---------------------------------------
supplied by or on behalf of the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective or at the Filing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by or on behalf of the Company for inclusion in the Proxy Statement shall not have, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Crown Shareholder Meeting, at the Filing Date, the Commencement Date or the Closing Date, contained any statement that, in light of the circumstances under which it is made, was false or misleading with respect to any material fact, omitted to state any material fact necessary in order to make the statements made therein not false or misleading, or omitted to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Crown Shareholder Meeting that had become false or misleading.

          (k)  Note d'Information, U.K. Filing; Etc.  The information supplied
               -------------------------------------
by or on behalf of the Company for inclusion in the Note d'Information, the CBV Filing, the U.K. Filing and all other filings made in connection with the Exchange Offers shall not have, at the time such filings received the regulatory approval or clearance required by applicable law, at the Filing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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